    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 24, 2003


                                                     REGISTRATION NO. 333-106851
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------


                                AMENDMENT NO. 4

                                       TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                                   ALCAN INC.
             (Exact name of Registrant as specified in its charter)


               CANADA                                3334                            NOT APPLICABLE
  (State or other jurisdiction of        (Primary Standard Industrial     (I.R.S. Employer Identification No.)
           incorporation                        Classification
          or organization)                       Code Number)

                          1188 SHERBROOKE STREET WEST
                        MONTREAL, QUEBEC, CANADA H3A 3G2
                           TELEPHONE: (514) 848-8000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                             ---------------------

                           ROY MILLINGTON, SECRETARY
                                   ALCAN INC.
                          1188 SHERBROOKE STREET WEST
                        MONTREAL, QUEBEC, CANADA H3A 3G2
                                 (514) 848-8000
(Name, address, including zip code and telephone number, including area code, of agent for service)

                             ---------------------

                                   COPIES TO:

                  DONALD R. CRAWSHAW                                      SCOTT D. MILLER
               SULLIVAN & CROMWELL LLP                                SULLIVAN & CROMWELL LLP
                   125 BROAD STREET                                    1870 EMBARCADERO ROAD
               NEW YORK, NEW YORK 10004                             PALO ALTO, CALIFORNIA 94303
                    (212) 558-4000                                         (650) 461-5600

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the consummation of the transaction described herein have been satisfied or waived.

                             ---------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES, IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED OR WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

PROSPECTUS                                                U.S. OFFER TO EXCHANGE

                                  (ALCAN LOGO)

                   OFFER TO EXCHANGE PECHINEY COMMON SHARES,
                   PECHINEY BONUS ALLOCATION RIGHTS, PECHINEY
                OCEANES AND PECHINEY AMERICAN DEPOSITARY SHARES

We are offering to exchange for each Pechiney Common Share, each 10 Pechiney Bonus Allocation Rights (each Pechiney Bonus Allocation Right entitling the holder to 0.1 of a Pechiney Common Share) or each 2 Pechiney American Depositary Shares, or ADSs (each Pechiney ADS representing one-half of one Pechiney Common Share) tendered:

    - E24.60 in cash, and


    - the number of Alcan Common Shares equal to 22.9 divided by the "Reference Value," defined as the greater of (a) 27.4 and (b) an average trading price of the Alcan Common Shares to be determined and announced before the open of the fifth French trading day before the expiration of the offers as described further in this Prospectus, this average being referred to as the "Average Value," and provided, however, that this number of Alcan Common Shares shall in no event be less than 0.6001.


Alcan reserves the option to substitute an equivalent amount of cash in place of all or a portion of the Alcan Common Shares to be issued as consideration in the offers, valued at the Average Value.

We are offering to exchange for each Pechiney OCEANE (obligations a option de conversion en actions nouvelles et/ou d'echange en actions existantes) tendered:

    - E83.40 in cash.


If, following the conclusion of this offer and the concurrent French offer (including any subsequent offering period), the number of Pechiney securities tendered into the offers represents more than 95% of the capital and voting rights of Pechiney (on a fully diluted basis), Alcan will provide the following additional consideration to the tendering Pechiney securityholders:


    - for each Pechiney Common Share, each 10 Pechiney Bonus Allocation Rights or each 2 Pechiney ADSs tendered: E1

    - for each Pechiney Bonus Allocation Right tendered: E0.10

    - for each Pechiney ADS tendered: E0.50

    - for each Pechiney OCEANE tendered: E0.40


See "The Offers -- Terms of the Offers" beginning on page 54.

                          ---------------------------

   This offer will expire at 5 p.m., New York City time on November 24, 2003, unless it is extended or

   unless it lapses or is withdrawn prior to that time. You may withdraw any
       Pechiney securities tendered at any time prior to the expiration.
                          ---------------------------
Alcan is offering to acquire all of the outstanding Pechiney securities through two separate offers:

    - a U.S. offer open to all holders of Pechiney securities (other than Pechiney ADSs) who are located in the United States and Canada and to all holders of Pechiney ADSs, wherever located, and

    - a French offer open to all holders of Pechiney securities (other than Pechiney ADSs) who are located in France and to holders of Pechiney securities (other than Pechiney ADSs) who are located outside of France, Canada and the United States if, pursuant to the local laws and regulations applicable to such holders, they are permitted to participate in the French offer.

These offers together are being made for all issued and outstanding Pechiney securities, as well as for all Pechiney Common Shares that are held as treasury stock and all Pechiney Common Shares that are or may become issuable prior to the expiration of the offers due to the conversion of outstanding Pechiney OCEANEs or the exercise of Pechiney stock options. The completion of the offers is subject to a condition. For a discussion of this condition, see "The
Offers -- Condition Precedent." Subject to applicable law and regulations, we reserve the right to modify or waive this condition in our discretion.

The board of directors of Pechiney has determined that the offers are in the best interest of Pechiney securityholders and employees and recommends that Pechiney securityholders tender their Pechiney securities into the offers.

Based on the number of Pechiney securities we understand (based on Pechiney's Report on Form 6-K dated July 30, 2003) to be currently outstanding (including Pechiney Common Shares issuable in exchange for Pechiney OCEANEs and upon the exercise of outstanding Pechiney stock subscription options), Alcan will issue up to 77,753,201 Alcan Common Shares pursuant to the offers, including up to 38,413,739 Alcan Common Shares pursuant to the U.S. offer.

Alcan Common Shares are listed on the New York Stock Exchange under the symbol "AL", the Toronto Stock Exchange under the symbol "AL.TO", the London Stock Exchange under the symbol "ALq.L" and the SWX Swiss Exchange under the symbol "AL.S". Alcan will apply to list its Alcan Common Shares on Euronext Paris, subject to the successful completion of the offers.

This prospectus contains detailed information concerning the U.S. offer for Pechiney securities and the proposed combination of Alcan and Pechiney. We recommend that you read this prospectus carefully.


For a discussion of risk factors that you should consider in evaluating this offer, see "Risk Factors" beginning on page 21.

                          ---------------------------
    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with this offer or has passed upon
the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense in the United States.
                          ---------------------------
     This prospectus has not received the visa of the French Commission des operations de bourse. Accordingly, this prospectus may not be used to make offers or sales in France in connection with the offer described herein.
                          ---------------------------
                   The Dealer Manager for the U.S. offer is:
                                 MORGAN STANLEY


October 24, 2003

                             CERTAIN DEFINED TERMS

Unless otherwise specified or if the context so requires:

     - References in this prospectus to "ALCAN," the "COMPANY," "WE," "US" or "OUR" refer to Alcan Inc., a Canadian corporation, and, where applicable, its consolidated subsidiaries.

     - References to "PECHINEY" refer to Pechiney, a French societe anonyme, and, where applicable, its consolidated subsidiaries.

     - References to "PECHINEY SECURITIES" refer collectively to the Pechiney Common Shares, Pechiney Bonus Allocation Rights, Pechiney OCEANEs and Pechiney ADSs.

                     INFORMATION INCORPORATED BY REFERENCE

This prospectus incorporates important business and financial information about Alcan and Pechiney by reference and, as a result, this information is not included in or delivered with this prospectus. Documents incorporated by reference are available from us without charge. You may also obtain documents incorporated by reference into this prospectus from the Securities Exchange Commission Internet site at the URL (or "uniform resource locator") http://www.sec.gov or by requesting them in writing or by telephone from the information agent for these offers:
                             D.F. King & Co., Inc.
                                 48 Wall Street
                            New York, New York 10005
                    Bankers and Brokers Call: (212) 269-5550
                         Toll Free Call: (800) 488-8035


TO OBTAIN TIMELY DELIVERY OF THESE DOCUMENTS, YOU MUST REQUEST THEM NO LATER THAN NOVEMBER 20, 2003. For a list of those documents that are incorporated by reference into this prospectus, see "Additional Information for Securityholders -- Incorporation of Certain Documents by Reference" on page 118.



In addition, you may obtain additional information on Alcan and Pechiney from various public sources. For a list of such sources, please see "Additional Information for Securityholders -- Incorporation of Certain Documents by Reference" on page 118.


THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY SECURITIES, NOR SHALL THERE BE ANY SALE OR PURCHASE OF SECURITIES PURSUANT HERETO, IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED OR WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH JURISDICTION.

                               TABLE OF CONTENTS


PRESENTATION OF CERTAIN FINANCIAL AND OTHER INFORMATION.....  iii
  Accounting Principles.....................................  iii
  Currencies................................................  iii
  No Internet Site is Part of This Prospectus...............  iii
  Pechiney Information......................................   iv
QUESTIONS AND ANSWERS ABOUT THE OFFERS......................    v
SUMMARY.....................................................    1
  Alcan.....................................................    1
  Pechiney..................................................    1
  Terms of the Offers.......................................    2
  Summary Selected Historical Consolidated Financial Data of
     Alcan..................................................   12
  Summary Selected Historical Consolidated Financial Data of
     Pechiney...............................................   14
  Selected Unaudited Pro Forma Combined Financial
     Information; Unaudited Pro Forma Combined
     Capitalization.........................................   16
  Comparative Per Share Market Information..................   18
  Summary Selected Comparative Historical and Pro Forma Per
     Share Data.............................................   19
RISK FACTORS................................................   21
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  STATEMENTS................................................   30
THE OFFERS..................................................   31
  Reasons for the Offer.....................................   31
  History of Alcan and Background of the Offers; Past
     Contacts, Transactions, Negotiations and Agreements....   38
  Chronology of the Decision-Making Process for the
     Offers.................................................   39
  Financial Analysis of the Offers..........................   45
  Source and Amount of Funds................................   53
  Terms of the Offers.......................................   54
  Condition Precedent.......................................   58
  Grounds for Withdrawing the Offers........................   58
  Expiration Date; Publication of Results; Subsequent
     Offering Period........................................   59
  Subsequent Transactions; Delisting; Compulsory
     Acquisition............................................   59
  Effect of the Offers on the Market for Pechiney
     Securities.............................................   60
  Fractional Shares.........................................   61
  Procedures for Tendering Pechiney Securities..............   62
  Withdrawal Rights.........................................   66
  Acceptance and Return of Pechiney Securities..............   66
  Delivery of Alcan Common Shares and Cash; Settlement
     Date...................................................   67
  Fees and Expenses.........................................   67
  Listing of Alcan Common Shares............................   68
  Treatment of Pechiney Stock Options and Pechiney Stock
     Subscription Options...................................   68
  Treatment of Pechiney's Employee Shareholding Plan........   68
  Future Dividend Policy of Pechiney........................   69
  Regulatory Approvals......................................   69
  Comparison of the Rights of Pechiney Shareholders and
     Alcan Shareholders.....................................   69
  Accounting Treatment......................................   69

TAXATION....................................................   70
  Tax Consequences of Exchanging Pechiney Securities........   71
  Tax Consequences of Owning and Disposing of Alcan Common
     Shares.................................................   73
  Backup Withholding and Information Reporting..............   75
INFORMATION ABOUT ALCAN.....................................   77
INFORMATION ABOUT PECHINEY..................................   78
PRO FORMA COMBINED FINANCIAL STATEMENTS OF ALCAN AND
  PECHINEY..................................................   80
REGULATORY MATTERS..........................................   91
  Competition and Antitrust.................................   91
  Investment Controls.......................................   93
  Stock Exchanges...........................................   93
  Securities Regulatory Authorities.........................   93
DESCRIPTION OF ALCAN'S SHARE CAPITAL........................   94
  Outstanding Series of Share Capital.......................   94
  Description of Alcan Preference Shares....................   94
  Description of Alcan Common Shares........................   95
COMPARISON OF SHAREHOLDERS' RIGHTS..........................   96
DIRECTORS AND EXECUTIVE OFFICERS............................  113
  Interests of Directors and Executive Officers of Alcan and
     Pechiney...............................................  113
  Additional Information Regarding Alcan's Directors and
     Executive Officers.....................................  113
MARKET PRICE AND DIVIDEND DATA..............................  114
  Market Prices.............................................  114
  Dividends.................................................  116
VALIDITY OF THE SECURITIES..................................  117
EXPERTS.....................................................  117
ADDITIONAL INFORMATION FOR SECURITYHOLDERS..................  118
  Where You Can Find More Information.......................  118
  Incorporation of Certain Documents by Reference...........  118
EXCHANGE RATE INFORMATION...................................  120
SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES
  UNDER U.S. SECURITIES LAWS................................  121
WHO CAN HELP ANSWER MY QUESTIONS?...........................  121

            PRESENTATION OF CERTAIN FINANCIAL AND OTHER INFORMATION

                             ACCOUNTING PRINCIPLES

ALCAN

Alcan prepares its consolidated financial statements in conformity with Canadian generally accepted accounting principles, which differ in certain significant respects from generally accepted accounting principles in the United States, commonly referred to as U.S. GAAP. Please see Note 7 to Alcan's audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2002, as amended (the "2002 10-K"), which is incorporated by reference into this prospectus, and Note 5 to Alcan's unaudited financial statements included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (the "2003 Second Quarter 10-Q"), which is also incorporated by reference into this prospectus, for a description of the principal differences between Canadian GAAP and U.S. GAAP as they relate to Alcan's consolidated financial statements and for a reconciliation of certain relevant balance sheet accounts, net income, comprehensive income (loss) and accumulated other comprehensive income (loss) as of the dates and for the periods indicated.

PECHINEY


Pechiney prepares its consolidated financial statements in conformity with generally accepted accounting principles in France, which differ in certain significant respects from U.S. GAAP. Please see Note 25 to Pechiney's audited consolidated financial statements included in its Annual Report on Form 20-F for the year ended December 31, 2002, as amended (the "2002 20-F"), which is incorporated by reference into this prospectus, and the Appendix to the Second Quarter Results 2003 filed with the SEC on Form 6-K on July 30, 2003, which is also incorporated by reference into this prospectus, for a description of the principal differences between French GAAP and U.S. GAAP as they relate to Pechiney's consolidated financial statements and for Pechiney's condensed U.S. GAAP financial statements and a reconciliation of consolidated net income and shareholders' equity for the periods indicated.


                                   CURRENCIES

In this prospectus, unless otherwise specified or the context otherwise requires:

     - "$," "U.S. $" or "U.S. dollar" each refer to the United States dollar;

     - "E" or "euro" each refer to the euro, the single currency established for participants in the European Economic and Monetary Union, or the EMU, commencing January 1, 1999; and

     - "CAN $" refers to the Canadian dollar.


Alcan publishes its financial statements in U.S. dollars, and Pechiney publishes its financial statements in euros. This prospectus contains translations of some euro amounts into U.S. dollars. These amounts are provided solely for your convenience. On October 23, 2003, the latest practicable date prior to the date of this document, the Federal Reserve Bank of New York noon buying rate was E1.00 = $1.1795. See "Exchange Rate Information" for additional information regarding the exchange rates between the U.S. dollar and the euro.


                  NO INTERNET SITE IS PART OF THIS PROSPECTUS

Each of Alcan and Pechiney maintains an Internet site. The Alcan Internet site is at the URL http://www.alcan.com. The Pechiney Internet site is at URL http://www.pechiney.com. Information contained in or otherwise accessible through these Internet sites is not a part of this prospectus. All references in this prospectus to these Internet sites are inactive textual references to these URLs and are for your information only.

                              PECHINEY INFORMATION


Alcan has included in this prospectus information concerning Pechiney known to Alcan based on publicly available information (primarily filings by Pechiney with the SEC and the French Commission des operations de bourse, or COB). Non-public information concerning Pechiney was not available to Alcan for the purpose of preparing this prospectus. Publicly available information concerning Pechiney may contain typographical or other errors. Alcan has no knowledge that would indicate that statements relating to Pechiney contained or incorporated by reference in this prospectus are inaccurate or incomplete. However, Alcan was not involved in the preparation of those statements and cannot verify them.

                     QUESTIONS AND ANSWERS ABOUT THE OFFERS


Q:  WHY IS ALCAN MAKING THESE OFFERS? (PAGE 31)


A: The purpose of the offers is to enable Alcan to acquire all of the outstanding Pechiney securities. Alcan is pursuing its offers for Pechiney because of the significant value-creating opportunities the offers present to both Alcan and Pechiney shareholders. The transaction is intended to enable Alcan to build upon its position as one of the world's leading aluminum and packaging companies and to benefit from the combined entity's enhanced scale, financial strength and technological resources as well as its increased capability to serve customers worldwide. The combined entity will also benefit from a larger and more diversified low-cost global position in primary aluminum production with opportunities for profitable growth, an advanced aluminum fabricating business with facilities around the world and a leading position in flexible packaging. The addition of Pechiney will enhance Alcan's research and development and product and process development capabilities across all of its business sectors.

    Reflecting Alcan's significantly increased industrial presence in France, Alcan has committed to locate:

     - in Paris, the global operational headquarters of its packaging business,

     - in France, (i) the global operational headquarters of its aerospace business unit, (ii) the global operational headquarters of its engineered products group and (iii) the operational headquarters of its European primary aluminum business and its European smelting operations, and

     - in France, its global center for new cell technology development in primary aluminum.

    Alcan believes that its enhanced size and scope as a result of its acquisition of Pechiney will enable it to capitalize on a greater variety of strategic options. Alcan intends to continue pursuing value-maximizing strategies through a careful analysis of the expanded opportunity set that Alcan will benefit from following the transaction.


    The reasons for the offers and combination are described in greater detail under "The Offers -- Reasons for the Offers" beginning on page 31.



Q:  WHAT WILL I RECEIVE IF THESE OFFERS ARE COMPLETED? (PAGE 54)


A: For each Pechiney Common Share, each 10 Pechiney Bonus Allocation Rights or each 2 Pechiney ADSs that you tender, you will receive:

     - E24.60 in cash, and


     - the number of Alcan Common Shares equal to 22.9 divided by the "Reference Value," which is defined as the greater of (a) 27.4 and (b) an average trading price of the Alcan Common Shares to be determined and announced before the open of the fifth French trading day before the expiration of the offers as described further in this Prospectus, this average being referred to as the "Average Value," and provided, however, that this number of Alcan Common Shares shall in no event be less than 0.6001.



     We will publish by press release the number of Alcan Common Shares that we will issue for each Pechiney security before the open of the fifth French trading day before the expiration of the offers. In addition, you may call the information agent on or after that date toll-free at 1-800-488-8035 to find out this information.



     Alcan reserves the option of substituting an equivalent amount of cash in place of all or a portion of the Alcan Common Shares to be issued as consideration in the offers, valued at the Average Value. Alcan will determine the portion, if any, of the Alcan Common Shares to be substituted with cash, and will announce by press release the portion of consideration to be paid in cash, before the open of the fifth French trading day before the expiration of the offers. In addition, you may call the information agent on or after that date toll-free at 1-800-488-8035 to find out this information.


     For each Pechiney OCEANE that you tender, you will receive E83.40 in cash.

     If, following the conclusion of the offers (including any subsequent offering period), the number of Pechiney securities tendered into the offers represents more than 95% of the capital and voting rights of Pechiney (based on the same classes of capital included in the numerator and the denominator of the minimum tender condition under "The Offers -- Condition Precedent" on page 58), Alcan will provide the following additional consideration to the tendering Pechiney securityholders:


     - for each Pechiney Common Share tendered: E1

     - for each Pechiney Bonus Allocation Right tendered: E0.10

     - for each Pechiney ADS tendered: E0.50

     - for each Pechiney OCEANE tendered: E0.40


     See "The Offers -- Terms of the Offers" beginning on page 54.



Q: ARE THERE ANY CONDITIONS TO ALCAN'S OBLIGATION TO COMPLETE THESE OFFERS? (PAGE 58)



A: Yes. Alcan's obligation to complete the offers is subject to the condition that valid acceptances, that have not been withdrawn at the end of the offering period, in respect of Pechiney securities representing a majority of the total share capital and voting rights in Pechiney, calculated on a fully diluted basis, are tendered in this offer and in the French offer, on a combined basis. We may only waive this minimum tender condition on or prior to the date that is five French trading days prior to the expiration of the offer period. If this condition is not met the offers will lapse. See "The Offers -- Condition Precedent" beginning on page 58.



Q: WILL I KNOW WHETHER THE MINIMUM ACCEPTANCE CONDITION HAS BEEN SATISFIED BEFORE MY RIGHT TO WITHDRAW PECHINEY SECURITIES FROM THESE OFFERS EXPIRES? (PAGE 66)



A: No, under the terms of the offers, your withdrawal rights extend only to the expiration date. The CMF should publish the results of the offers on a preliminary basis six or seven French trading days after the expiration date and on a definitive basis not more than nine French trading days after the expiration date of the offer period.



Q: DOES THE BOARD OF DIRECTORS OF PECHINEY RECOMMEND THAT PECHINEY SECURITYHOLDERS TENDER THEIR SECURITIES INTO THE OFFERS? (PAGE 44)


A: Yes. The board of directors of Pechiney has reviewed the terms of the offers and determined that the offers are in the best interests of Pechiney securityholders and employees and recommends that Pechiney securityholders tender their securities into the offers.


Q: IF THE OFFERS FOR PECHINEY SECURITIES ARE SUCCESSFUL, WHAT WILL HAPPEN TO PECHINEY SECURITIES THAT WERE NOT TENDERED OR THAT WERE TENDERED BUT SUBSEQUENTLY WITHDRAWN? (PAGE 59)



A: The purpose of the offers is to enable Alcan to acquire all of the outstanding Pechiney securities. If Alcan acquires less than all Pechiney securities pursuant to the offers, Alcan may exercise its statutory right, to the extent available, and all other means legally available to it, to acquire Pechiney securities not tendered. The Company has not determined whether and when it would seek to acquire any Pechiney securities not tendered into the offers and expects to make those determinations based on the circumstances existing at the appropriate time. Such circumstances would include, among others, the anticipated cost of acquiring the remaining Pechiney securities, Alcan's then-current ownership percentage of Pechiney securities, tax considerations and the costs of maintaining a minority interest in Pechiney. Alcan's board of directors will decide, after weighing all the relevant circumstances, whether any such acquisition would be in the best interests of the combined entity and its shareholders. Subject to applicable law and regulations, Alcan could effect any such acquisition by way of market purchases, block trades, a subsequent offer or a repurchase offer. In addition, Alcan may, under certain circumstances and to the extent permitted by French law, effect such an acquisition by way of a withdrawal offer and a compulsory acquisition, as described under "The
    Offers -- Subsequent Transactions; Delisting; Compulsory Acquisition" beginning on page 59. The method or methods selected by Alcan to implement any acquisition of remaining Pechiney securities will be determined by assessment of all relevant factors at the time, but will primarily be influenced by considerations of cost and likeli-hood of success. Alcan may also engage in transactions with Pechiney to combine and integrate the two businesses. The financial strategies and dividend policies of Pechiney subsequent to a successful offer may differ from those that would be followed by Pechiney if it remained an independent company.


Q: WHAT WILL HAPPEN TO MY PECHINEY STOCK OPTIONS AND PECHINEY COMMON SHARES HELD IN MY PECHINEY EMPLOYEE SHAREHOLDING PLAN ACCOUNT IF THESE OFFERS ARE SUCCESSFUL? (PAGE 68)


A: Alcan has not had access to important information relating to Pechiney's stock option plans and employee shareholding plans, including the terms of these plans. If these offers are consummated, Alcan will offer, subject to applicable law and regulations and any applicable restrictions, to purchase or exchange stock options (including stock purchase options and stock subscription options), or the Pechiney Common Shares received as a result of exercising these stock options, and Pechiney Common Shares held in the Pechiney employee shareholding plan that could not be tendered. The treatment that Alcan will offer is described under "The Offers -- Treatment of Pechiney Stock Purchase Options and Pechiney Stock Subscription Options" and "The Offers -- Treatment of Pechiney's Employee Shareholding Plan."


Q: IF ALCAN ACQUIRES ALL THE PECHINEY SECURITIES IN THESE OFFERS, WHAT PERCENTAGE OF ALCAN WILL BE OWNED BY FORMER HOLDERS OF PECHINEY SECURITIES? (PAGE 57)



A: Assuming acceptance in full of Alcan's offers for the Pechiney securities, and assuming that Alcan does not exercise its option to substitute cash in place of all or some of the Alcan Common Shares to be issued, and assuming Alcan issues the maximum number of Alcan Common Shares pursuant to the terms of the offers, and assuming that Pechiney OCEANEs were not converted into Pechiney Common Shares prior to being tendered, the former holders, other than Pechiney and its subsidiaries, of Pechiney securities would own approximately 17.7% of Alcan's outstanding Common Shares immediately after the offers.


    After completion of these offers, you will hold securities of a company larger than Pechiney. Accordingly, you will have lower ownership and voting percentages of Alcan than you now have in Pechiney.


Q: WILL I RECEIVE MY 2003 DIVIDENDS OR INTEREST, OR DIVIDENDS OR INTEREST WITH RESPECT TO LATER PERIODS, ON MY PECHINEY SECURITIES? (PAGE 69)


A: You will retain the dividend or interest rights associated with your Pechiney securities after you tender them and, in any case, until we accept them pursuant to this offer. Once the settlement of the offers has taken place, we will become the owner of your Pechiney securities and will acquire all rights associated with those securities. Pechiney has already paid its declared dividend for the fiscal year ended December 31, 2002. If any dividends are declared on the Pechiney Common Shares or Pechiney ADSs tendered in these offers before the date on which we acquire ownership, the registered holder of those securities as of the record date specified or applicable in connection with such dividend declaration will receive the dividends. If any interest becomes payable on the Pechiney OCEANEs tendered in this offer before the date on which we acquire ownership, the registered holder of those securities as of the record date specified in accordance with such interest payment obligation will receive the interest.


Q: WILL I RECEIVE DIVIDENDS ON THE ALCAN SHARES I RECEIVE IN CONNECTION WITH THIS OFFER? (PAGE 38)



A: The new Alcan Common Shares issued in connection with this offer will have the same dividend and other rights as our other Common Shares. If any dividends are declared on the Alcan Common Shares before the date on which you acquire ownership pursuant to this offer, you will not be entitled to receive those dividends. Alcan has declared a quarterly dividend for the fourth quarter of the 2003 fiscal year of $0.15 and such dividend will be paid on December 19, 2003 to holders of record on November 20, 2003. If the offers are successful, the settlement date will fall after the record date for the fourth-quarter dividend, and, as a result, the Alcan Common Shares delivered to you will not entitle you to receive the fourth-quarter dividend. See "Market Price and Dividend Data -- Dividends."

Q:  WHAT IS ALCAN'S EXPECTED DIVIDEND POLICY AFTER THE OFFERS? (PAGE 38)


A: Alcan currently expects to continue to pursue a policy of paying quarterly dividends on the Alcan Common Shares. The amount of such future dividends will be determined by Alcan's board of directors in light of Alcan's earnings from operations, capital requirements and financial condition.

    Dividends paid on Alcan Common Shares held by non-residents of Canada will generally be subject to Canadian withholding tax which is levied at the basic rate of 25%, although this rate may be reduced depending on the terms of any applicable tax treaty. For residents of the U.S. or France, the treaty-reduced rate is currently 15%.


Q:  I HOLD CERTIFICATES FOR PECHINEY ADSs. HOW DO I ACCEPT THIS OFFER? (PAGE 62)


A: If you hold certificates for Pechiney ADSs, complete and sign the letter of transmittal and send it, together with your American depositary share certificates and any other required documents, to the U.S. ADR exchange agent before the expiration of this offer. If your certificates are not available, you may also follow guaranteed delivery procedures described in this prospectus. Do not send your certificates to Alcan, the dealer manager or the information agent.


Q:  I HOLD PECHINEY ADSs IN BOOK-ENTRY FORM. HOW DO I ACCEPT THIS OFFER? (PAGE
    62)


A: If you hold Pechiney ADSs in book-entry form, complete the confirmation of a book-entry transfer of your Pechiney ADSs into the U.S. ADR exchange agent's account at The Depository Trust Company, commonly known as DTC, and send either an agent's message or a letter of transmittal and any other required documents to the U.S. ADR exchange agent before the expiration of this offer.


Q: I HOLD PECHINEY COMMON SHARES, PECHINEY BONUS ALLOCATION RIGHTS OR PECHINEY OCEANEs THROUGH A U.S. CUSTODIAN, SUCH AS A BROKER, BANK OR TRUST COMPANY. HOW DO I ACCEPT THIS OFFER? (PAGE 64)


A: If you hold Pechiney Common Shares, Pechiney Bonus Allocation Rights or Pechiney OCEANEs through a U.S. custodian, you do not need to complete the letter of transmittal. Instead, your U.S. custodian should either forward to you the transmittal materials and instructions sent by the French financial intermediary that holds the shares on behalf of the U.S. custodian as record owner or send you a separate form prepared by the U.S. custodian. If you have not yet received instructions from your U.S. custodian, please contact your U.S. custodian directly. If your Pechiney Common Shares are held in pure registered form (nominatif pur), you will first have to request that your shares be converted to administered registered form (nominatif administre). The conversion takes approximately one to five French business days.


Q: I HOLD PECHINEY COMMON SHARES, PECHINEY BONUS ALLOCATION RIGHTS OR PECHINEY OCEANEs THROUGH A FRENCH FINANCIAL INTERMEDIARY. HOW DO I ACCEPT THIS OFFER? (PAGE 64)



A: If your Pechiney Common Shares, Pechiney Bonus Allocation Rights or Pechiney OCEANEs are held through a French financial intermediary, you do not need to complete the letter of transmittal. Instead, your French financial intermediary should send you transmittal materials and instructions for accepting this offer before the last day of the offer period. If you have not yet received instructions from your French financial intermediary, please contact your French financial intermediary directly. If your Pechiney Common Shares are held in pure registered form (nominatif pur), you will first have to request that your shares be converted to administered registered form (nominatif administre). The conversion takes approximately one to five French business days.



Q:  WILL I HAVE TO PAY ANY BROKERAGE COMMISSIONS OR TRANSACTION FEES? (PAGE 67)


A: Alcan will pay the brokerage fees, if any, and related value added taxes incurred by Pechiney securityholders tendering into this offer, up to a limit of 0.3% of the value of each Pechiney security tendered, and subject to a maximum amount of E150 per account, including all taxes. Pechiney securityholders will not be reimbursed for any brokerage fees in any event that the offer is withdrawn or lapses. Financial intermediaries will be paid a fee, net of tax, of E0.50 per Pechiney Common Share and E0.05 per Pechiney Bonus Allocation Right tendered into this offer, with a minimum fee of E8 per account and a maximum fee of E200 per account. This fee will not be paid in the event that the offer is withdrawn or lapses and will not be paid in any event on Pechiney securities owned by such financial intermediaries. Alcan will pay the fees charged by the ADS depositary for Pechiney ADSs tendered into the offer, including any fees charged by the ADS depositary to redeposit Pechiney Common Shares underlying tendered Pechiney ADSs that have been previously withdrawn from deposit with the ADS depositary in the event that the offers are not consummated. For more information regarding brokerage commissions and fees, see "The
    Offers -- Fees and Expenses."


Q:  DO I NEED TO DO ANYTHING IF I WANT TO RETAIN MY PECHINEY SECURITIES? (PAGE
    62)


A: No. If you want to retain your Pechiney securities, you do not need to take any action.


Q:  WHAT HAPPENS IF THE OFFERS LAPSE, ARE WITHDRAWN OR ARE NOT SUCCESSFUL? (PAGE
    58)


A: If the offers for Pechiney securities lapse, are withdrawn or are not successful, your Pechiney securities will be returned to you without interest or any other payment being due. This should occur within one to two French trading days following (i) the announcement of the lapse or withdrawal, or (ii) the publication by the CMF of the results of the offers, as the case may be.


Q:  WHEN WILL I KNOW THE OUTCOME OF THE OFFERS? (PAGE 59)


A: The CMF should publish the results of the offers for Pechiney securities on a preliminary basis six or seven French trading days after the expiration date and on a definitive basis not more than nine French trading days after the expiration date of the offers. Alcan will issue a press release regarding the results of the offers promptly after each announcement by the CMF. We will file those press releases with the SEC.

                                    SUMMARY

To understand this offer and the businesses of Alcan and Pechiney more fully, you should read carefully this entire prospectus and any documents incorporated by reference into this prospectus, including the "Cautionary Statement Concerning Forward-Looking Statements," "Risk Factors," Alcan's consolidated financial statements and notes thereto incorporated by reference into this prospectus, and Pechiney's consolidated financial statements and notes thereto incorporated by reference into this prospectus.


            ALCAN (See page 77)                              PECHINEY (See page 78)
We are a Canadian corporation and the parent      Pechiney operates in two core businesses:
company of an international group operating       the production of primary aluminum and
in many aspects of the aluminum and               fabricated aluminum products and the
specialty packaging businesses. Our               production of packaging materials.
operations include:
                                                  ALUMINUM:  Pechiney's aluminum business is
    - the mining and processing of bauxite,       comprised of two segments: Primary Aluminum
      the basic aluminum ore;                     Metal and Aluminum Conversion. Aluminum Con-
                                                  version includes the activities of four
    - the refining of bauxite into alumina;       divisions, which include activities
                                                  organized around industrial or commercial
    - the generation of electricity for use       goals shared in common:
      in smelting aluminum;
                                                      - The Aerospace, Transport, Industry
    - the smelting of aluminum from alumina;      division;
    - the recycling of process and                    - The Cans, Automotive, Standard Rolled
      post-consumer aluminum;                     Products division;
    - the fabrication of aluminum, aluminum           - The Foil and Thin Foil/Specialty
      alloys and non-aluminum materials into      Products division; and
      semi-finished and finished products;
                                                      - The Extrusions, Casting Alloys,
    - the fabrication of aluminum and             Automotive division.
      non-aluminum engineered products;
                                                  PACKAGING:  Pechiney's Packaging sector
    - the production and conversion of            includes the following activities:
      specialty packaging and packaging
      products for many industries including          - Plastic Packaging;
the food, pharmaceutical, cosmetic, per-
sonal care and tobacco sectors;                       - Cebal Tubes Europe and Cebal Tubes
                                                  Americas;
    - the distribution and marketing of
      aluminum and packaging products; and            - Cebal Aerosols;
    - in connection with our alumina                  - Techpack International (TPI); and
      operations, the production and sale of
industrial chemicals.                                 - Pechiney Capsules.
We have a network of operations in 42             OTHER ACTIVITIES:  Pechiney's other business
countries with approximately 54,000               also includes Ferroalloys and International
dedicated employees, a global customer base,      Trade, where Pechiney operates the following
innovative products and advanced                  three lines of business: a worldwide network
technologies.                                     of sales agencies, which markets products
                                                  manufactured by Pechiney and third parties;
For additional information about us, see          a non-ferrous metal and other basic material
"-- Summary Selected Historical Consolidated      trading operation; and the distribution of
Financial Data of Alcan" below and the Alcan      semi-finished aluminum products.
documents incorporated by reference into
this prospectus.                                  For additional information about Pechiney,
                                                  see "-- Summary Selected Historical
Our principal executive offices are located       Consolidated Financial Data of Pechiney"
at 1188 Sherbrooke Street West, Montreal,         below and the Pechiney documents
Quebec, Canada H3A 3G2, and our telephone         incorporated by reference into this
number is 514-848-8000.                           prospectus.
                                                  Pechiney's principal offices are located at
                                                  7, Place du Chancelier Adenauer, 75116
                                                  Paris, France, and its telephone number is
                                                  33-1-5628-2000.

                              RECENT DEVELOPMENTS



The following statement of income data for each of the three- and nine-month periods ended September 30, 2003 and 2002 and the balance sheet data at September 30, 2003 have been derived from Alcan's unaudited consolidated financial statements for the quarter ended September 30, 2003, which have been incorporated by reference into this document. Balance sheet data at December 31, 2002 has been derived from Alcan's consolidated financial statements incorporated by reference into this document, which have been audited by PricewaterhouseCoopers LLP, independent accountants. You should read this selected financial data in conjunction with the information included under Item 5 of our Current Report on Form 8-K dated October 22, 2003.



                                                                 FOR THE THREE          FOR THE NINE
                                                                 MONTHS ENDED           MONTHS ENDED
                                                                 SEPTEMBER 30,         SEPTEMBER 30,
                                                                     2003                   2003
                                                              -------------------   --------------------
                                                                2003       2002       2003        2002
                                                              --------   --------   ---------   --------
                                                               (IN MILLIONS OF U.S. DOLLARS EXCEPT PER
                                                                            SHARE AMOUNTS)
CANADIAN GAAP INFORMATION
Sales and operating revenues................................   3,480      3,170      10,161      9,204
Income from continuing operations...........................     118        192         155        351
Net income..................................................     100        191          24        348
Income from continuing operations per Common                    0.36       0.59        0.47       1.07
  Share -- Basic............................................
Net income per Common Share -- Basic........................    0.31       0.59        0.06       1.07
Cash dividends per Common Share.............................    0.15       0.15        0.60       0.45



                                                                  AS OF           AS OF
                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2003            2002
                                                              -------------   -------------
                                                              (IN MILLIONS OF U.S. DOLLARS)
CANADIAN GAAP INFORMATION
Total assets................................................     18,309          17,538
Long-term debt (including current portion)..................      3,550           3,481
Other debt..................................................        385             381
Cash and time deposits......................................        123             109
Shareholders' equity........................................      8,716           8,625


                              TERMS OF THE OFFERS


CONSIDERATION (See page 54)...   Upon the terms and subject to the conditions
                                 set forth in this prospectus and the related letter of transmittal and forms of acceptance, we are offering to exchange:


                                      - for each Pechiney Common Share, each 10
                                        Pechiney Bonus Allocation Rights (each
                                        Pechiney Bonus Allocation Right
                                        entitling the holder to 0.1 of a
                                        Pechiney Common Share) or each 2
                                        Pechiney American Depositary Shares, or
                                        ADSs (each Pechiney ADS representing
                                        one-half of one Pechiney Common Share)
                                        tendered:

                                        - E24.60 in cash, and


                                        - the number of Alcan Common Shares
                                          equal to 22.9 divided by the
                                          "Reference Value," which is defined as
                                          the greater of (a) 27.4 and (b) an
                                          average trading price of the Alcan
                                          Common Shares to be determined and
                                          announced before the open of the fifth
                                          French trading
                                        day before the expiration of the offers, as described further below, this average being referred to as the "Average Value", and provided, however, that this number of Alcan Common Shares shall in no event be less than 0.6001.


                                      - for each Pechiney OCEANE tendered:

                                        - E83.40 in cash.


                                 Alcan reserves the option, subject to the agreement of Morgan Stanley & Co. International Ltd. and Lazard Freres Banque, the presenting banks for the French offer, to substitute an equivalent amount of cash in place of all or a portion of the Alcan Common Shares to be issued as consideration in the offers, valued at the Average Value. Alcan will determine and announce before the open of the fifth French trading day before the expiration of the offers the portion, if any, of the Alcan Common Shares to be substituted with cash. If Alcan exercises this option, each Pechiney Common Share, each 10 Pechiney Bonus Allocation Rights and each two Pechiney ADSs tendered will be exchanged for the same amount of additional cash and the same number of Alcan Common Shares. The number of Alcan Common Shares to be issued for each Pechiney Common Share, each 10 Pechiney Bonus Allocation Rights or each two Pechiney ADSs, after determination of the portion of the consideration paid in cash, is called the "Offered Exchange Ratio." The Offered Exchange Ratio will be rounded to the nearest four decimal places (0.00005 being rounded to 0.0000).


                                 The "Average Value" will be equal to the arithmetic average of the volume-weighted average daily trading prices of Alcan Common Shares on the New York Stock Exchange as they appear on the Bloomberg on-line information service (code: VWAP) (expressed in U.S. dollars and translated into euros at each applicable day's noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York) for 10 U.S. trading days, chosen at random by a French judicial officer (huissier de justice) from among the 30 U.S. trading days between (but not including) the 36(th) and the 5(th) U.S. trading day preceding the expiration date of the offers. Alcan will announce the Average Value and the Offered Exchange Ratio, together with the portion of the consideration to be paid in cash, as described above, by press release before the open of the fifth French trading day before the expiration date of the offers.

                                 If, following the conclusion of the offers
                                 (including any subsequent offering period), the number of Pechiney securities tendered into the offers, as indicated in the results of the offers published by Euronext Paris, represents more than 95% of the capital and voting rights of Pechiney (based on the same classes of capital listed in the numerator and the denominator of the minimum tender condition under "The Offers -- Condition Precedent" below) Alcan will provide the following additional consideration to the tendering Pechiney securityholders:

                                      - E1 for each Pechiney Common Share
                                        tendered in the offers;

                                      - E0.10 for each Pechiney Bonus Allocation
                                        Right tendered in the offers;

                                      - E0.50 for each Pechiney ADS tendered in
                                        the offers; and

                                      - E0.40 for each Pechiney OCEANE tendered
                                        in the offers.

                                 No fractional Alcan Common Shares will be issued in connection with the offers. Alcan or an intermediary acting for Alcan will aggregate the fractional Alcan Common Shares that would otherwise be issued to tendering holders of Pechiney securities and arrange for them to be sold in the market. Each tendering holder of Pechiney securities will receive a pro rata portion of the net proceeds of a sale instead of any fractional Alcan Common Shares that would otherwise have been issued to the holder.

                                 For legal and regulatory reasons, Alcan is offering to acquire all of the Pechiney securities through two separate offers:

                                 -- a U.S. offer open to all holders of Pechiney
                                    securities (other than Pechiney ADSs) who are located in the United States and Canada and to all holders of Pechiney ADSs, wherever located, and

                                 -- a French offer open to all holders of
                                    Pechiney securities (other than Pechiney
                                    ADSs) who are located in France and to
                                    holders of Pechiney securities (other than Pechiney ADSs) who are located outside of France, Canada and the United States if, pursuant to the local laws and regulations applicable to such holders, they are permitted to participate in the French offer.


                                 The U.S. and French offers for Pechiney
                                 securities are being made on the same terms and completion of the offers are subject to the same conditions. This prospectus covers only Alcan's U.S. offer for Pechiney securities.



                                 The French offer began on October 7, 2003. The U.S. offer will begin on October 27, 2003 and end at 5 p.m., New York City time on November 24, 2003, unless the expiration of the French offer period is set at a later date or unless it is extended or it lapses or is withdrawn prior to that time on the basis of the conditions of the offers as described in this prospectus. The French Conseil des Marches Financiers, or CMF, will only announce the official initial expiration date of the French offer once Pechiney has published its Note en Reponse, or Response Document. The expiration date of this offer will then be aligned with the expiration date of the French offer as established by the CMF. The CMF may decide to extend the French offer period under certain circumstances, including in the event of the initiation of a competing offer, in which case the U.S. offer period will be likewise extended. You must tender your Pechiney securities before the expiration of the U.S. offer to participate.


                                 If all of the Pechiney securities are tendered and exchanged pursuant to the terms of these offers (assuming that Alcan does not exercise its option to substitute cash in place of all or some of the Alcan Common Shares to be issued and assuming that Alcan issues the maximum number of Alcan Common Shares pursuant to the terms of the offers and assuming that Pechiney OCEANEs were not converted into Pechiney Common Shares prior to being tendered), the current holders, other than Pechiney and its subsidiaries, of Pechiney securities will own approximately 17.7% of Alcan's outstanding Common Shares immediately after the exchange and the current Alcan shareholders will own approximately 82.3% of Alcan's outstanding Common Shares immediately after the exchange.



CONDITION PRECEDENT (See page
58)...........................   The offers are subject to the condition
                                 precedent that valid acceptances, that have not been withdrawn at the end of the offering period, in respect of Pechiney securities representing a majority of the total share capital and voting rights in Pechiney, calculated on a fully diluted basis, are tendered in this offer and the French offer, on a combined basis. For the purpose of calculating whether this threshold has been met, the numerator will include all the Pechiney securities tendered in this offer and the French offer, on a combined basis, including all (i) Pechiney Common Shares tendered and Pechiney ADSs tendered (each
                                 Pechiney ADS representing one-half of one
                                 Pechiney Common Share), (ii) Pechiney Common
                                 Shares underlying all tendered Pechiney OCEANEs
                                 (taking into account the number of Pechiney
                                 Common Shares into which the tendered Pechiney
                                 OCEANEs could be converted on the expiration date of the offers), and (iii) Pechiney Common
                                 Shares underlying all tendered Pechiney Bonus
                                 Allocation Rights (each Pechiney Bonus
                                 Allocation Right entitling the holder to 0.1 of a Pechiney Common Share). The denominator for this calculation will be comprised of Pechiney's fully diluted share capital, including all:


                                        - issued and outstanding Pechiney Common
                                          Shares and treasury stock held by
                                          Pechiney;

                                        - Pechiney ADSs (each Pechiney ADS
                                          representing one-half of one Pechiney
                                          Common Share); and

                                        - Pechiney Common Shares underlying
                                          Pechiney OCEANEs, Pechiney Bonus
                                          Allocation Rights, and all outstanding
                                          Pechiney stock subscription options
                                          (whether or not exercisable during the
                                          offer period).

                                 Under French law and regulations, a waiver of the minimum tender condition is deemed an improved offer and Alcan may only file an improved offer with the CMF on or prior to the date that is five French trading days prior to the expiration of the offer period. If this condition is not met the offers will lapse. Neither Alcan nor Pechiney securityholders will know whether the minimum tender condition has been met until the results of the offers are published by the CMF following the expiration of the tender offer period.

                                 If the offers lapse because the condition precedent is not met, Alcan reserves the right to commence a new offer, or not to commence a new offer, in its discretion.

                                 If the offers are withdrawn or lapse, the Pechiney securities that you tendered in this offer will be returned to you without interest or any other payment being due. This should occur within one to two French trading days following the announcement of the lapse or withdrawal.

GROUNDS FOR WITHDRAWING THE
OFFERS (See page 58)..........   In accordance with French law and regulations,
                                 Alcan reserves the right to withdraw the offers:


                                      - within five French trading days
                                        following the date of the publication by the CMF of the offer calendar for a competing offer for Pechiney or an improved bid by a competing bidder; or

                                      - with the prior approval of the CMF if,
                                        prior to the publication by the CMF of
                                        the definitive results of the offers,
                                        Pechiney adopts definitive measures that modify Pechiney's substance ("modifiant sa consistance") or if the offers become irrelevant ("sans objet") under French law.

                                 In addition, as mentioned above, if the tender threshold condition is not satisfied, the offers will lapse.

                                 Under French law, if, during the period of these offers, another offer for Pechiney, or an improved bid by a competing bidder, is approved by the CMF, your tenders of Pechiney securities may be declared null and void by the CMF. In this event, in order to tender your Pechiney securities in this offer, if it remains outstanding, you will be required to re-tender your Pechiney securities.

                                 Subject to these restrictions, and in
                                 accordance with applicable law and regulations, Alcan reserves the right, at any time or from time to time, to terminate these offers or to amend their terms in any respect, although Alcan does not currently intend to terminate these offers.

                                 If the offers are withdrawn or lapse, the Pechiney securities that you tendered in this offer will be returned to you without interest or any other payment being due. This should occur within one to two French trading days following the announcement of the lapse or withdrawal.


EXPIRATION DATE; SUBSEQUENT
OFFERING PERIOD (See page
59)...........................   The tender period for this offer has been
                                 established by the CMF, which solely determines whether or not to extend the offer period.
                                 Alcan may not itself extend the offer period.



                                 This offer will expire at 5 p.m., New York City time on November 24, 2003, unless the expiration of the French offer period is set at a later date, unless the French offer period is extended, or unless the offer lapses or is withdrawn prior to that time. The CMF will only announce the official initial expiration date of the French offer once Pechiney has published its Response Document. The expiration date of this offer will then be aligned with the expiration date of the French offer as established by the CMF. The CMF may also extend the offer period for the French offer under certain circumstances, including in the event of the initiation of a competing offer. If the initial expiration date of the French offer is later than November 24, 2003, or if the French offer period is extended, we will announce a corresponding extension of this U.S. offer. We expect the definitive results of the offers to be published by the CMF not more than nine French trading days following the expiration date of the offer period; however, upon its determination that the minimum tender condition for the offers has been satisfied, the CMF will publish provisional results prior to its publication of the definitive results. The CMF may also permit Alcan to open a subsequent offer period, as described further in the next paragraph. If the CMF sets the initial expiration date of the French offer on a date later than November 24, 2003, or the CMF decides to extend the French offer period or permit a subsequent offer period, Alcan will, on the same day, issue a press release publicizing the CMF's decision, announcing a corresponding extension of, or subsequent offer period for, the U.S. offer and advising the then-remaining Pechiney securityholders subject to the U.S. offer that they can tender their Pechiney securities during the extended or subsequent offering period.



                                 If, through these offers, we acquire between two-thirds and 95% of Pechiney's total share capital and voting rights (on a fully diluted basis), we will provide a subsequent offering period of at least 10 French trading days by issuing a press release publicizing this decision within 10 French trading days following the publication of the definitive results of the offers. The CMF would then set and publish the calendar for such a subsequent offering period, which would ordinarily begin within a few days following the publication by the CMF of the subsequent offer calendar. In any such subsequent offering period we will offer the same consideration being offered during this initial offering period.



COMPULSORY ACQUISITION
(See page 59).................   If Alcan acquires Pechiney securities
                                 representing at least 95% of the total voting rights in Pechiney, Alcan may launch, subject to applicable law and obtaining the requisite approvals, including the approval by the CMF, a withdrawal offer or offers (offre publique de retrait), or buy-out, which, if following the buy-out Alcan also holds at least 95% of the total share capital in Pechiney, may be followed by a compulsory acquisition (retrait obligatoire), or squeeze-out, of all remaining
                                 Pechiney securities not held by Alcan,
                                 including all Pechiney Common Shares, Pechiney
                                 OCEANEs, Pechiney Bonus Allocation Rights and
                                 Pechiney ADSs. The CMF would establish the offer calendar for any such withdrawal offer or compulsory acquisition. The consideration offered in any such withdrawal offer or compulsory acquisition may be different from the consideration offered in this offer. If such withdrawal offer or compulsory acquisition constitutes a tender offer for U.S. securities law purposes, it may be made to U.S. holders of Pechiney securities in reliance on the "Tier I" exemption from the U.S. tender offer rules pursuant to Regulation 14D promulgated under the Securities Exchange Act of 1934, as amended, and would be made in accordance with French law only.



MARKET FOR PECHINEY SECURITIES
AFTER THE OFFERS (See page
60)...........................   If Alcan were to launch a buy-out followed by a
                                 squeeze-out, it may then petition Euronext
                                 Paris to cause the delisting of the Pechiney
                                 Common Shares and/or Pechiney OCEANEs.
                                 Furthermore, subject to the completion of the offers, Alcan intends to cause Pechiney to terminate its deposit agreement with the depositary for the

                                 Pechiney ADSs, and to petition, or cause
                                 Pechiney to petition, the New York Stock
                                 Exchange to delist the Pechiney ADSs.

                                 If Alcan acquires sufficient Pechiney Common
                                 Shares in the offers to cause the delisting of the Pechiney Common Shares, then, pursuant to the terms of the Pechiney OCEANEs, the holders of the Pechiney OCEANEs may require Pechiney to redeem the Pechiney OCEANEs for a make-whole payment. In addition, if less than 10% of the number of issued Pechiney OCEANEs remains outstanding following the consummation of these offers, Alcan may cause Pechiney to redeem the Pechiney OCEANEs at a redemption price determined pursuant to the terms of the Pechiney OCEANEs (such redemption price would equal an amount that would provide the holder of a Pechiney OCEANE with a return equal to the gross yield to maturity that would have been realized by such holder at maturity). This redemption price may be lower than the consideration offered to holders of the Pechiney OCEANEs in these offers.


PROCEDURES FOR TENDERING
PECHINEY SECURITIES (See page
62)...........................   The procedure for tendering Pechiney securities
                                 varies depending on a number of factors, including (i) whether you hold Pechiney Common
                                 Shares, Pechiney Bonus Allocation Rights,
                                 Pechiney OCEANEs or Pechiney ADSs, (ii) whether you possess physical certificates or a financial intermediary holds physical certificates for you, (iii) whether you hold your securities in book-entry form and (iv) whether you hold your Pechiney securities through a financial intermediary in the United
                                 States or France. You should read carefully the procedures for tendering your securities beginning on page 62 of this prospectus as well as the transmittal materials.



WITHDRAWAL RIGHTS (See page
66)...........................   You will be able to withdraw your tender of
                                 Pechiney securities at any time prior to and including the expiration date. For withdrawal to be effective, the French financial intermediary, the U.S. custodian or the U.S.
                                 ADR exchange agent, as applicable, must
                                 receive, prior to the expiration of the offer period, a timely written notice of withdrawal at its address set forth on the back cover of this prospectus. If a subsequent offering period is provided, you may withdraw any Pechiney securities tendered during that subsequent period at any time prior to its expiration. Withdrawn securities may be retendered prior to the expiration of the offer period by following the tender requirements set forth below under "The Offers -- Terms of the Offers -- Procedures for Tendering Pechiney
                                 Securities" at page 62.



DELIVERY OF ALCAN COMMON
SHARES AND CASH; SETTLEMENT
DATE (See page 67)............   In the event that these offers are successful,
                                 Alcan Common Shares and cash will be delivered to tendering holders following the publication by the CMF of the final results of the offers.
                                 If the offers are consummated, settlement is currently expected to take place approximately
                                 12 to 18 French trading days following the expiration date of the offers. Similarly, in the event of a subsequent offering period, if any, settlement is expected to occur within 12 to 18 French trading days following the expiration of that subsequent offer period. With respect to tendered Pechiney
                                 ADSs only, the cash consideration payable in this offer will be paid in U.S. dollars calculated by converting the applicable amount in euros into U.S. dollars using a current spot exchange rate. If your Alcan Common Shares will be evidenced by certificates registered in your name, you may not receive the certificates until approximately two weeks after the settlement date.


COMPARISON OF THE RIGHTS OF
PECHINEY SHAREHOLDERS AND
ALCAN SHAREHOLDERS
(See page 96).................   You will receive Alcan Common Shares if you
                                 tender your Pechiney Common Shares, Pechiney
                                 Bonus Allocation Rights or Pechiney ADSs in this offer (unless Alcan substitutes cash in place of all of the Alcan Common Shares to be issued). There are numerous differences between the rights of a shareholder in Pechiney, a French societe anonyme, and the rights of a shareholder in Alcan, a Canadian corporation.
                                 We urge you to review the discussion under "Comparison of Shareholders' Rights" beginning on page 96 for a summary of these differences.



ACCOUNTING TREATMENT (See page
69)...........................   The acquisition of the Pechiney securities will
                                 be accounted for using the purchase method under both Canadian and U.S. GAAP. Under the purchase method, the cost of the purchase will be based on the cash paid to Pechiney securityholders, the market value of Alcan
                                 Common Shares issued to Pechiney
                                 securityholders, fair value of any stock options of Pechiney replaced with stock options of Alcan and the direct transaction costs. In
                                 Alcan's consolidated financial statements, the cost of the purchase will be allocated to the Pechiney assets acquired and liabilities assumed, based on their estimated fair values at the acquisition date, with any excess of the cost over the amounts allocated being recognized as goodwill. This method may result in the carrying value of assets, including goodwill, acquired from Pechiney being substantially different from the former carrying values of those assets.



REGULATORY APPROVALS (See page
69)...........................   Completion of the offers required receipt of
                                 regulatory approval from the European
                                 Commission and the termination or expiration of the waiting period under the Hart-Scott-Rodino
                                 Antitrust Improvements Act of 1976, as amended.
                                 The approval of the European Commission was obtained, and the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act expired, on September 29, 2003.


                                 The offers also required the prior approval of France's Minister of the Economy, Finance and Industry, which approval was obtained on September 4, 2003.


LISTING OF ALCAN COMMON SHARES
(See page 68).................   Alcan Common Shares are currently listed on the
                                 New York, Toronto, London and Swiss stock exchanges. Alcan will apply to list its Alcan
                                 Common Shares on Euronext Paris, subject to the successful completion of these offers. Alcan will also apply for the supplemental listing of the Alcan Common Shares to be issued in these offers on Euronext Paris and on the New York, Toronto, London and Swiss stock exchanges.

INTERESTS OF DIRECTORS AND
EXECUTIVE OFFICERS OF ALCAN
AND PECHINEY (See page 113)...   Based on the number of Alcan Common Shares
                                 issued and outstanding on July 31, 2003, the directors and officers of Alcan, individually and the group as a whole, held less than one percent of the issued and outstanding Alcan
                                 Common Shares.


                                 Pechiney's 2002 20-F states that, as of
                                 December 31, 2002, none of Pechiney's directors and executive officers held Pechiney securities that, combined with options to purchase Pechiney Common Shares they held, would have entitled them to beneficially own one percent or more of any class of Pechiney securities.


MATERIAL FRENCH, CANADIAN AND
UNITED STATES FEDERAL INCOME
TAX CONSEQUENCES OF THE
EXCHANGE (see page 70)........


     French Taxation..........   The following applies to you if you are a
                                 non-resident of France for French tax purposes that is not a member of a special class of taxpayers (as described in "Taxation" below) for French tax purposes. You will not be subject to French tax on any capital gain or loss recognized, for French tax purposes, as a result of exchanging your Pechiney securities pursuant to this offer, unless you have a permanent establishment or fixed base in France and the Pechiney securities exchanged are part of the business property of that permanent establishment or fixed base. The gain or loss, if any, will equal the difference between the value of the Alcan Common Shares and the cash received and your tax basis in your Pechiney securities exchanged.

     Canadian Taxation........   If you are a non-Canadian holder (as defined in
                                 "Taxation" below), then you will not be subject to Canadian federal tax on any gain that you realize upon exchanging your Pechiney securities pursuant to this offer.

     United States Federal
     Income Taxation..........   The following applies to you if you are a U.S.
                                 holder (as defined in "Taxation" below) that is not a member of a special class of taxpayers
                                 (as described in "Taxation" below) for U.S.
                                 federal income tax purposes. You will recognize gain or loss, if any, for United States federal income tax purposes as a result of exchanging your Pechiney securities pursuant to this offer. You will recognize gain or loss in an amount equal to the difference between the fair market value of the Alcan Common Shares plus the amount of cash that you receive in the exchange and the U.S. dollar value of your adjusted tax basis in your Pechiney securities exchanged. Any such gain or loss will be capital gain or loss, except that in the case of an exchange of a Pechiney OCEANE, any gain attributable to accrued interest or market discount in excess of a de minimis amount will be treated as ordinary income and any gain or loss attributable to changes in the U.S.
                                 dollar/euro exchange rate will be treated as ordinary gain or loss. Long-term capital gain of a noncorporate U.S. holder currently is taxable at a maximum rate of 15%.

                                 If you are a non-U.S. holder (as defined in "Taxation" below), you will not be subject to United States federal income taxation on any gain or loss recognized or on the interest or other amounts of ordinary income received in exchanging your Pechiney securities. Exceptions, however, are described under "Taxation -- Tax Consequences of Exchanging Pechiney Securities -- United States Federal Income Taxation -- Non-U.S. holders" below.

THE U.S. ADR EXCHANGE AGENT...   The Bank of New York has been appointed U.S.
                                 ADR exchange agent in connection with this offer. The Letter of Transmittal (or facsimile copies thereof) and certificates for Pechiney
                                 ADSs should be sent by each tendering Pechiney securityholder or his or her broker, dealer, bank or other nominee to the U.S. ADR exchange agent at the addresses set forth on the back cover of this prospectus.

REQUESTS FOR ASSISTANCE.......   If you have questions or want copies of
                                 additional documents, you may contact:

                                      The information agent, D.F. King & Co.,
                                 Inc., at:
                                 48 Wall Street
                                 New York, New York 10005
                                 Banks and Brokers Call: (212) 269-5550
                                 Toll Free: (800) 488-8035
                                 or
                                      The dealer manager, Morgan Stanley & Co.
                                 Incorporated, at:
                                 1585 Broadway
                                 New York, New York 10036
                                 (212) 761-7018

        SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF ALCAN


The following statements of income data for each of the three years in the three-year period ended December 31, 2002 and the balance sheet data at December 31, 2002, 2001 and 2000 have been derived from Alcan's consolidated financial statements incorporated by reference into this document, which have been audited by PricewaterhouseCoopers LLP, independent accountants. The statements of income data for the years ended December 31, 1999 and 1998 and the balance sheet data at December 31, 1999 and 1998 have been derived from Alcan's audited consolidated financial statements for those years, which have not been incorporated by reference into this document.


The statement of income data for each of the six-month periods ended June 30, 2003 and 2002 and the balance sheet data at June 30, 2003 have been derived from Alcan's unaudited consolidated financial statements for the quarter ended June 30, 2003, which have been incorporated by reference into this document. Balance sheet data at June 30, 2002 has been derived from Alcan's unaudited consolidated financial statements for the quarter ended June 30, 2002, which have not been incorporated by reference into this document.


You should read the data below in conjunction with Alcan's consolidated financial statements (including the notes thereto) and Management's Discussion and Analysis of Financial Condition and Results of Operations in the Alcan 2002 10-K and Alcan's 2003 Second Quarter 10-Q, which are incorporated by reference into this document.



Alcan reports its financial results in U.S. dollars and in conformity with Canadian GAAP, with a reconciliation to U.S. GAAP. A description of the principal differences between Canadian GAAP and U.S. GAAP as they relate to Alcan's consolidated financial statements is set forth in Note 7 of the "Notes to Consolidated Financial Statements" included in Alcan's 2002 10-K and in Note 5 to the 2003 Second Quarter 10-Q, which are incorporated by reference into this prospectus.


                                            FOR THE SIX MONTHS
                                              ENDED JUNE 30,              FOR THE YEARS ENDED DECEMBER 31,
                                            -------------------    -----------------------------------------------
                                              2003     2002(1)     2002(1)   2001(1)   2000(1)   1999(2)   1998(2)
                                            --------   --------    -------   -------   -------   -------   -------
                                                (UNAUDITED)
                                                    (IN MILLIONS OF U.S. DOLLARS EXCEPT PER SHARE AMOUNTS)
CANADIAN GAAP INFORMATION(3)
Sales and operating revenues..............    6,681      6,034     12,327    12,423     9,097     7,324     7,789
Income from continuing operations.........       37        159        376         3       608       448       400
Net income (loss).........................      (76)       157        374         2       610       448       400
Total assets..............................   18,273     17,316(4)  17,538    17,458    18,389     9,839     9,948
Long-term debt (including current
  portion)................................    3,752      3,715      3,481     3,536     3,528     1,322     1,703
Other debt................................      348        396        381       553     1,078       167        86
Cash and time deposits....................      127        124        109       116       249       315       615
Shareholders' equity......................    8,591      8,385(4)   8,625     8,770     9,009     5,531     5,566
Income (loss) from continuing operations
  per Common Share -- Basic...............     0.10       0.49       1.16     (0.01)     2.41      2.01      1.71
Net income (loss) per Common
  Share -- Basic..........................    (0.25)      0.48       1.15     (0.02)     2.42      2.01      1.71
Cash dividends per Common Share...........     0.45       0.30       0.60      0.60      0.60      0.60      0.60

                                            FOR THE SIX MONTHS
                                              ENDED JUNE 30,              FOR THE YEARS ENDED DECEMBER 31,
                                            -------------------    -----------------------------------------------
                                              2003     2002(1)     2002(1)   2001(1)   2000(1)   1999(2)   1998(2)
                                            --------   --------    -------   -------   -------   -------   -------
                                                (UNAUDITED)
                                                    (IN MILLIONS OF U.S. DOLLARS EXCEPT PER SHARE AMOUNTS)
U.S. GAAP INFORMATION
Income (loss) from continuing operations
  before cumulative effect of accounting
  change..................................       36        213        414       (41)      604       455       417
Net income (loss).........................     (116)      (537)(4)   (336)      (54)      606       455       417
Income (loss) from continuing operations
  before cumulative effect of accounting
  change per Common Share.................     0.10       0.65      (1.27)    (0.15)     2.39      2.04      1.79
Net income (loss) per Common
  Share -- Basic..........................    (0.37)     (1.68)     (1.06)    (0.19)     2.40      2.04      1.79
Total assets..............................   18,497     17,341(4)  17,538    17,458    18,389     9,839     9,901
Shareholders' equity......................    8,232      8,172(4)   8,291     8,570     9,020     5,550     5,561

---------------

(1) In the second quarter of 2003 Alcan committed to a plan to sell certain non-strategic Packaging operations, which had been acquired in 2000. Accordingly, certain financial information for the years 2002, 2001 and 2000 has been reclassified to present these businesses as discontinued operations in the income statement, as assets held for sale and liabilities of operations held for sale in the balance sheet and as cash flows from (used for) discontinued operations in the statement of cash flows.

(2) Canadian GAAP information for the years 1999 and 1998 has been restated to reflect a change in accounting policy, made in 2002, for exchange gains and losses on the translation of long-term foreign currency denominated monetary assets and liabilities.

(3) The information above reflects the combination of Alcan and Alusuisse Group AG on October 17, 2000. For the years 2001 and 2000 Canadian GAAP income from continuing operations per common share -- basic and diluted -- before amortization of goodwill was $0.21 and $2.46, respectively.


(4) On January 1, 2002, Alcan adopted new accounting standards concerning goodwill and other intangible assets. Beginning in 2002, goodwill is no longer amortized but is subject to annual testing for impairment. For the years 2001 and 2000, income from continuing operations included amortization of goodwill amounting to $72 and $16, respectively, in accordance with accounting standards in effect prior to 2002.

      SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF PECHINEY


The following statements of income data for each of the three years in the three-year period ended December 31, 2002 and the balance sheet data at December 31, 2002, 2001 and 2000 have been derived from Pechiney's consolidated financial statements incorporated by reference into this document, which have been audited by PricewaterhouseCoopers Audit, independent accountants. The statements of income data for the years ended December 31, 1999 and 1998 and the balance sheet data at December 31, 1999 and 1998 have been derived from Pechiney's audited consolidated financial statements for those years, which have not been incorporated by reference into this document.


The statement of income data for each of the six-month periods ended June 30, 2003 and 2002 and the balance sheet data at June 30, 2003 have been derived from Pechiney's unaudited consolidated financial statements for the quarter ended June 30, 2003, which have been incorporated by reference into this document. Balance sheet data at June 30, 2002 has been derived from Pechiney's unaudited consolidated financial statements for the quarter ended June 30, 2002, which have not been incorporated by reference into this document.


You should read the data below in conjunction with Pechiney's consolidated financial statements (including the notes thereto) and the "Operating and Financial Review and Prospects" in the 2002 20-F and in Pechiney's Current Report on Form 6-K, dated July 30, 2003, which are incorporated into this document by reference.



Pechiney reports its financial results in euros and in conformity with French GAAP (except that, as described in Note 1 to the consolidated financial statements in the 2002 20-F, French GAAP does not permit prior periods to be retroactively restated and the financial statements in the 2002 20-F have been restated), with a reconciliation to U.S. GAAP. Pechiney also publishes condensed U.S. GAAP information. A description of the principal differences between French GAAP and U.S. GAAP as they relate to Pechiney's consolidated financial statements is set forth in Note 25 of the "Notes to Consolidated Financial Statements" included in the 2002 20-F and the Appendix to the Second Quarter Results 2003 filed on Form 6-K on July 30, 2003.

                                         FOR THE SIX MONTHS              FOR THE YEARS ENDED DECEMBER 31,
                                           ENDED JUNE 30,      -----------------------------------------------------
                                         -------------------      2002         2001         2000
                                          2003        2002     (RESTATED)   (RESTATED)   (RESTATED)   1999     1998
                                         -------     -------   ----------   ----------   ----------   -----   ------
                                             (UNAUDITED)
                                                 (IN MILLIONS OF EUROS EXCEPT PER SHARE AND PER ADS AMOUNTS)
FRENCH GAAP INFORMATION
Net sales and other operating
  revenues.............................   5,527       6,282        12,053       11,667       11,027   9,646   10,012
Net income (loss)......................      11          46           (55)         234          318     260      311
Total assets...........................   8,209       8,499         8,234        8,699        8,087   7,687    9,282
Long-term debt (including current
  portion).............................   1,513       1,476         1,504        1,008          765   1,076    1,932
Other debt.............................     372         389           390          912          594     456    1,188
Cash and marketable securities.........     351         496           436          445          463     468    1,033
Shareholders' equity...................   2,877       3,195         3,014        3,400        3,277   3,026    2,624
Net income (loss) per Pechiney Common
  Share................................    N.A.        N.A.         (0.72)        2.94         3.94    3.17     3.80
Net income (loss) per Pechiney ADS.....    N.A.        N.A.         (0.36)        1.47         1.97    1.58     1.90
Cash dividends per Pechiney Common
  Share................................    N.A.        N.A.          1.00         1.00         1.00    0.81     0.80
Cash dividends per Pechiney ADS........    N.A.        N.A.          0.50         0.50         0.50    0.40     0.40
U.S. GAAP INFORMATION
Income before cumulative effect of
  accounting change....................      31         126            22          206          318     260      311
Net income (loss)......................      67          95            (9)         195          318     260      311
Income before cumulative effect of
  accounting change per Pechiney Common
  Share -- Basic.......................    N.A.        N.A.          0.26         2.59         3.94    3.17     3.80
Income before cumulative effect of
  accounting change per Pechiney Common
  Share -- diluted.....................    N.A.        N.A.          0.26         2.57         3.92    3.16     3.80
Net income (loss) per Pechiney Common
  Share -- Basic.......................    N.A.        N.A.         (0.13)        2.45         3.94    3.17     3.80
Net income (loss) per Pechiney Common
  Share -- Diluted.....................    N.A.        N.A.         (0.13)        2.43         3.92    3.16     3.80


---------------

N.A. -- Information not available

In 1998 the consolidated financial statements were initially prepared in French francs and then translated to euros using the official exchange rate of 6.55957 French francs per euro which was fixed on December 31, 1998. The comparability of Pechiney's consolidated financial statements from one year to another is not affected by the translation to euros.

          SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION;
                  UNAUDITED PRO FORMA COMBINED CAPITALIZATION

The following selected unaudited pro forma combined financial information, which gives effect to the offers, is presented in U.S. dollars and reflects the combination of Alcan and Pechiney using the purchase method under U.S. GAAP. The pro forma adjustments are based upon available information and certain assumptions that Alcan believes are reasonable, including the assumptions that pursuant to the offers:

     - all of the outstanding Pechiney Common Shares are exchanged for Alcan Common Shares and cash, with a cash component of E25.60 (including the additional E1 consideration that may be payable in the offers) and a share component of E22.90 in Alcan Common Shares for every Pechiney Common Share.

     - all of the Pechiney Bonus Allocation Rights are exchanged for Alcan Common Shares and cash, with a cash component of E25.60 (including the additional E1 consideration that may be payable in the offers) and a share component of E22.90 in Alcan Common Shares for every 10 Pechiney Bonus Allocation Rights (it is assumed that the Pechiney Bonus Allocation Rights have been satisfied by the issuance of Pechiney Common Shares during the three-month period ended June 30, 2003).

     - all of the Pechiney OCEANEs are exchanged for cash. Each Pechiney OCEANE is exchanged for E83.80 (including the additional E1 consideration that may be payable in the offers).

     - all of the Pechiney ADSs are exchanged for Alcan Common Shares and cash, with a cash component of E25.60 (including the additional E1 consideration that may be payable in the offers) and a share component of E22.90 in Alcan Common Shares for every 2 Pechiney ADSs.

     - all of the outstanding Pechiney stock options are exchanged for Alcan stock options; and

     - the cash consideration paid in the offers is financed by additional Alcan debt.

The selected unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial condition of the combined entities that would have been achieved had this offer and the French offer been completed during the periods presented, nor is the selected unaudited pro forma combined financial information necessarily indicative of the future operating results or financial position of the combined entities. The unaudited pro forma combined financial information does not reflect any cost savings or other synergies which may result from the combination. The unaudited pro forma financial information does not reflect any special items such as payments pursuant to change of control provisions or restructuring and integration costs which may be incurred as a result of the acquisition. In addition, the financial effects of any actions described in the section "The Offers -- Reasons for the Offers -- Employment Matters," such as costs of rationalization or synergies, cannot currently be determined and are therefore not reflected in the unaudited pro forma combined financial statements. Because Alcan has access only to publicly available financial information about Pechiney's accounting policies, there can be no assurance that the accounting policies of Pechiney conform to those of Alcan.

Regulatory clearances from the European Commission, the U.S. Department of Justice and the Swiss Competition Commission are subject to Alcan divesting certain businesses, operations or assets of Alcan and/or Pechiney and Alcan continuing to license certain technologies of Alcan and/or Pechiney to third parties. Because Alcan has not yet entered into any agreements with purchasers with respect to these divestitures, they have not been reflected in the unaudited pro forma combined financial statements. The businesses, operations or assets that Alcan is required to divest to comply with conditions imposed by regulatory authorities represent approximately 5% of total unaudited pro forma combined revenues. See "The Offers -- Reasons for the Offers -- Commitments Offered to the European Commission and the U.S. Department of Justice to Obtain Regulatory Approval."


This selected unaudited pro forma combined financial information has been derived from and should be read in conjunction with the "Pro Forma Combined Financial Statements of Alcan and Pechiney" on page 80 and the related notes included herein, and with the respective consolidated financial information of Alcan and Pechiney as of and for the six months ended June 30, 2003, and as of and for the year ended December 31, 2002, which are incorporated herein by reference. All amounts are stated in U.S. dollars. This pro forma information is subject to risks and uncertainties, including those discussed under "Risk Factors -- Risks Relating to the Offers -- We Have Not Been Given the Opportunity to Conduct a Due Diligence Review of the Non-Public Records of Pechiney. Therefore, We May Be Subject to Unknown Liabilities of Pechiney which May Have a Material Adverse Effect on Our Profitability And Results of Operations" and "Risk Factors -- Risks Relating to the Offers -- We Have Not Verified the Reliability of the Pechiney Information Included in, or Incorporated by Reference into, this Prospectus and, as a Result, Our Estimates of the Impact of Consummation of the Offers on the Pro Forma Information in this Prospectus May be Incorrect."

As noted above, Alcan prepares its financial statements in accordance with Canadian GAAP, and provides a reconciliation of such financial statements to U.S. GAAP. Since Pechiney does not prepare Canadian GAAP financial information, but does prepare a U.S. GAAP reconciliation of its financial statements, the pro forma financial information herein is prepared in accordance with U.S. GAAP.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


                                                       SIX MONTHS ENDED           YEAR ENDED
                                                         JUNE 30, 2003        DECEMBER 31, 2002
                                                      -------------------    --------------------
                                                      (UNAUDITED AND IN MILLIONS OF U.S. DOLLARS
                                                             EXCEPT PER SHARE INFORMATION)
Sales and operating revenues........................        12,802                  23,703
Income from continuing operations before
  nonrecurring charges or credits directly
  attributable to the acquisition...................            56                     383
Basic income from continuing operations per Common
  Share.............................................          0.14                    1.01



                                                                 AS OF JUNE 30, 2003
                                                              -------------------------
                                                                  (UNAUDITED AND IN
                                                              MILLIONS OF U.S. DOLLARS)
Total assets................................................           29,095
Long-term debt (including current portion)..................            4,654
Short term borrowings.......................................            3,930
Cash and time deposits......................................              456
Shareholders' equity........................................           10,379


UNAUDITED CAPITALIZATION


                                                                              PRO FORMA
                                                               ALCAN       COMBINED ENTITY
                                                           JUNE 30, 2003    JUNE 30, 2003
                                                             (US GAAP)        (US GAAP)
                                                           -------------   ---------------
                                                            (UNAUDITED AND IN MILLIONS OF
                                                                    U.S. DOLLARS)
Short term borrowings....................................        323            3,930
Debt maturing within one year............................        187              398
Debt not maturing within one year........................      3,454            4,256
                                                              ------           ------
Total debt...............................................      3,964            8,584
Minority Interest........................................        195              363
SHAREHOLDERS' EQUITY
Preference shares........................................        160              160
Common shares............................................      4,711            6,792
Retained earnings........................................      3,273            3,273
Other....................................................         88              154
                                                              ------           ------
Total shareholders' equity...............................      8,232           10,379
CONSOLIDATED CAPITALIZATION..............................     12,391           19,326
                                                              ======           ======

                    COMPARATIVE PER SHARE MARKET INFORMATION

Alcan Common Shares are listed on the New York Stock Exchange under the symbol "AL", the Toronto Stock Exchange under the symbol "AL.TO", the London Stock Exchange under the symbol "ALq.L" and the SWX Swiss Exchange under the symbol "AL.S". Pechiney Common Shares are listed on Euronext Paris under the ISIN code FR0000132904 and quoted on SEAQ International in London under the symbol "PECHaq.L", and Pechiney ADSs are listed on the New York Stock Exchange under the symbol "PY". Pechiney Bonus Allocation Rights were listed on Euronext Paris under the ISIN code FR0000951634 through August 4, 2003, and from that date continue to trade over-the-counter. The following table presents the closing market prices per security for Alcan Common Shares, Pechiney Common Shares, Pechiney Bonus Allocation Rights and Pechiney ADSs in euros or U.S. dollars, as the case may be:

     - as reported on the New York Stock Exchange for Alcan Common Shares;

     - as reported on the Euronext Paris for Pechiney Common Shares and, for dates up to August 4, 2003, Pechiney Bonus Allocation Rights;

     - as reported on the over-the-counter market for Pechiney Bonus Allocation Rights;

     - as reported on the New York Stock Exchange for Pechiney ADSs.


In each case the prices given are, first, as of July 3, 2003 or July 4, 2003, which was the last full trading day on the New York Stock Exchange and on Euronext Paris, respectively, prior to the public announcement of these proposed offers, second, as of September 11, 2003, which was the last full trading day prior to the public announcement of the revised offers and, third, as of October 23, 2003, the most recent practicable trading day prior to the date of this prospectus. See "Market Price and Dividend Data" on page 114 for further information about historical market prices of these securities.



The following table also presents the implied equivalent closing market prices per security for Pechiney Common Shares, Pechiney Bonus Allocation Rights and Pechiney ADSs in U.S. dollars. These prices were calculated by multiplying the closing market prices per share of Alcan Common Shares by the applicable exchange ratio for each Pechiney Common Share, each 10 Pechiney Bonus Allocation Rights and each 2 Pechiney ADSs, assuming for this purpose only that the Reference Value is equal to the greater of 27.4 and the euro equivalent of the Alcan Common Share price on the same day, and then adding to those amounts the U.S. dollar equivalent of the cash portion of the exchange consideration of E24.60 for each Pechiney Common Share, each 10 Pechiney Bonus Allocation Rights and each 2 Pechiney ADSs. In calculating the equivalent basis market value per Pechiney security, euro amounts have been translated into U.S. dollars at a rate of E1.00 = $1.1503, which was the Federal Reserve Bank of New York noon buying rate on July 3, 2003, at a rate of E1.00 = $1.1186, which was the Federal Reserve Bank of New York noon buying rate on September 11, 2003, and at a rate of E1.00 = $1.1795, which was the Federal Reserve Bank of New York noon buying rate on October 23, 2003, as applicable.



                                                                                    EQUIVALENT BASIS MARKET VALUE
                                         ALCAN               PECHINEY                   PER PECHINEY SECURITY
                                        -------   ------------------------------   --------------------------------
                                        COMMON               BONUS                              BONUS
                                        SHARES    COMMON   ALLOCATION               COMMON    ALLOCATION
                                        -------   SHARES    RIGHTS)       ADSS      SHARES      RIGHTS       ADSS
                                        (NYSE;    ------   ----------   --------   --------   ----------   --------
                                        U.S. $)   (EURO)     (EURO)     (U.S. $)   (U.S. $)    (U.S. $)    (U.S. $)
                                        -------   ------   ----------   --------   --------   ----------   --------
July 3 or July 4, 2003, as
  applicable..........................   31.46    34.70       3.79       19.27       54.59       5.46       27.30
September 11, 2003....................   34.99    46.26       4.51(1)    26.05       53.13       5.31       26.57
October 23, 2003......................   39.96    47.30       4.51(1)    27.86       56.03       5.60       28.01


---------------


(1) Bonus Allocation Rights valued as of August 4, 2003. Pechiney Bonus Allocation Rights were listed on Euronext Paris through August 4, 2003, and from that date continue to trade over-the-counter in limited trading.


The market prices of Alcan Common Shares and Pechiney Common Shares, Pechiney Bonus Allocation Rights and Pechiney ADSs are likely to fluctuate prior to the expiration date of these offers and cannot be predicted. We urge you to obtain current market information regarding Alcan Common Shares and Pechiney Common Shares, Pechiney Bonus Allocation Rights and Pechiney ADSs.

      SUMMARY SELECTED COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

The following tables set forth certain historical per share data for Alcan and Pechiney as well as unaudited pro forma and equivalent pro forma combined per share data to reflect the combination of Alcan and Pechiney. The pro forma adjustments are based upon available information and certain assumptions that Alcan believes are reasonable, including the assumptions that pursuant to the offers:


     - all of the outstanding Pechiney Common Shares are exchanged for Alcan Common Shares and cash, with a cash component of E25.60 (including the additional E1 consideration that may be payable in the offers) and a share component of E22.90 in Alcan Common Shares for every Pechiney Common Share.



     - all of the Pechiney Bonus Allocation Rights are exchanged for Alcan Common Shares and cash, with a cash component of E25.60 (including the additional E1 consideration that may be payable in the offers) and a share component of E22.90 in Alcan Common Shares for every 10 Pechiney Bonus Allocation Rights (it is assumed that the Pechiney Bonus Allocation Rights have been satisfied by the issuance of Pechiney Common Shares during the three-month period ended June 30, 2003).



     - all of the Pechiney OCEANEs are exchanged for cash. Each Pechiney OCEANE is exchanged for E83.80 (including the additional E1 consideration that may be payable in the offers).



     - all of the Pechiney ADSs are exchanged for Alcan Common Shares and cash, with a cash component of E25.60 (including the additional E1 consideration that may be payable in the offers) and a share component of E22.90 in Alcan Common Shares for every 2 Pechiney ADSs.


     - all of the outstanding Pechiney stock options are exchanged for Alcan stock options; and

     - the cash consideration paid in the offers is financed by additional Alcan debt.

The summary selected comparative historical and pro forma per share data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial condition of the combined entities that would have been achieved had this offer and the French offer been completed during the periods presented, nor is the summary selected comparative historical and pro forma per share data necessarily indicative of the future operating results or financial position of the combined entities.


This summary selected comparative historical and pro forma per share data has been derived from and should be read in conjunction with the "Pro Forma Combined Financial Statements of Alcan and Pechiney" on page 80 and the related notes included herein, and with the respective consolidated financial information of Alcan and Pechiney as of and for the six months ended June 30, 2003, and as of and for the year ended December 31, 2002, which are incorporated herein by reference. All amounts are stated in U.S. dollars. This pro forma information is subject to risks and uncertainties, including those discussed under "Risk Factors -- Risks Relating to the Offers -- We Have Not Been Given the Opportunity to Conduct a Due Diligence Review of the Non-Public Records of Pechiney. Therefore, We May Be Subject to Unknown Liabilities of Pechiney Which May Have a Material Adverse Effect on Our Profitability and Results of Operations" and "Risk Factors -- Risks Relating to the Offers -- We Have Not Verified the Reliability of the Pechiney Information Included in, or Incorporated by Reference into, this Prospectus and, as a Result, Our Estimates of the Impact of Consummation of the Offers on the Pro Forma Information in this Prospectus May be Incorrect."

                                              ALCAN                             PECHINEY(1)
                                    -------------------------   --------------------------------------------
                                    HISTORICAL    PRO FORMA     HISTORICAL PER
                                       PER       COMBINED PER       COMMON       EQUIVALENT PER   HISTORICAL
                                      COMMON        COMMON          SHARE            COMMON        PER ADS
U.S. GAAP INFORMATION                 SHARE         SHARE         (RESTATED)         SHARE        (RESTATED)
---------------------               ----------   ------------   --------------   --------------   ----------
SIX MONTHS ENDED JUNE 30, 2003
Income from continuing
  operations......................    $ 0.10        $ 0.14(2)       $ 0.42           $ 0.31         $ 0.21
Dividends(3)......................    $ 0.45        $ 0.45            N.A.             N.A.           N.A.
Book value........................    $25.09        $27.50          $41.29           $30.34         $20.65
YEAR ENDED DECEMBER 31, 2002
Income (loss) from continuing
  operations......................    $ 1.27        $ 1.01(2)       $(0.13)          $(0.10)        $(0.07)
Dividends(3)......................    $ 0.60        $ 0.60          $ 1.05           $ 0.77         $ 0.52
Book value........................    $25.29          N.A.(4)       $39.76           $29.22         $19.88


---------------

(1) Euro amounts were translated using the average rate of each financial period for "Income (loss) from continuing operations." Euro amounts were translated at period-end rate for "Dividends" and "Book value." For more information on historical currency exchange rates see "Exchange Rate Information" on page 120.


(2) Represents income (loss) from continuing operations before nonrecurring charges or credits directly attributable to the acquisition.

(3) The Alcan pro forma dividends per share represent the historical per share dividends paid by Alcan.

(4) Not available because the Unaudited pro forma combined balance sheet is not presented as at December 31, 2002.

N.A. -- Information not available.

                                  RISK FACTORS

You should carefully consider the following risks and the risk factors incorporated by reference into this prospectus from Item 3 of Pechiney's 2002 20-F, together with the other information contained in or incorporated by reference into this prospectus, before making any decision concerning the terms of this offer or whether to accept it. Any of these risks could have a material adverse effect on our business, financial condition and results of operations, which could in turn affect the price of our Alcan Common Shares.

RISKS RELATING TO THE OFFERS

INTEGRATION OF THE COMPANIES MAY FAIL OR DISRUPT OPERATIONS.

The anticipated benefits and synergies expected to result from the offers will depend in part upon whether the operations of Alcan can be integrated in an efficient and effective manner with those of Pechiney. Successful integration will require the integration of various aspects of each company's business. The anticipated benefits expected to result from this integration may not be achieved completely, if at all. The ability to achieve these anticipated benefits could be more difficult if the Pechiney board of directors does not continue to support the offers. Failure to successfully integrate the business organizations could have a material adverse effect on the financial condition and results of the operations of Alcan and result in the failure to achieve certain of the expected benefits from the combination, including synergies and other operating efficiencies. The integration of the business organizations could interfere with the activities of one or more of the businesses of the companies which could have material adverse effects on their operations. In addition, the integration of the business organizations may involve a number of other risks, including the diversion of management's attention from the day-to-day operations of each company's business.

EVEN IF ALCAN CONSUMMATES THE OFFERS, THERE MAY BE A DELAY BEFORE ALCAN CAN OBTAIN CONTROL OF THE MANAGEMENT OF PECHINEY.

In order for Alcan to take management control of Pechiney following successful completion of the offers, Alcan will need to take control of the board of directors of Pechiney. Pursuant to Article L. 225-103, II, 4 of the French Commercial Code, if Alcan gains control of Pechiney pursuant to the offers, Alcan may request the board of directors of Pechiney to convene a shareholders' meeting with an agenda which will provide for the election of the directors. If such a shareholders' meeting is not convened, Alcan is permitted, after a reasonable delay and notice to Pechiney's board of directors, to convene a meeting for the election of directors. This meeting may be held no sooner than 30 days after the publication of a notice announcing the meeting in the French official legal gazette.

THE VALUE OF THE OFFERS WILL ONLY INCREASE IF THE AVERAGE VALUE OF THE ALCAN COMMON SHARES INCREASES ABOVE E38.16 PRIOR TO THE CALCULATION OF THE EXCHANGE RATIO, WHILE THE VALUE OF THE OFFERS COULD DECREASE IF THE AVERAGE VALUE OF ALCAN'S COMMON SHARES DECLINES BELOW E27.40. THE U.S. DOLLAR VALUE OF THE CASH CONSIDERATION YOU RECEIVE WILL VARY DEPENDING ON THE EURO/U.S. DOLLAR EXCHANGE RATE.

The fraction of an Alcan Common Share to be issued in the offers in exchange for each Pechiney Common Share, Pechiney Bonus Allocation Right and Pechiney ADS will depend on both the market price of Alcan Common Shares on the New York Stock Exchange and the euro/U.S. dollar exchange rate. So long as the euro equivalent of the Average Value, as defined in this prospectus, of the Alcan Common Shares is between E27.40 and E38.16, the Alcan Common Shares to be issued in the offers should have a value close to E22.90 per Pechiney Common Share (or per 10 Pechiney Bonus Allocation Rights or 2 Pechiney ADSs) at the time the exchange ratio is determined. Because of variation in the trading price of the Alcan Common Shares and in the euro/U.S. dollar exchange rate, the value of the Alcan Common Shares actually received for each Pechiney Common Share (or each 10 Pechiney Bonus Allocation Rights or each 2 Pechiney ADSs) is unlikely to be precisely E22.90. If the Average Value of the Alcan Common Shares is above E38.16, you will receive 0.6001 of an Alcan Common Share for each Pechiney Common Share, each 10 Pechiney Bonus Allocation Rights or each 2 Pechiney ADSs tendered, and the value of the Alcan Common Share consideration received by you in the offers will likely be above E22.90 per Pechiney Common Share (or per

10 Pechiney Bonus Allocation Rights or 2 Pechiney ADSs). If the Average Value of the Alcan Common Shares is below E27.40, you will receive 0.8358 of an Alcan Common Share for each Pechiney Common Share (or each 10 Pechiney Bonus Allocation Rights or each 2 Pechiney ADSs) tendered, and the value of the Alcan Common Shares consideration received by you in the offers will likely be below E22.90 per Pechiney Common Share (or per 10 Pechiney Bonus Allocation Rights or 2 Pechiney ADSs).

The cash consideration that will be paid for your Pechiney securities is determined in euros. As a result, the value of this consideration in U.S. dollar terms will vary depending on the euro/U.S. dollar exchange rate, which is expected to fluctuate.

YOU WILL RECEIVE FEWER ALCAN COMMON SHARES IF ALCAN ELECTS TO PAY A HIGHER PORTION OF THE CONSIDERATION IN CASH.

Alcan has the option to substitute an equivalent amount of cash in place of some or all of the Alcan Common Shares to be issued as consideration in the offers. Alcan must make this election and announce it before the open of the fifth French trading day before the expiration of the offers, and you will have the ability to withdraw any tendered Pechiney securities between that time and the expiration of the offers. If Alcan exercises this option, you will receive fewer, or no, Alcan Common Shares for your tendered Pechiney Common Shares, Pechiney Bonus Allocation Rights or Pechiney ADSs, and you will receive a correspondingly higher amount of cash. As a result, in this case, you will be entitled to fewer, or none, of the possible future dividends and increases in stock price that holders of Alcan Common Shares may benefit from.

YOU WILL NOT KNOW WHETHER YOU WILL GET THE ADDITIONAL CASH CONSIDERATION BEFORE THE OFFERS END. IF YOU DECIDE TO TENDER YOUR PECHINEY SECURITIES, YOU SHOULD ASSUME THAT THE ADDITIONAL CASH CONSIDERATION WILL NOT BE PAID.

If the number of Pechiney securities tendered in the offers (including during any subsequent offering period) represents more than 95% of the capital and voting rights of Pechiney (based on the same classes of capital included in the numerator and the denominator of the minimum tender condition under "The
Offers -- Condition Precedent" below), Alcan will pay additional consideration of E1 for each Pechiney Common Share, E0.10 for each Pechiney Bonus Allocation Right, E0.50 for each Pechiney ADS and E0.40 for each Pechiney OCEANE tendered in the offers. However, neither Alcan nor you will know whether this threshold has been met until after the expiration of the offers and any withdrawal rights have expired. As a result, if you decide to tender your Pechiney securities in the offer, you should assume that you will not receive the additional cash consideration.

COMPLIANCE WITH CONDITIONS AND OBLIGATIONS IMPOSED IN CONNECTION WITH REGULATORY APPROVALS COULD ADVERSELY AFFECT THE BUSINESS OF ALCAN AND PECHINEY.


Completion of the transaction was conditional upon receipt of regulatory approvals from the European Commission and review by the U.S. antitrust authorities. The approval of the European Commission was obtained on September 29, 2003 and the waiting period under the U.S. Hart-Scott-Rodino Antitrust Improvements Act expired on the same date. See "Regulatory Matters" beginning on page 91. In order to obtain the approval of the European Commission, Alcan committed to the European Commission to divest certain European businesses of Alcan and/or Pechiney in relation to flat-rolled products, aluminum aerosol cans, aluminum cartridges and Alcan's anode baking furnace designs, and also committed to continue to license to third parties the alumina refining technologies of either Alcan or Pechiney and Pechiney's smelter cell technologies on terms and conditions comparable to those applicable prior to this transaction. The approval of the Swiss Competition Commission was subject to Alcan's compliance with the commitments made to the European Commission. Alcan has also committed to the U.S. Department of Justice to divest a U.S. rolling mill of Pechiney, as described under "The Offers -- Reasons for the Offers -- Commitments Offered to the European Commission and the U.S. Department of Justice to Obtain Regulatory Approval" below. These divestitures include operations that account for significant amounts of revenues and net income for Alcan and Pechiney. Furthermore, Alcan may decide that significant amounts of additional assets should be disposed of in connection with these divestitures for various business reasons. These divestitures required for regulatory reasons, and any related divestitures, may have a material adverse effect upon our business or results of operations in the future.

The proposed acquisition of the Pechiney securities is a notifiable transaction under the Competition Act (Canada), and as such could not be completed until a required notification was filed with the Canadian competition authorities and the relevant waiting period had expired. A required filing in respect of the proposed transaction was made on July 30, 2003 and the applicable waiting period expired on September 10, 2003. However, the Canadian competition authorities may challenge the transaction at any time before or within three years after completion of the transaction. Such an investigation, if initiated, may have a material adverse impact on the operations of Alcan or Pechiney. In addition, the offers were required to be notified to the Swiss Competition Commission under the competition laws of Switzerland. This notification was filed on September 1, 2003, and on September 29, 2003, the Swiss Competition Commission approved the transaction subject to Alcan fulfilling the commitments it has made to the European Commission with respect to the offers.

Other jurisdictions throughout the world claim jurisdiction under their competition or antitrust laws in respect of acquisitions or mergers that have the potential to affect their domestic marketplace. A number of these jurisdictions will have or claim to have jurisdiction to review the transaction. Such investigations or proceedings, whether by governmental authorities or private parties, may be initiated and, if initiated, may have a material adverse impact on the completion of the offers or the operations of Alcan or Pechiney.

ALCAN IS A CANADIAN CORPORATION, AND SHAREHOLDERS OF A CANADIAN CORPORATION HAVE FEWER RIGHTS AND PRIVILEGES THAN SHAREHOLDERS OF A FRENCH CORPORATION IN CERTAIN RESPECTS.


Alcan is governed by the Canada Business Corporations Act (the "CBCA") and by its restated articles of incorporation and by-laws. The CBCA extends to shareholders certain rights and privileges that may not exist under French law and, conversely, does not extend certain rights and privileges that shareholders of a company governed by French law may have. Differences between the CBCA and French law that could result in shareholders of a Canadian corporation having fewer rights and privileges than shareholders of a French company include, among others, additional limitations on transactions with interested directors and officers under French law, certain restrictive rules governing indemnification and liability of directors under French law and greater restrictions on shareholders' proposals and shareholder suits under the CBCA. In addition, Alcan has adopted a shareholder rights plan, which could limit the rights of Alcan shareholders in certain circumstances. Pechiney has not adopted such a plan. For a more detailed comparison of the rights of Alcan shareholders versus the rights of Pechiney securityholders, see our discussion in the section captioned "Comparison of Shareholders' Rights" beginning on page 96.


WE HAVE NOT BEEN GIVEN THE OPPORTUNITY TO CONDUCT A DUE DILIGENCE REVIEW OF THE NON-PUBLIC RECORDS OF PECHINEY. THEREFORE, WE MAY BE SUBJECT TO UNKNOWN LIABILITIES OF PECHINEY WHICH MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR PROFITABILITY AND RESULTS OF OPERATIONS.


In commencing the offers and determining their terms and conditions, we have relied solely and exclusively upon publicly available information relating to Pechiney, including periodic and other reports for Pechiney as filed with or furnished to the SEC on Form 20-F and Form 6-K, as well as Pechiney's 2002 Document de reference, as filed with the French Commission des operations de bourse, or COB. We have not conducted an independent due diligence review of, nor had access to, any non-public information about Pechiney. As a result, after the consummation of our offers, we may be subject to unknown liabilities of Pechiney, which may have a material adverse effect on our profitability, results of operations and financial position, which we might have otherwise discovered if we had been permitted by Pechiney to conduct a complete due diligence review.

WE HAVE NOT VERIFIED THE RELIABILITY OF THE PECHINEY INFORMATION INCLUDED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS AND, AS A RESULT, OUR ESTIMATES OF THE IMPACT OF CONSUMMATION OF THE OFFERS ON THE PRO FORMA INFORMATION IN THIS PROSPECTUS MAY BE INCORRECT.


In respect of information relating to Pechiney presented in, or incorporated by reference into, this prospectus, including all Pechiney financial information, we have relied exclusively upon publicly available information, including information publicly filed by Pechiney with securities regulatory authorities. Although we have no knowledge that would indicate that any statements contained herein based upon such reports and documents are inaccurate, incomplete or untrue, we were not involved in the preparation of such information and statements and, therefore, cannot verify the accuracy, completeness or truth of such information or any failure by Pechiney to disclose events that may have occurred, but that are unknown to us, that may affect the significance or accuracy of any such information. Pechiney has not provided representatives of Alcan access to Pechiney's accounting records and therefore we have not independently verified certain adjustments and assumptions with respect to Pechiney's financial information in preparing the pro forma financial information regarding Pechiney presented in this prospectus. Any financial information regarding Pechiney that may be detrimental to the combined entity and that has not been publicly disclosed by Pechiney, or errors in our estimates due to the lack of cooperation from Pechiney, may have an adverse effect on the benefits we expect to achieve through the consummation of the offers and may result in material inaccuracies in the pro forma information included in this prospectus.


CONSUMMATION OF THE OFFERS MAY RESULT IN ADVERSE TAX CONSEQUENCES TO ALCAN RESULTING FROM A CHANGE OF OWNERSHIP OF PECHINEY.

We have not had access to information concerning Pechiney's tax situation. It is possible that the consummation of the offers may result in adverse tax consequences arising from a change of ownership of Pechiney. The tax consequences of a change of ownership of a corporation can lead to an inability to carry-over certain tax attributes, including but not limited to tax losses, tax credits and/or tax basis of assets. In addition, the change of ownership may result in other tax costs not normally associated with the ordinary course of business. Such other tax costs include, but are not limited to, stamp duties, land transfer taxes, franchise taxes and other levies. The fact that Alcan is unaware of information relevant to a determination of the potential tax consequences and related costs represents an additional transaction risk.


THE OFFERS COULD TRIGGER CERTAIN CHANGE OF CONTROL PROVISIONS IN THE EMPLOYMENT AGREEMENTS OF CERTAIN MEMBERS OF PECHINEY'S SENIOR MANAGEMENT, AS WELL AS CHANGE OF CONTROL PROVISIONS IN OTHER CONTRACTS OF PECHINEY.



We understand that the employment agreements of certain members of the Pechiney senior management contain, and that the employment agreements of certain other employees may contain, change of control clauses providing for compensation to be granted in the event the employment of these employees is terminated following the consummation of the offers, either by Pechiney or by those employees. If successful, the offers would effect such a change of control, thereby giving rise to potential change of control payments, which could be substantial and which could materially adversely affect our results of operations in the period they become payable. In addition, other contracts to which Pechiney is a party may contain change of control provisions that could be triggered by the completion of the offers, possibly resulting in termination of those contracts or increased obligations or loss of benefits to Pechiney.


THE SUBSTANTIAL INCREASE IN THE NUMBER OF ALCAN COMMON SHARES FOLLOWING THE TRANSACTION MAY ADVERSELY AFFECT THEIR MARKET PRICE.


Upon completion of the offers for Pechiney securities, assuming that all Pechiney securities are acquired, additional Alcan Common Shares, representing up to approximately 24.2% of the current common share capital of Alcan, will be available for trading in the public market. The increase in the number of Alcan Common Shares may lead to sales of such shares or the perception that such sales may occur, either of which may adversely affect the market for, and the market price of, the Alcan Common Shares.


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

IF THE OFFERS FOR PECHINEY SECURITIES ARE SUCCESSFUL, BUT SOME PECHINEY SECURITIES REMAIN OUTSTANDING, THE LIQUIDITY AND MARKET VALUE OF THE REMAINING PECHINEY SECURITIES HELD BY THE PUBLIC COULD BE ADVERSELY AFFECTED BY THE FACT THAT THEY WILL BE HELD BY A SMALLER NUMBER OF HOLDERS.

Depending upon the number of Pechiney securities acquired pursuant to the Pechiney offers, following the completion of the offers the Pechiney ADSs may no longer meet the requirements of the New York Stock Exchange for continued listing. Moreover, to the extent permitted under applicable law and stock exchange regulations, Alcan intends to seek to cause the delisting of the Pechiney ADSs on the New York Stock Exchange, and, if Alcan were to launch a buy-out followed by a squeeze-out, it may then petition Euronext Paris to cause the delisting of the Pechiney Common Shares and/or Pechiney OCEANEs.

If the New York Stock Exchange were to delist the Pechiney ADSs, or if Euronext Paris were to delist the Pechiney Common Shares or Pechiney OCEANEs, the market for these securities could be adversely affected. Although it is possible that the Pechiney ADSs, Pechiney Common Shares and Pechiney OCEANEs would be traded on other securities exchanges or in the over-the-counter market, and the price quotations would be reported by such exchanges, or through the National Association of Securities Dealers, Inc. Automated Quotations System or by other sources, such trading quotations may not occur. In addition, the extent of the public market for the Pechiney ADSs, Pechiney Common Shares, Pechiney Bonus Allocation Rights and Pechiney OCEANEs and the availability of such quotations would, however, depend upon the number of holders and/or the aggregate market value of the Pechiney ADSs, Pechiney Common Shares, Pechiney Bonus Allocation Rights and Pechiney OCEANEs, as the case may be, remaining at such time, the interest in maintaining a market in the Pechiney ADSs, Pechiney Common Shares, Pechiney Bonus Allocation Rights and Pechiney OCEANEs, as the case may be, on the part of securities firms and the possible termination of registration of ADSs under the Securities Exchange Act of 1934. If such registration is terminated, Pechiney could cease filing periodic reports with the SEC, which could further impact the value of the Pechiney ADSs. To the extent the availability of such listings or quotations depends on steps taken by Alcan or Pechiney, Alcan or Pechiney may or may not take such steps. Therefore, you should not rely on any such listing or quotation being available.

RISKS RELATING TO THE BUSINESS OF ALCAN IF THE OFFERS ARE SUCCESSFUL

The business of Alcan is and will continue to be subject to a number of risks, including those listed below. Certain of these risks may be increased by the completion of the transactions and the acquisition of Pechiney.

INCREASED EXPOSURE TO CURRENCY EXCHANGE RATE FLUCTUATIONS AS A RESULT OF THE ACQUISITION OF PECHINEY AND THE RESULTING INCREASED PORTION OF OPERATING EXPENSES INCURRED IN EUROS IS LIKELY TO ADVERSELY AFFECT FINANCIAL RESULTS WHEN THE EURO INCREASES IN VALUE AS COMPARED TO THE U.S. DOLLAR.

A substantial portion of Alcan's revenue is determined in U.S. dollars while a significant portion of its costs related to those revenues are incurred in Canadian and Australian dollars. Additionally, Alcan's earnings from its European subsidiaries are substantially denominated in euros. Fluctuations in exchange rates between the U.S. dollar and these currencies give rise to currency exposure. This exposure is generally favorable to Alcan when the U.S. dollar strengthens against the Canadian and Australian dollars and unfavorable when it weakens. Conversely, Alcan is disadvantaged when the U.S. dollar strengthens against the euro and is advantaged when it weakens. Where judged appropriate, Alcan seeks to manage a portion of the impact of this risk by entering into forward currency contracts and options, but such hedging activities are limited in nature, may be costly and in any event do not normally extend beyond three years and therefore will not eliminate a material portion of the potentially significant adverse effect that exchange rate fluctuations could have on Alcan's results of operations or financial condition over an extended period. Following completion of the offers, Alcan will be exposed to additional possibly offsetting currency exchange risk, primarily with respect to the euro, as a much more significant amount of its revenues generated in Europe is expected to be generated in U.S. dollars while a more significant portion of its operating expenses related to those revenues is expected to be incurred in euros. Such currency exchange risks may have a materially adverse effect on Alcan's operating results in the future.

PECHINEY ENGAGES IN SUBSTANTIAL TRADING AND BROKERAGE ACTIVITIES AND, AS A RESULT, ALCAN WILL BE EXPOSED TO INCREASED TRADING AND BROKERAGE RISKS INCLUDING THE RISK OF SIGNIFICANT LOSSES DUE TO ADVERSE PRICE MOVEMENTS, WHICH MAY ADVERSELY IMPACT ITS FINANCIAL RESULTS.

Pechiney engages in substantial trading and brokerage activities. For example, Pechiney's 2002 financial statements indicate that E5,036 million, or 42%, of Pechiney's 2002 net sales resulted from its trading and brokerage operations. Alcan does not have comparable operations and if the offers are consummated, will be exposed to the risks of these businesses, including credit and derivatives risks and the risk of significant losses if prices move contrary to the expectations of Pechiney at the time the related contracts were entered into and if Pechiney's risk management procedures prove to be inadequate. The risks of Pechiney's trading and brokerage businesses may result in material losses to Alcan after consummation of the offers and such losses may materially adversely affect Alcan's results of operations, liquidity and financial position.

THE EXTENSIVE USE OF DERIVATIVES IN PECHINEY'S TRADING ACTIVITIES WILL EXPOSE ALCAN TO INCREASED MARKET AND CREDIT RISK IN DERIVATIVES AND, AS A RESULT, ALCAN WILL BE SUBJECT TO SIGNIFICANTLY INCREASED MARKET AND CREDIT RISKS RELATING TO DERIVATIVES, WHICH MAY ADVERSELY IMPACT ITS REVENUES AND EARNINGS.

Each of Alcan and Pechiney uses derivatives to hedge, among other things, its exposure to changes in exchange rates, interest rates and metals prices. In addition, Pechiney's trading activities involve extensive use of derivatives. Alcan will accordingly be subject to significantly increased market and credit risks relating to derivatives after completion of the offers.

PECHINEY IS SUBJECT TO A BROAD RANGE OF ENVIRONMENTAL LAWS AND REGULATIONS IN THE JURISDICTIONS IN WHICH IT OPERATES, AND IF THE OFFERS ARE SUCCESSFUL, ALCAN MAY BE EXPOSED TO INCREASED ENVIRONMENTAL COSTS AND LIABILITIES.

Each of Alcan and Pechiney is subject to a broad range of environmental laws and regulations in each of the jurisdictions in which it operates. These laws and regulations, as interpreted by relevant agencies and the courts, impose increasingly stringent environmental protection standards regarding, among other things, air emissions, wastewater storage, treatment and discharges, the use and handling of hazardous or toxic materials, waste disposal practices, and the remediation of environmental contamination. The costs of complying with these, including participation in assessments and remediation of sites, could be significant. In addition, these standards can create the risk of substantial environmental liabilities, including liabilities associated with divested assets and past activities. Currently, each of Alcan and Pechiney is involved in a number of compliance efforts and legal proceedings concerning environmental matters. Each of Alcan and Pechiney has established reserves for environmental remediation activities and liabilities. However, environmental matters cannot be predicted with certainty, and these amounts may not be adequate, especially in light of potential changes in environmental conditions or the discovery of previously unknown environmental conditions, the risk of governmental orders to carry out additional compliance on certain sites not initially included in remediation in progress, and the potential liability of each of Alcan and Pechiney to remediate sites for which provisions have not been previously established. Such future developments could result in increased environmental costs and liabilities that could have a material adverse effect on Alcan's financial position and results of operations.

Some of Alcan's and Pechiney's current and potential operations are located in or near communities that may now, or in the future, regard such operations as having a detrimental effect on their social and economic circumstances. Should this occur, the consequences of such a development may have a material adverse impact upon the profitability or, in extreme cases, the viability of an operation. In addition, such developments may adversely affect Alcan's ability to enter into new operations in such location or elsewhere.

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

PECHINEY HAS OPERATIONS IN SEVERAL LESS DEVELOPED COUNTRIES IN WHICH ALCAN DOES NOT CONDUCT BUSINESS AS WELL AS OPERATIONS IN LESS DEVELOPED COUNTRIES WHERE ALCAN ALREADY HAS OPERATIONS AND THE ACQUISITION OF SUCH OPERATIONS WILL EXPOSE ALCAN TO INCREASED POTENTIAL RISKS OF LOSSES FROM OPERATIONS IN LESS DEVELOPED COUNTRIES.

After the offers Alcan will have increased operations in developing countries which may be more vulnerable to risks of war, civil disturbances and adverse governmental action, such as nationalization, re-negotiation or nullification of existing contracts, leases, permits or other agreements, changes in laws, policy and currency restrictions, as well as other unanticipated risks, which may disrupt or impede operations and markets, restrict the movement of funds, impose limitations on foreign exchange transactions or result in the expropriation of assets. Any of these factors could materially adversely affect Alcan's operations in such countries.

PECHINEY HAS RECENTLY INITIATED SEVERAL SIGNIFICANT CAPITAL PROJECTS AND, FOLLOWING THE CONSUMMATION OF THE OFFERS, ALCAN MAY BE EXPOSED TO RISKS RELATING TO SUCH PROJECTS, WHICH MAY ADVERSELY AFFECT ITS FINANCIAL RESULTS AND CONDITION SINCE SUCH PROJECTS WILL RESULT IN INCREASED CAPITAL EXPENDITURE COMMITMENTS AND THE RISK THAT SUCH PROJECTS MAY BE UNPROFITABLE.

Pechiney has announced its involvement in a number of significant capital projects for which there is little available information to identify and quantify commitments and to determine potential financial impact. These include, for example, Pechiney's Coega smelter project in South Africa and its Bauxilum bauxite and alumina project in Venezuela. If the offers are completed, Pechiney's commitments with respect to these capital projects may materially adversely affect Alcan's results of operations in the future.

ALCAN WILL CONTINUE TO BE EXPOSED TO VOLATILITY IN THE ALUMINUM INDUSTRY AND IN ALUMINUM END USE MARKETS, WHICH MAY ADVERSELY AFFECT ITS FINANCIAL RESULTS SINCE SUCH VOLATILITY MAY RESULT IN SIGNIFICANTLY LOWER REVENUES WHILE COSTS REMAIN CONSTANT.

Alcan is a leading global producer of aluminum and aluminum fabricated products. The aluminum industry is highly cyclical, with prices subject to worldwide market forces of supply and demand and other influences. Prices have been volatile historically and Alcan expects such volatility to continue. Although Alcan uses contractual arrangements with customers, employs certain measures to manage its exposure to the volatility of London Metals Exchange based prices and is product and segment diversified, Alcan's results of operations could be materially adversely affected by material adverse changes in economic or aluminum industry conditions generally. Aluminum end use markets, including the automotive and building and construction sectors, are also cyclical. When downturns occur in these sectors, decreased demand for aluminum may result in lower prices for Alcan's products and may have a material adverse effect on Alcan's results of operations.

ALCAN'S OPERATIONS WILL CONTINUE TO BE EXPOSED TO CHANGES IN CERTAIN ECONOMIC CONDITIONS AND COULD BE ADVERSELY AFFECTED BY GOVERNMENT ACTIONS, WHICH MAY ADVERSELY AFFECT ITS FINANCIAL RESULTS AND CONDITION BY INCREASING ITS OPERATING EXPENSES OR REDUCING ITS REVENUES.

Economic and other factors in the many countries in which Alcan operates, including inflation, fluctuations in currency and interest rates, competitive factors, civil unrest and labor problems, could affect Alcan's revenues, expenses and results of operations. Alcan's operations could also be adversely affected by government actions such as controls on imports, exports and prices, new forms of taxation, and increased government regulation in the countries in which Alcan operates or services customers.

ALCAN'S OPERATIONS WILL CONTINUE TO BE DEPENDENT ON SUBSTANTIAL AMOUNTS OF ENERGY AND, AS A RESULT, ALCAN'S PROFITABILITY MAY DECLINE IF ENERGY COSTS WERE TO RISE, OR IF ENERGY SUPPLIES WERE INTERRUPTED.

Alcan consumes substantial amounts of energy in its operations. Although Alcan generally expects to meet the energy requirements for its aluminum smelters and alumina refineries from internal sources or from long-term contracts, the following factors could materially adversely affect its results of operations: the unavailability of hydroelectric power due to droughts, significant increases in costs of supplied electricity, interruptions in energy supply due to equipment failure or other causes or the inability to extend contracts upon expiration on economical terms. In addition, aluminum smelters generally require an uninterrupted supply of intense electrical energy, and any interruption of more than a very short duration, whatever the cause, may have a major technical, commercial and financial impact on the activities of the facility concerned. Pechiney currently obtains a significant portion of its electricity requirements under contracts with Electricite de France. Alcan may not be able to renew or replace these contracts on comparable terms following their expiry.

If energy costs were to rise, or if energy supplies or supply arrangements were disturbed, Alcan's profitability may decline, which could lead to a reduction in any dividends or cause the trading prices of Alcan Common Shares to decline.

ALCAN'S PROFITABILITY WILL BE ADVERSELY AFFECTED BY INCREASES IN THE COST AND DISRUPTIONS IN THE AVAILABILITY OF RAW MATERIALS.

The raw materials that Alcan uses in manufacturing its products include caustic soda and calcined petroleum coke and resins. The prices of many of the raw materials Alcan uses depend on supply and demand relationships at a worldwide level, and are therefore subject to variation.

Prices for the raw materials Alcan requires may increase and, if they do, Alcan may not be able to pass on the entire cost of the increases to its customers or to offset fully the effects of higher raw material costs through productivity improvements, which may cause its profitability to decline. In addition, there is a potential time lag between changes in prices under Alcan's purchase contracts and the point when Alcan can implement a corresponding change under its sales contracts with its customers. As a result, Alcan cannot necessarily protect itself from fluctuations in raw materials prices since during the time lag period Alcan may have to temporarily bear the additional cost of the change under its purchase contracts, which could have a temporary negative impact on its profitability.

THE MARKETS FOR ALCAN'S PRODUCTS ARE HIGHLY COMPETITIVE AND THE WILLINGNESS OF CUSTOMERS TO ACCEPT SUBSTITUTIONS FOR THE PRODUCTS SOLD BY ALCAN IS HIGH, WHICH COULD ADVERSELY AFFECT ALCAN'S RESULTS OF OPERATIONS.

The markets for aluminum and packaging products are highly competitive. In addition, aluminum competes with other materials, such as steel, plastics and glass, among others, for various applications in Alcan's key customer sectors. The willingness of customers to accept substitutions for the products sold by Alcan, the ability of large customers to apply buyer power in the marketplace to affect the pricing for fabricated aluminum or packaging products or other developments could affect Alcan's results of operations.

ALCAN MAY BE ADVERSELY AFFECTED BY CHANGES IN THE BUSINESS OR FINANCIAL CONDITION OF ITS SIGNIFICANT CUSTOMERS.

A significant downturn in the business or financial condition of significant customers supplied by Alcan could materially adversely affect Alcan's results of operations in a particular period. In addition, if Alcan's existing relationships with its significant customers materially deteriorate or are terminated in the future, and Alcan is not successful in replacing business lost to such customers, Alcan's results of operations may be harmed, which could materially adversely affect our results of operations and lead to a reduction in dividends and cause the trading price of Alcan Common Shares to decline.

ALCAN MAY BE SUBJECT TO LIABILITY RELATED TO THE USE OF HAZARDOUS SUBSTANCES IN PRODUCTION.

Alcan uses a variety of materials and chemicals in its manufacturing processes, as well in connection with maintenance work on its manufacturing facilities. In the event that any of these substances or related residues proves to be toxic, Alcan may be liable for increased costs for health-related claims or removal or re-treatment of such substances.

Although Alcan does not currently use asbestos or its derivatives as raw materials in its manufacturing processes, there is some risk of asbestos exposure associated with the existence of asbestos-containing materials in its manufacturing buildings and equipment.

ALCAN MAY BE EXPOSED TO SIGNIFICANT LEGAL PROCEEDINGS OR INVESTIGATIONS.

Alcan's results of operations or liquidity in a particular period could be affected by significant legal proceedings or investigations adverse to Alcan, including product liability, health and safety and other claims.

ALCAN IS EXPOSED TO PREVAILING INTEREST RATES AND EQUITY MARKET RETURNS IN CONNECTION WITH ITS PENSION PLANS, WHICH MAY RESULT IN ALCAN BEING REQUIRED TO MAKE LARGE CONTRIBUTIONS TO SUCH PLANS.

Alcan sponsors defined benefit pension plans for its employees in Canada, the United States, the United Kingdom, Switzerland and certain other countries. Alcan's pension plan assets consist primarily of listed stocks and bonds. Its estimate of liabilities and expenses for pensions and other post-retirement benefits incorporate significant assumptions, including interest rates used to discount future benefits and expected long-term rates of return on plan assets. Alcan's results of operations, liquidity or shareholders' equity in a particular period could be materially adversely affected by equity market returns that are less than their expected long-term rate of return or a decline of the rate used to discount future benefits.

If the assets of Alcan's pension plans do not achieve expected investment returns for any fiscal year, such deficiency would result in one or more charges against earnings. In addition, changing economic conditions, poor pension investment returns or other factors may require Alcan to make substantial cash contributions to the pension plans in the future, preventing the use of such cash for other purposes. For example, we recently made a significant contribution to one of our Canadian defined benefit plans as a result of recent poor investment performance.

ALCAN'S PAST AND FUTURE ACQUISITIONS OR DIVESTITURES MAY ADVERSELY AFFECT ITS FINANCIAL CONDITION.

Alcan has grown partly through the acquisition of other businesses. There are numerous risks commonly encountered in business combinations, including the risk that Alcan may not be able to effectively integrate businesses acquired, or generate the cost savings and synergies anticipated. Failure to do so could have a material adverse effect on Alcan's costs, earnings and cash flows.

As part of its strategy for growth, Alcan may continue to make acquisitions, divestitures or strategic alliances, which may not be completed or may not be ultimately beneficial to Alcan.

ALCAN MAY NOT BE ABLE TO SUCCESSFULLY DEVELOP AND IMPLEMENT NEW TECHNOLOGY REQUIRED FOR ITS BUSINESSES, AND SUCH FAILURE MAY ADVERSELY AFFECT ALCAN'S PROFITABILITY.

Alcan has invested in and is involved with a number of technology and process initiatives. Several technical aspects of these initiatives are still unproven and the eventual commercial outcomes cannot be assessed with any certainty. Accordingly, the costs and benefits from Alcan's investments in new technologies and the consequent effects on Alcan's future earnings and financial results may vary widely from present expectations.

Alcan is committed to protecting its trade secrets and investing in research and development in order to maintain the benefits of its technology in the future. However, Alcan may not be able to protect, or continue to develop, some of its proprietary technology in the future. In addition, Alcan may be subject to litigation in the future regarding the use of proprietary technology that it has developed.

ALCAN IS SUBJECT TO THE RISK OF UNION DISPUTES AND ADVERSE EMPLOYEE RELATIONS AND THESE DISPUTES AND ADVERSE RELATIONS MAY DISRUPT ALCAN'S BUSINESS OPERATIONS AND ADVERSELY AFFECT ITS FINANCIAL RESULTS.

The majority of our hourly-paid employees are represented by labor unions under a large number of collective labor agreements. We may not be able to satisfactorily renegotiate our collective labor agreements when they expire. In addition, existing labor agreements may not prevent a strike or work stoppage at our facilities in the future, and any such work stoppage could have a material adverse effect on our financial condition and results of operations.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements made or incorporated by reference in this prospectus are forward-looking statements. These forward-looking statements are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning industry growth and other trend projections, anticipated financial or operating performance, business and financial prospects, strategies, objectives, goals, targets and synergies, and the savings and benefits anticipated to be realized from the combination of Alcan and Pechiney. Forward-looking statements in this prospectus are sometimes preceded by, followed by or include the words "believes", "expects", "estimates", "intends", "anticipates", "plans", "may", "could", "should", "will" or similar expressions. Although Alcan's management believes that the expectations reflected in such forward-looking statements are reasonable, readers are cautioned that these forward-looking statements by their nature involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. Many factors, in addition to those discussed elsewhere in this prospectus and in the documents we incorporate by reference, could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements.

Factors that could cause actual results or outcomes to differ materially from the results expressed or implied by forward-looking statements include, but are not necessarily limited to, those discussed in the section "Risk Factors," as well as, among other things:

     - changes in global aluminum supply and demand conditions;

     - changes in aluminum ingot prices;

     - changes in raw materials costs and availability;

     - changes in the relative values of various currencies;

     - cyclical demand and pricing within the principal markets for Alcan's and Pechiney's products;

     - changes in government regulations, particularly those affecting environmental, health or safety compliance;

     - fluctuations in the supply of and prices for energy in the areas in which Alcan or Pechiney maintains production facilities;

     - the effect of integrating acquired businesses (including Pechiney) and the ability to realize anticipated savings and benefits;

     - potential catastrophic damage, increased insurance and security costs and general uncertainties associated with the increased threat of terrorism or war;

     - the effect of international trade disputes on Alcan's or Pechiney's ability to import materials, export its products and compete internationally;

     - relationships with, and financial and operating conditions of, customers and suppliers;

     - economic, regulatory and political factors within the countries in which Alcan or Pechiney operate or sell products; and

     - factors affecting Alcan's or Pechiney's operations, such as litigation, labor relations and negotiations and fiscal regimes.

                                   THE OFFERS

                             REASONS FOR THE OFFERS

Alcan is pursuing its offers for Pechiney because of the significant value-creating opportunities the offers present to both Alcan and Pechiney shareholders. The transaction is intended to enable Alcan to build upon its position as one of the world's leading aluminum and packaging companies and to benefit from the combined entity's enhanced scale, financial strength and technological resources as well as its increased capability to serve customers worldwide. The combined entity will also benefit from a larger and more diversified low-cost global position in primary aluminum production with opportunities for profitable growth, an advanced aluminum fabricating business with facilities around the world and a leading position in flexible packaging. The addition of Pechiney will enhance Alcan's research and development and product and process development capabilities across all of its business sectors.

Reflecting Alcan's significantly increased industrial presence in France, Alcan has committed to locate:

     - in Paris, the global operational headquarters of its packaging business,

     - in France, (i) the global operational headquarters of its aerospace business unit, (ii) the global operational headquarters of its engineered products group and (iii) the operational headquarters of its European primary aluminum business and its European smelting operations, and

     - in France, its global center for new cell technology development in primary aluminum.

Alcan believes that its enhanced size and scope as a result of its acquisition of Pechiney will enable it to capitalize on a greater variety of strategic options. Alcan intends to continue pursuing value-maximizing strategies through a careful analysis of the expanded opportunity set that Alcan will benefit from following the transaction.

In 1999, Alcan, Pechiney and Alusuisse-Lonza Group AG, or "algroup," proposed a three-way combination (referred to as the "proposed APA transaction"). At that time, Alcan, Pechiney and algroup identified a series of compelling strategic benefits in connection with that transaction. These included:

     - a sustainable low-cost position in primary aluminum production,

     - the combination of their aluminum fabrication offerings,

     - the creation of a world leader in the packaging business,


     - leadership in core smelting technology, and


     - substantial synergies arising from scale, plant optimization, elimination of duplication, and implementing best practices throughout the merged group.


The proposed APA transaction was conditional upon, among other things, receipt of merger approval from the European Commission. The inability to resolve certain transaction issues (including agreeing upon the undertakings that were required in order to meet the objections of the European Commission to the proposed APA transaction and to resolve the reasons why the European Commission rejected the parties' offer of remedies made by them with a view to securing regulatory approval from the European Commission) led Alcan, algroup and Pechiney to jointly terminate the APA transaction. Alcan was, however, able to subsequently complete its acquisition of algroup (which was approved by the European Commission, subject to certain conditions and obligations) and achieve many of the anticipated benefits from the proposed APA transaction. Alcan is convinced that the fundamental strategic logic of the proposed APA transaction remains valid and compelling. Alcan's commitments to the European Commission (see "-- Commitments Offered to the European Commission and the U.S. Department of Justice to Obtain Regulatory Approval" on page 36) reflect changes since 1999 in the respective markets served by Alcan and Pechiney and in the outlook for each company.


Alcan has considered its strategic outlook and believes that the substantial benefits of its enhanced size and scope, financial strength and improved strategic flexibility following completion of the transaction substantially outweigh the likely impact of the undertakings that it has made to the European Commission and the U.S. Department of Justice in order to obtain regulatory approvals and the other risks associated with the transaction. See
"-- Commitments Offered to the European Commission and the U.S. Department of Justice to Obtain Regulatory Approval" beginning on page 36.


Alcan has also considered a variety of factors, including lower aluminum prices, the deterioration in demand from the aerospace industry, the increase in the relative value of the euro to the dollar, and continued pressure in the packaging sector as a result of customer consolidation. Alcan has also taken into account its successful integration of algroup, as well as the complementary profit enhancement initiatives already underway at both Alcan and Pechiney. Furthermore, since the acquisition of algroup, Alcan has also successfully executed the acquisitions of 30% of the Gove alumina refinery, 40% of the Alouette smelter and VAW's FlexPac packaging business.

BUSINESS PLANS AND EXPECTED BENEFITS OF THE TRANSACTION

Following the transaction, the combined entity will benefit from the complementary strengths of Alcan and Pechiney. Total revenues of the combined entity on a pro forma basis will be approximately $24 billion based on 2002 revenues and Alcan will employ approximately 88,000 employees in more than 50 countries around the world.

The pro forma impact of the transaction in terms of revenue and work force break-down is shown below on a segment basis:

Break-down of 2002 revenues by segment(1)

                                        ALCAN              PECHINEY              COMBINED ENTITY(2)
                                      ----------   ------------------------   ------------------------
                                                                   % OF                       % OF
                                                                   TOTAL                      TOTAL
                                         % OF         % OF      EXCL. INT'L      % OF      EXCL. INT'L
                                        TOTAL        TOTAL         TRADE        TOTAL         TRADE
                                      ----------   ----------   -----------   ----------   -----------
Primary Aluminum....................      24%          13%           23%          18%           23%
Conversion..........................      55%          22%           38%          39%           49%
Packaging...........................      21%          20%           34%          20%           26%
Other...............................       0%           3%            5%           2%            2%
TOTAL (EXCLUDING INTERNATIONAL
  TRADE)............................     100%          58%          100%          79%          100%
International Trade.................                   42%                        21%
Total...............................                  100%                       100%

---------------

(1) Using an exchange rate of $1.00 = E0.9454
(2) Derived from Alcan's Canadian GAAP consolidated financial statements for the year ended December 31, 2002 and Pechiney's French GAAP consolidated financial statements for the year ended December 31, 2002.

Break-down of 2002 work force by segment

                                                                                    COMBINED
                                                           ALCAN       PECHINEY    ENTITY(1)
                                                         ----------   ----------   ----------
                                                         % OF TOTAL   % OF TOTAL   % OF TOTAL
                                                         ----------   ----------   ----------
Primary Aluminum.......................................      33%          19%          27%
Conversion.............................................      38%          23%          32%
Packaging..............................................      27%          48%          36%
Other(2)...............................................       2%          10%           5%
TOTAL..................................................     100%         100%         100%

---------------


(1) Derived using the same basis of presentation as the unaudited Pro Forma Combined Financial Statements of Alcan and Pechiney beginning on page 80.

(2) Including International Trade at Pechiney

The aluminum and packaging business units will be among the largest companies in their respective industries, operating on a global scale. The expected benefits from this enhanced size and scope and Alcan's plans are outlined below.

Alumina.  The combined entity will benefit from:

     - an increased ownership position (from 20.4% to 41.4%) in Queensland Alumina Ltd., the largest and one of the lowest cost alumina producers in the world,

     - the integration of geographically complementary bauxite mining and alumina refining capacities, and

     - opportunities to extend and improve the alumina production technology of the two companies, technology that will be used by the combined entity as well as licensed to third parties.

Primary Aluminum. The combined entity is expected to benefit from its larger low-cost position and opportunities for low-cost growth in primary aluminum production based on, among other things:

     - the increased scale, geographic diversification and integration of the two companies' low cost smelting systems,

     - increased opportunities to sustain and enhance Pechiney's strong position in new cell, high-amperage smelting technology and to extend its implementation, with such technology being used by the combined entity as well as being licensed to third parties,

     - opportunities to extend the best manufacturing practices of each company, including anticipated higher production efficiency through amperage increases and improved cell operation, and

     - an increased ability to evaluate and participate in value-creating brownfield and greenfield smelting projects worldwide.

Alcan has committed to locate in France the operational headquarters of its European primary aluminum business.

Fabricated Aluminum. Following the transaction, Alcan will further enhance its position as a world leader in the fabricated and rolled aluminum products businesses. The addition of Pechiney's fabrication operations will provide the combined entity with opportunities to:

     - participate, with a strong global position in the specialized and strategic aerospace market,

     - better serve the increasing demand for aluminum applications in the automotive industry, in both North America and Europe,

     - build upon Pechiney's technology and know-how by applying its enhanced capabilities to the enlarged group's expanded operations, and

     - increase productivity through global implementation of best practices and the usage of the world-class rolling technologies of both companies.

Alcan has committed to establish in France the global operational headquarters of its engineered products group.

Packaging. The combination of Alcan's and Pechiney's flexible and specialty packaging businesses will create one of the largest packaging companies in the world with a leading position in flexible packaging, complementary market positions in North America and Europe and a strong range of value-added products. The combined packaging business will benefit from:

     - an enhanced geographically balanced operating platform offering a global range of packaging products,

     - improved capabilities to serve the needs of multinational customers,

     - a strong platform from which Alcan can actively pursue growth opportunities in this global industry, and

     - combining the combined entity's research and development activities and best practices in developing new products and improving manufacturing processes.

Alcan has committed to locate in Paris the global operational headquarters of its packaging business.

International Trade. Alcan intends to evaluate the value creation alternatives for Pechiney's International Trading business, including the possibility of incorporating it into Alcan's existing operations. During the course of this evaluation, Pechiney's International Trading business will be operated on a stand-alone basis.

Technology. Following completion of the transaction, Alcan intends to continue to develop Pechiney's world leading technologies, particularly in aluminum smelting. Specifically, Alcan plans to maintain and enhance Pechiney's research and development capabilities in France, where Pechiney has established and nurtured a recognized center of excellence. In particular, Alcan will carry out research and development relating to metallurgy for the aeronautical, aerospace and defense industries. Alcan has committed to locate in France the combined entity's global center for new cell technology development in primary aluminum. Alcan has also committed to preserve the Pechiney brand name, as such brand name relates to primary aluminum cell technology, for a period of no less than 10 years.

Benefits to Pechiney and its Shareholders. Pechiney's operations will benefit from the advantages and opportunities that are expected to result from the combination of the two companies which are described above. Alcan believes, based on the information available to it, that as compared to Pechiney's current situation, Pechiney's operations will be strengthened if the offers are successful, particularly in the following areas:

     - greater access to, and broader choice of, primary materials,

     - better operating efficiency,

     - economies of scale resulting in reduced costs and increased competitiveness,

     - expanded research and development capacity and improvements in technology, and

     - an expanded range of products offered (especially in packaging).

The offers allow Pechiney shareholders to tender all or only a part of their Pechiney shares, thereby immediately benefiting from the offers' premium over the pre-announcement price.

Benefits to Customers. The industries that Alcan and Pechiney serve are themselves consolidating and becoming increasingly global in the scope of their operations. Their global and regional customers are seeking financially stable, full-service suppliers with the scale and regionally-based facilities required to meet their needs. Following the transaction, the combined entity will be better positioned to work with its customers on a global basis to address their expanding needs by supplying them with existing products as well as by efficiently developing new technologies and applications.

Aluminum customers will benefit from working with a company that has a strengthened low-cost position, enhanced research and development and technological capabilities and the capacity and geographic scope to address customers' aluminum fabrication needs around the world.

Packaging customers will benefit from working with a company recognized as a leading supplier in its key markets, with enhanced technological capability allowing for improved product innovation and customer support.

ANTICIPATED COST SYNERGIES FROM THE TRANSACTION


Alcan's management currently estimates that combining Alcan and Pechiney will generate approximately $250 million in annual cost synergies, on a pre-tax basis, that will be substantially achieved within two years of the completion of the offers. By way of comparison, Alcan realized synergies of approximately $200 million per year, pre-tax, from the successful integration of algroup. Based on this experience, as well as Alcan's experience with its cost reduction program implemented in 2000, Alcan considers its synergy estimates for this transaction to be realistic, although there can be no assurance that synergies ultimately realized will not be higher or lower than this estimate, as discussed under "Risk Factors" beginning on page 21. The synergies contemplated in connection with this transaction represent approximately 3.8% of Pechiney's 2002 revenues, excluding revenues from its International Trade segment. By way of comparison, the synergies realized in the integration of algroup represented approximately 3.9% of algroup's 1998 revenues.


The synergies contemplated in the proposed APA transaction cannot be used as a benchmark today. The proposed APA transaction was situated in a different economic environment and contemplated the combination of three companies. Over the ensuing three years, the economic context has changed and the three entities involved in the proposed APA transaction have implemented independent strategies and have undertaken their own cost rationalization programs.

The currently estimated cost synergies should be achieved in the following areas (with the percentages of the total estimated synergies in parentheses):

     - selling, general and administrative expenses (31%): cost savings realized by combining corporate and head office services and trading, sales and distribution staff support services;

     - operations (15%): operating cost savings realized through the optimization of production facilities and improvements to productivity;

     - logistics and purchasing (26%): raw material, operating and capital cost savings realized through leveraging project management, purchasing requirements and supply chain issues on a larger scale;

     - research and development (12%): research and development cost savings realized by focusing research facilities, technical services and information technology; and

     - capital expenditure optimization programs (16%): optimizing the timing and the sequence of investments available to Alcan and Pechiney to maximize shareholder returns on these investments.

Alcan's synergies estimates take into consideration the cost reductions realized by Alcan since 2000, as well as the cost reductions realized by Pechiney since January 1, 2002 through its Continuous Improvement System, which, according to Pechiney, has achieved a total of over $200 million in cost reductions through June 30, 2003.

In order to realize these synergies, Alcan currently estimates that within two years of the completion of the offers it will incur, in total, approximately $200 million in costs and make capital expenditures of approximately $50 million.

FINANCIAL RESOURCES FOR SUSTAINED GROWTH

Following the transaction, Alcan will have substantially greater financial resources than either Alcan or Pechiney alone. Alcan and Pechiney had combined pro forma 2002 total revenues of approximately $24 billion using the purchase method of accounting under U.S. GAAP. See "Pro Forma Combined Financial Statements of Alcan and Pechiney" beginning on page 80.


The transaction is anticipated to be accretive in year one to EBITDA, earnings per share and free cash flow. Looking forward, Alcan also expects that the combined entity will meet or exceed, in the medium term, Alcan's previously announced targets of 15% compound annual growth in earnings per share and free cash flow of at least $400 million per year.

Upon completion of the transaction, the combined entity will have a debt-to-total-capitalization ratio above Alcan's long-term target of 35%. On a pro forma basis, the combined entity's debt-to-total-capitalization ratio at June 30, 2003 was 44% (assuming that Alcan does not exercise its option to substitute cash in place of all or some of the Alcan Common Shares to be issued as consideration in the offers). Alcan expects to be able to reduce this ratio to below its target within three years while preserving the necessary financial flexibility to maintain Alcan's continued growth.


Alcan has also considered the potential adverse impact and risks of the transaction, including the increased management attention that will be required to integrate Pechiney, the costs and covenants associated with the bank facilities required to pay for the cash element of the offers' consideration, the risks generally applicable with respect to an investment in Pechiney and the risks associated with an acquisition that was initially unsolicited, including, in particular, the impossibility of conducting the pre-acquisition due diligence, and increased risk of difficulties with Pechiney's management and employees. For a further discussion of these risks and uncertainties, please see "Risk Factors" beginning on page 21 and the "Cautionary Statement Concerning Forward-Looking Statements" on page 30.


COMMITMENTS OFFERED TO THE EUROPEAN COMMISSION AND THE U.S. DEPARTMENT OF JUSTICE TO OBTAIN REGULATORY APPROVAL


The completion of the offers and the subsequent combination of the businesses of Alcan and Pechiney are subject to certain regulatory approvals, including, among others, receipt of merger control approval from the European Commission and review by the U.S. antitrust authorities. The approval of the European Commission was obtained on September 29, 2003 and the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act expired on the same day. See "Regulatory Matters" beginning on page 91.


The approval of the European Commission is subject to the following conditions:

     - Alcan will ensure that (i) Alcan's interest in AluNorf (a 50% interest in a rolling mill held through a joint venture with Norsk Hydro ASA) and its Gottingen and Nachterstedt rolling mills and (ii) Pechiney's interest in the rolling mill at Neuf-Brisach, the Rugles foil mill and, at the purchaser's option, the Annecy rolling mill, will not both be held under the common ownership and control of the combined entity. The Latchford recycling facility may also, at the purchaser's option, be included in the AluNorf or the Neuf-Brisach divestiture. In addition, Alcan will transfer the research and development capacities related to these assets to the purchaser.

     - Alcan will ensure that (i) Alcan's European activities and (ii) Pechiney's European activities, each in relation to aerosol cans and aluminum cartridges, will not both be held under the common ownership and control of the combined entity.

     - Alcan will continue to grant licenses to third parties for the alumina refining technologies of either Alcan or Pechiney and Pechiney's smelter cell technologies on terms and conditions equivalent to those in existence prior to this transaction.

     - Alcan will divest its anode baking furnace designs.

As indicated above, Alcan's commitments to the European Commission provide Alcan with an option to choose among certain assets to divest. As of the date of this prospectus, Alcan has not determined, in those instances where it has an option to choose, which assets to divest.

In the U.S., Alcan has undertaken to the U.S. Department of Justice to divest Pechiney's rolling mill located in Ravenswood, West Virginia.

The businesses that are subject to the commitments described above represent approximately 5% of total pro forma revenues (based on 2002 revenues).

EMPLOYMENT MATTERS

Alcan recognizes the value of Pechiney's employees. Alcan will strive to retain Pechiney's critical human resources following completion of the transaction.

Industrial Operations. Alcan has not had access to information sufficient to enable it to clearly state its intentions with respect to Pechiney's work force and, in particular, has not had access to specific information regarding the reorganizations contemplated by Pechiney. However, Alcan can confirm that, on the basis of the information available to it, Alcan does not intend to effect any significant changes to Pechiney's industrial workforce in France in the next 12 months other than those changes that have been announced by Pechiney. Accordingly, Alcan has made certain commitments to French authorities relating to, in particular, not closing industrial sites beyond those closures that have been previously announced by Pechiney. Alcan is committed to keeping both Alcan's and Pechiney's employees' representatives informed throughout the offer process. Alcan has announced that its representatives are available to meet with representatives of Pechiney's employees in the context of their evaluation of the offers and Alcan's plans for the integration of the two companies.

Pechiney's Senior Management and Head Office. Alcan has committed to keep Pechiney's head office in Paris, although its activities and its size will be changed from those of Pechiney's current head office, since certain business functions will no longer require as great a physical presence in Paris. Alcan intends to maintain Pechiney's existing senior management team and head office operations in place for a transitional period, after which Alcan hopes to be able to achieve significant cost synergies by rationalizing Pechiney's corporate head office. Alcan has also committed to locate:

     - in Paris, the global operational headquarters of its packaging business,

     - in France, (i) the global operational headquarters of its aerospace business unit, (ii) the global operational headquarters of its engineered products group and (iii) the operational headquarters of its European primary aluminum business and its European smelting operations, and

     - in France, its global center for new cell technology development in primary aluminum.

Alcan knows and values the quality of Pechiney's senior management team and hopes that a large number of Pechiney's executives will be involved in the management of the combined entity. In order to retain and integrate members of Pechiney's management team, Alcan will constitute for a transitional period an ad hoc committee of three persons, one of whom will be a Pechiney representative, to consider the situation of executives who will not be offered a position in the combined entity equivalent to that which they occupied at Pechiney. Alcan's integration of the management of algroup is a tangible example of Alcan's ability to successfully execute a business combination, and indicates the potential opportunities for Pechiney's employees. Alcan intends to work with Pechiney's management team to maintain the continued efficient operation of the companies' business.


If the offers are successfully completed, Alcan intends that the Alcan board of directors will appoint to the Alcan board of directors one qualified individual who has been proposed by Pechiney's board of directors after reasonable consultation with Alcan. In the event that Pechiney securities representing more than 75% of Pechiney's share capital and voting rights are tendered in the offers, Alcan intends that the Alcan board of directors will appoint to the Alcan board of directors a second such qualified individual who has been proposed by Pechiney's board of directors after reasonable consultation with Alcan. The calculation of whether this 75% tender threshold has been reached will be based on the same classes of capital included in the numerator and denominator of the minimum tender condition under "The Offers -- Condition Precedent" beginning on page 58.

If the offers are successfully completed, the structure of Pechiney's board of directors will be modified to reflect Pechiney's new shareholder base.

CONTEMPLATED DIVIDEND POLICY

Pechiney Securities. Alcan is not yet in a position to state what Pechiney's dividend policy will be in respect of Pechiney securities remaining outstanding after the offer, but it is likely that such policy will be determined in the context of Pechiney's integration into the combined entity. This policy could bring about a large reduction in the level of dividends paid by Pechiney, or even an end to dividends being paid at all. Pechiney, in the risk factors section of its 2002 20-F, has itself also indicated that several factors could lead to a reduction in the amount of any dividends that it pays.

Alcan Common Shares. The new Alcan Common Shares issued in connection with the offer will have the same dividend and other rights as existing Alcan Common Shares. Alcan has declared a quarterly dividend for the fourth quarter of the 2003 fiscal year of $0.15 and such dividend will be paid on December 19, 2003 to holders of record on November 20, 2003. If the offers are successful, the settlement date will fall after the record date for the fourth-quarter dividend, and, as a result, the Alcan Common Shares delivered to you will not entitle you to receive the fourth-quarter dividend. If Alcan decides to declare a quarterly dividend for the first quarter of the 2004 fiscal year, such dividend will be paid on or about March 20, 2004 to holders of record on a date to be established to be on or about February 20, 2004.

  HISTORY OF ALCAN AND BACKGROUND OF THE OFFERS; PAST CONTACTS, TRANSACTIONS,
                          NEGOTIATIONS AND AGREEMENTS

The Proposed Alcan-Pechiney-algroup Three-way Combination

In September 1999, the Company entered into a three-way combination agreement with Pechiney and algroup. The structure of the proposed combination involved two independent offers of the Company's Common Shares, one for all of the outstanding shares of Pechiney and the other for all of the outstanding shares of algroup. On November 22, 1999, Alcan's shareholders approved the issuance of Alcan Common Shares under the two independent offers.

On March 13, 2000, following months of intensive work and negotiations with the European and U.S. competition authorities, the three companies notified the European Commission that they were withdrawing their notification of the offer proposal relating to Pechiney and formally abandoned that proposal.

The parties abandoned the Pechiney related offer because the European Commission had rejected the commitments that the parties offered to remedy the competition issues identified by the European Commission with respect to the combined APA entity's share of certain European markets (including aluminum beverage can body and end stock, aluminum food can sheet and certain packaging products) as in its view these offered commitments were inadequate to resolve all competition concerns raised by the proposed APA transaction. The European Commission issued a press release on March 14, 2000 that explained the competition issues identified by it and the reasons for its rejection of the commitments proposed by the parties.

The offer by Alcan for the algroup shares was approved by the European Commission on March 14, 2000, subject to certain divestitures. On October 17, 2000, the combination of Alcan and algroup was completed, with Alcan acquiring over 99% of the shares of algroup pursuant to its offer. Alcan acquired the remaining outstanding algroup shares in 2001, and caused algroup to be de-listed from the SWX Swiss Exchange.

Alcan-Pechiney Relationships

Alcan, through its Australian subsidiary Alcan South Pacific Pty Limited, holds a 21.4% equity interest in Queensland Alumina Limited ("QAL") in which Pechiney, through its subsidiary Pechiney Resources Pty Limited, holds a 20% equity interest. QAL operates an alumina refinery at Gladstone, Australia, as a cooperative for the benefit of its shareholders. Each participant in the refinery supplies bauxite for toll conversion into alumina.

Alcan and Pechiney respectively hold 33% and 10% of Halco (Mining) Inc., which in turn holds 51% of Compagnie des Bauxites de Guinee ("CBG"), with the remaining 49% held by the Republic of Guinea. CBG's mine in the Boke region of Guinea has an operating capacity of about 12.7 million tonnes of bauxite a year.

Alcan's Alma smelter in Quebec, Canada uses Pechiney's electrolytic reduction of alumina technology (AP-30) pursuant to a technology license agreement entered into as of March 27, 1997. The Alouette smelter, also in Quebec, in which Alcan recently acquired a total 40% interest, uses the same technology. Alcan's smelter at Lochaber, Scotland uses an older Pechiney electrolytic reduction technology (AP-18).

Alcan and Pechiney operate the Copal aluminum slug plant at Beaurepaire, France, as a production joint venture. Each party provides its own aluminum for processing at cost. These slugs are used in each party's respective aluminum aerosol can production operations.

            CHRONOLOGY OF THE DECISION-MAKING PROCESS FOR THE OFFERS

On October 7, 2002, Mr. Engen, Alcan's President and Chief Executive Officer, met Mr. Jean-Pierre Rodier, Pechiney's Chairman and Chief Executive Officer, in Paris and discussed on an informal basis the interest each company might have in a renewed combination transaction. The parties agreed to speak further.

On October 23, 2002, Pechiney and Corus Group plc ("Corus") announced that they had agreed in principle on Pechiney's purchase of Corus' aluminum rolled products and extrusions businesses. Pechiney's acquisition of this business would have led to significant additional regulatory complications in an Alcan combination with Pechiney.

On November 6, 2002, Messrs. Engen and Rodier met in London. Mr. Rodier stated that Pechiney's current priority was the Corus acquisition and that, consequently, Pechiney did not wish to continue discussions with Alcan on the subject of a possible combination at that time.

On March 11, 2003, Corus announced that the supervisory board of Corus Nederland NV, a subsidiary of Corus that owns Corus' aluminum businesses, had rejected the sale of the aluminum rolled products and extrusions businesses to Pechiney.

On March 19, 2003, in light of the cancellation of the Corus acquisition, Messrs. Engen and Rodier again met in Paris to explore the potential for an Alcan-Pechiney combination. Mr. Rodier said that prior to entering into any further discussions on the subject, he would bring the matter up at a meeting with some of Pechiney's directors already scheduled for the following Saturday, March 23, 2003.

Approximately one week after their March 19 meeting, Mr. Rodier telephoned Mr. Engen and advised him that he believed that the time was not right for further consideration of any combination.

Mr. Engen reported on his meetings with Mr. Rodier at the March 27, 2003 and April 24, 2003 meetings of the Alcan board of directors.

Beginning in May 2003, members of Alcan's management, assisted by advisors, conducted a review of the feasibility of a transaction combining Alcan and Pechiney. Alcan's management presented the results of its analysis and views concerning the potential for an Alcan-Pechiney business combination to Alcan's board of directors at a meeting held on June 3, 2003. At that meeting, Alcan's board of directors requested additional information.

On June 5, 2003, a Goldman Sachs research analyst issued a report assigning Pechiney shares an "outperform" rating, discussing Pechiney's attractiveness to potential acquirers, focusing on Alcan as a potentially interested party and stating that Pechiney could merit a value of at least E34 per share to an acquirer. At the time Pechiney shares were trading at approximately E26 per share.

On June 17, 2003, Reuters reported that Pechiney's Chairman and Chief Executive Officer had commented on a combination of Alcan and Pechiney at an analysts' presentation, stating, "today it would again be a good deal" but that he had no reason to believe that the regulatory conditions set by competition authorities would be different from those for the proposed APA transaction. At the time, Pechiney shares were trading at approximately E29 per share.

Alcan's management made a presentation regarding a potential Alcan-Pechiney transaction to Alcan's board of directors on June 26, 2003 at a regularly-scheduled board meeting, to which Alcan's financial and legal advisors were invited. This presentation reviewed the strategic rationale of the transaction, initial findings from internal and external due diligence reviews, and summaries of confidential discussions with the European Commission's Merger Task Force.

Also on June 26, a Prudential Securities research analyst issued a report on Alcan stating that the prior proposed Alcan-Pechiney merger could be as good or better now than at the time of the proposed APA transaction.

On July 2, 2003, Alcan's board of directors held a meeting to discuss further the potential combination and received additional input from Alcan's management. After further review and discussion, the directors present unanimously provided Mr. Engen with the discretion, at his election and with no obligation to act, to determine and approve the terms of a transaction between Alcan and Pechiney during the following 90 days, all within certain parameters discussed with the board of directors.

On July 3, 2003, Mr. Engen's office arranged for a call with Mr. Rodier to be scheduled for the following morning. Also on July 3, 2003, Reuters reported that there were rumors concerning a potential tender offer for Pechiney by either Alcan or Norsk Hydro, and Pechiney's share price rose from E32 to E33.70 on higher than average volume.

On the morning of July 4, 2003 Mr. Engen spoke to Mr. Rodier and addressed the developments in the trading markets for Pechiney shares, assured him that Alcan was not, directly or indirectly, involved in any market purchases of any Pechiney shares, and asked Mr. Rodier to meet with him that evening in Paris. At the request of Mr. Rodier, the meeting was held at the offices of Pechiney's attorneys.

At the July 4, 2003 meeting, Mr. Engen presented to Mr. Rodier the business case for an Alcan-Pechiney combination, the changes in Alcan and Pechiney and the aluminum and packaging industries since the proposed APA transaction, the resulting change in Alcan's perspective which would now permit Alcan to commit to certain undertakings to address competition concerns and his interest in establishing the global headquarters of the combined packaging business in Paris and in exploring the business logic relating to the possibility of establishing the global headquarters of its aerospace and engineered products business in Paris. Mr. Engen also discussed the protection Alcan would afford to Pechiney's French industrial employees, establishing in France the research and development headquarters for a new cell technology center, and his commitment to a merit-based program to evaluate the management candidates in a combined company. Mr. Engen emphasized the need to come to agreement before July 7, 2003, given market speculation and recent movement in Pechiney's share price, his concern with respect to the legal requirements and other pressures to disclose and Alcan's need to protect its interests.

Mr. Rodier advised that he was not in a position to formally respond to Mr. Engen but went over some of the difficulties Pechiney had endured as a result of not being able to complete the proposed APA transaction. Mr. Rodier advised Mr. Engen that Pechiney would have a negative reaction with respect to any transaction that was subject to a competition regulatory approval condition.


Mr. Engen then presented for discussion the terms of a potential offer he was considering on behalf of Alcan. That proposal was substantially the same as the offers described in the initial offer documents filed by Alcan. Mr. Rodier indicated that it would be necessary to consider the duties to Pechiney shareholders, employees and customers to determine whether the proposal was the best deal for Pechiney and its stakeholders. He requested several weeks to consider the proposal. Mr. Engen raised the issues around Alcan's impending disclosure requirement and asked if they could continue their discussions the next day. Mr. Rodier agreed to meet him Saturday afternoon.


On July 5, 2003, Mr. Engen met with Mr. Rodier at the offices of Publicis, Alcan's communications firm, in Paris. Mr. Engen explained his understanding of the timeframe related to the European Commission regulatory process, the timeframe associated with a public tender offer process and the process and timing for review of a public tender offer for Pechiney by Pechiney's management and board of directors. Mr. Engen and Mr. Rodier together discussed the timeline for a potential Alcan offer. Mr. Engen again expressed his concerns regarding the potential need to disclose the Alcan-Pechiney discussions given market speculation and other factors. Mr. Engen also expressed the need promptly to commence the competition regulatory review in order to clarify the undertakings required and permit the resolution of Alcan's and Pechiney's concerns in light of each company's difficult experiences during the proposed APA transaction.

Mr. Rodier discussed the potential difficulties of the competition review process. When asked by Mr. Engen, he indicated that informal discussions among Pechiney's directors had begun. Mr. Rodier further indicated that the three key criteria in assessing the merits of any offer would be price, the views of Pechiney's key managers with respect to potential acquirers of Pechiney and competition and antitrust issues.

After further discussion, Mr. Engen advised Mr. Rodier that Alcan might issue a press release as early as Monday morning Paris time, on July 7, 2003, but was clear that no final decision had yet been made.

On July 6, 2003, Mr. Engen discussed with members of the Alcan Executive Committee his views with respect to the terms and conditions of the offers and his decision to proceed with an announcement and filing of the offers on July 7, 2003.

On July 7, 2003, Alcan filed its offers documents with the CMF, the COB and the SEC.

On July 7, 2003, Pechiney issued a press release indicating that it believed that Alcan's conditional offers have negative implications for the company, its employees and its shareholders and that the price offered to Pechiney's shareholders by Alcan did not reflect Pechiney's strategic value.

On July 9, 2003, Pechiney issued a press release confirming Pechiney's rejection of the Alcan offers at a Pechiney's board of directors meeting held on July 8, 2003.

Also on July 9, 2003, Mr. Engen, in response to a reporter's question, advised that he was willing to meet again with Mr. Rodier.


On July 16, 2003, the CMF declared Alcan's offer acceptable (recevable).


On July 23, 2003, Pechiney issued preliminary results for the second quarter of 2003 and announced that it would commence a "road show" to address Alcan's offers. Beginning in late July 2003, Mr. Rodier and his investment bankers began road show meetings with investors in Paris, London, New York and Boston.

On July 29, 2003, Pechiney published full second quarter results and reiterated its opposition to Alcan's offers.

On August 12, 2003, Mr. Engen called Mr. Rodier to discuss the possibility of a meeting to share views on whether an agreement could be reached on the terms of revised offers that could be recommended by Pechiney's board of directors. A meeting was scheduled for August 20, 2003 in Geneva.

On August 18, 2003, Alcan announced that on August 14, 2003 it had notified the European Commission of the transaction and that on August 18, 2003 it had offered to the European Commission commitments to address potential competition concerns in relation to the European markets for certain flat-rolled products, aluminum aerosol cans and aluminum cartridges. As a result of this notification and these commitments, the European Commission's initial competition review period, or "Phase I" review, ended on September 29, 2003.

On August 20, 2003, Mr. Engen and Brian Sturgell, Executive Vice President of Alcan, met in Geneva with Mr. Rodier and a Pechiney lawyer. During the discussion, Mr. Engen and Mr. Rodier went over the issues and challenges with respect to the European competition approval process. Mr. Rodier advised that the critical issue to Pechiney in respect of the Alcan offers was price. He outlined arguments supporting a substantially higher price for Pechiney. Mr. Engen discussed the factors relevant to the price Alcan was willing to pay and advised that, while Pechiney's board of directors' support may reduce regulatory uncertainties, a price above E50, in the range Mr. Rodier suggested, exceeded Alcan's view of fair value. In response to a question from Mr. Engen, Mr. Rodier suggested that Pechiney could provide certain non-confidential information on recent developments that were relevant to Pechiney's value and Mr. Engen and Mr. Rodier arranged for their investment bankers to meet.

On August 21, 2003, Alcan's investment bankers from Lazard and Morgan Stanley met in Paris with Pechiney's investment bankers from BNP Paribas, Goldman Sachs, JP Morgan and Rothschild. Pechiney's investment bankers repeated Pechiney's valuation arguments and described the accounting impact on Pechiney of recently announced transactions. In response to inquiries on Pechiney's position on social and employment issues, Pechiney's investment bankers suggested that Alcan would need to address these issues with Mr. Rodier.

Over the next several days, Alcan's and Pechiney's investment bankers discussed potential modifications to Alcan's offers that may have allowed the Pechiney board of directors to recommend the offers.

On Thursday, August 28, 2003, Alcan's investment bankers again met with Pechiney's investment bankers to provide details on potential modifications of the financial terms of the offers. These modifications would have revised the offers to be pure mixed offers (cash and shares) which would have been valued at a maximum of E47 per share. Alcan would also have been able to elect at its discretion to pay cash in lieu of all or any part of the Alcan share consideration. Alcan's investment bankers confirmed that Alcan's commitments on social and employment issues would remain as in the July 7, 2003 offers.

Later that day, Pechiney's investment bankers met with Alcan's investment bankers and communicated to them that Pechiney believed the proposed offers were insufficient.

On Friday, August 29, 2003, Pechiney and Pechiney's investment bankers made additional calls to Alcan's investment bankers to clarify their response and to continue discussions. On Friday evening, Alcan's investment bankers called Pechiney's investment bankers to indicate that discussions on revised terms would only continue once Alcan was satisfied that a revised proposal would be duly and promptly considered by the Pechiney board of directors. Alcan's investment bankers also indicated that if Pechiney's investment bankers responded that evening, they believed a transaction could be finalized over that weekend as long as the Pechiney board of directors recognized that Alcan did not have much further leeway in terms of an increase in value.

Also on August 29, 2003, Alcan filed its Hart-Scott-Rodino notification form, triggering a 30-day waiting period under the U.S. antitrust laws, which ended on September 29, 2003.

Early in the evening on August 30, 2003, Mr. Rodier called Mr. Engen to state that he had tentatively arranged a Pechiney's board of directors meeting for Sunday, August 31, 2003, to review Alcan's proposal. Mr. Rodier said that in view of Alcan's proposal, he had asked his investment bankers to review the terms of the offers with Alcan's investment bankers and that he would like to meet with Mr. Engen later that evening to discuss the proposal as well as social and employment issues.

Alcan's investment bankers and Pechiney's investment bankers then met at the offices of Alcan's legal advisors to discuss various aspects of the proposal, including price. Following this meeting, Mr. Rodier and Mr. Engen then met and discussed the proposal, additional social and employment commitments that Mr. Rodier desired Alcan to make and the possibility of an additional payment if 95% of the Pechiney shares were tendered. Mr. Rodier also indicated to Mr. Engen that he could not assure him that the Pechiney board of directors would accept the financial terms of Alcan's revised proposal. Mr. Rodier and Mr. Engen were then joined by Mr. David McAusland, Alcan's Senior Vice President, Mergers and Acquisitions, and Chief Legal Officer and representatives from the parties' investment bankers who were briefed on the status of discussions, following which they discussed the process necessary to present a proposal to the Pechiney board of directors.

On the morning of August 31, 2003, the parties' investment bankers and legal advisors again met in the offices of Alcan's legal advisors to discuss the structure and related terms of Alcan's proposal. Mr. Engen and Mr. Rodier met later that day and Mr. Engen clarified additional commitments that Alcan would be prepared to make in connection with an agreed proposal.

Following this meeting, at Pechiney's request, Alcan submitted a confidential written proposal. This proposal was contingent on the Pechiney board of directors' acceptance at a meeting scheduled for that day. The financial terms of the proposal were as outlined above, including that an additional euro of consideration would be payable if 95% of Pechiney's shares were tendered. The proposal also addressed certain social and employment issues. It was arranged for Mr. Engen to meet with certain members of the Pechiney board of directors to introduce himself and to present his views on the industrial logic and reasons for the offers. Later that evening, Pechiney's investment bankers requested a signed copy of Alcan's proposal which was delivered prior to the Pechiney board of directors meeting.

Mr. Engen and Alcan's advisors were informed late that night that the Pechiney board of directors had rejected Alcan's proposal and that Pechiney intended to make Alcan's proposal and its decision public the following day.

On September 1, 2003, Pechiney issued a press release stating that while Alcan's proposal constituted an improvement, it still fell short of Pechiney's true strategic value. The press release also stated that the Pechiney board of directors noted that, under the proposal, Alcan's offers would remain conditional on the European Commission approval being received in Phase I. On the same day, Alcan issued a press release noting that because its proposal had not been accepted by the Pechiney board of directors, the proposal had lapsed and discussions with Pechiney had ended.

On September 4, 2003, Mr. Rodier contacted Mr. Engen's office seeking to reopen discussions.

On September 5, 2003, Alcan's investment bankers informed Pechiney's investment bankers that under the current circumstances they believed meetings between the CEOs would not be productive.

Also on September 5, 2003, the French Ministry of Economy, Finance and Industry announced that Alcan had informed the Ministry of certain commitments it was prepared to make if Alcan acquired Pechiney and that the Ministry had given its approval for the transaction. These commitments addressed defense contracts and related undertakings, the future of existing Pechiney industrial facilities in France as well as the location in France of headquarters for several business areas.

On September 8, 2003, Pechiney's investment bankers asked for a meeting and presented a revised version of the terms included in Alcan's August 31 proposal without specifying a price. Also on September 8, 2003, Pechiney's investment bankers indicated that Mr. Rodier and an additional Pechiney board of directors' member would like to meet with Mr. Engen to present a Pechiney proposal. On September 9, 2003, Mr. Engen agreed to this meeting.

On September 11, 2003, Mr. Rodier and Mr. H. Onno Ruding, Vice Chairman and Director of Citibank and a director of Pechiney, met with Mr. Engen and Mr. McAusland, in Zurich to discuss potential changes to the terms of Alcan's offers that could be proposed to Pechiney's board of directors. These discussions were followed by meetings in Paris among Alcan's management, and the parties' financial and legal advisors on September 11-12, 2003. On September 12, 2003, Mr. Engen and Mr. Rodier exchanged a letter attaching the terms of revised offers, which were approved by the Pechiney board of directors that day. The revised terms of the offers comprised the following:

Pechiney Ordinary Shares/Bonus Allocation Rights (10):

     - Pure Offre Publique Mixte -- no subsidiary cash or share offers.


        - Cash -- E24.60 per Pechiney share, subject to increase as described below.



        - Alcan shares -- E22.90 in Alcan shares per Pechiney share; each Alcan share would be valued at the greater of (x) E27.40 or (y) the volume-weighed average of the Alcan stock price on the New York Stock Exchange for 10 trading days chosen at random from the 30 trading days ending 5 days prior to cloture (with each day's price expressed in euros based upon E/$ exchange rate on the same 10 trading days);


     - On the date that the value of the Alcan shares for purposes of the offers is set and publicly announced, i.e., 5 trading days prior to close of the offer period, Alcan may, at its discretion and subject to the consent of the sponsoring banks to the offers, choose to replace any portion of the Alcan share consideration component with cash in an amount equal to the value of the Alcan shares so replaced determined on the same basis.

Pechiney OCEANEs:

     - Cash -- E83.40 per Pechiney OCEANE, subject to increase as described below.

Increase in Offer Price:


     - If the offers are successful and more than 95% of Pechiney's share capital and voting rights on a fully diluted basis are tendered in the offers (including any reopened offers pursuant to Article 5-2-3-1 of the CMF Regulation), Alcan will provide all Pechiney shareholders that have tendered their shares with an additional E1 in cash per tendered share. In this event, Alcan will provide each holder of Pechiney OCEANE tendering OCEANEs an additional E0.40 per tendered OCEANE.


The letter agreement also addressed:

     - Pechiney's support and assistance in receiving governmental approval and consents;

     - Composition of Alcan's board of directors following the offers;

     - Undertakings regarding Pechiney's industrial workforce in France and a transitional period for maintaining Pechiney's senior management and head office operation;

     - Undertakings regarding the location of certain business unit headquarters in France;

     - A process for the fair consideration of Pechiney senior management for ongoing employment positions within the combined entity; and

     - Terms for providing holders of Pechiney stock options with an appropriate means to benefit from the offers.

On September 15, 2003, Alcan and the presenting banks for the French offer filed the offer documents for Alcan's revised offer with the CMF, and on September 16, 2003, Alcan filed revised offer documents with the SEC.


On September 29, 2003, Alcan clarified its revised offer with the CMF so that the Offered Exchange Ratio, as defined under "The Offers -- Terms of the Offers" on page 54, is in all cases at least equal to 0.6001 of an Alcan Common Share (disregarding Alcan's option to substitute cash for Alcan Common Shares). The revised offer was declared acceptable (recevable) by the CMF on the same day.



On October 10, 2003 Pechiney filed a draft of its Response Document (note en reponse) with the COB and on October 13, 2003 issued a press release detailing the formal recommendation, or avis motive, of its board of directors following the meeting of Pechiney's board of directors on October 8, 2003. In its avis motive, the Pechiney board of directors took note of:



     - the industrial and financial proposal included in Alcan's plans; and



     - the undertakings that were made on October 8, 2003 by the representatives of Alcan to the Pechiney Group Workers Committee, in its meeting held on that date pursuant to the requirements of the French Labor Code. At this session, Mr. Engen confirmed Alcan's commitment not to make any material changes to the Pechiney group's existing industrial workforce in France and that such commitment would be effective for a reasonable period of time, and that it would take adverse changes in the financial performance of certain businesses or in the economic environment to terminate this commitment.



The Pechiney board of directors resolved that the revised offer constitutes the best value available to the shareholders of Pechiney and resolved by a majority of 9 votes out of 12 votes present or represented to recommend to holders of Pechiney securities that they tender their Pechiney securities in the offers. The three directors of Pechiney who were elected by Pechiney's employees abstained from voting. The Pechiney board of directors further resolved that the Pechiney Common Shares held in treasury by Pechiney, to the extent that Pechiney may freely dispose of such Pechiney Common Shares, would be tendered in the offers, and noted that Pechiney Common Shares held by direct or indirect subsidiaries of Pechiney could also be tendered in the offers if such subsidiaries so decide. Finally, the directors of Pechiney, other than the directors elected by Pechiney's employees, resolved to tender their own Pechiney Common Shares in the offers. The directors of Pechiney elected by Pechiney's employees stated that they were reserving their positions with respect to the tender of their Pechiney Common Shares in the offers.


                        FINANCIAL ANALYSIS OF THE OFFERS

Under French law and regulations applicable to the French offer, the French information memorandum relating to the French offer must include a description of the financial terms of the offers using a multi-criteria analysis. Morgan Stanley & Co. International Ltd. and Lazard Freres Banque, as presenting banks for the French offer, prepared such analysis. Since this analysis has been made available to those Pechiney securityholders eligible to participate in the French offer in the French information memorandum, a translation of the analysis is included in this prospectus. The analysis was performed solely to comply with French regulations in connection with the preparation of the information memorandum for the French offer and was not prepared with a view towards disclosure in other jurisdictions. This analysis was not relied on in any way by Alcan in its discussions with Pechiney or in connection with establishing the consideration offered in this offer. In addition, this analysis does not constitute an opinion of Morgan Stanley or Lazard Freres regarding the fairness of the consideration offered in this offer from a financial point of view or otherwise and is not intended to and does not constitute a recommendation to any Pechiney securityholders with respect to the offers. Moreover, neither Morgan Stanley nor Lazard Freres has made any independent valuation or appraisal of the assets or liabilities of Alcan or Pechiney, nor has Morgan Stanley or Lazard Freres been furnished with any such appraisals.

The following is a translation from French of the original disclosure regarding the analysis of the offers set forth in the information memorandum for the French offer.

In this analysis, the term "Offer" means the offer to exchange Alcan Common Shares and cash for Pechiney Common Shares.

ASSESSMENT OF THE OFFER PRICE FOR PECHINEY SHARES

The consideration proposed in the Offer has been assessed through a multicriteria analysis based on customary valuation methods.

The principal sources of information and assumptions retained for the purpose of this valuation are presented. Morgan Stanley and Lazard Freres relied upon the accuracy and completeness of the information obtained from the sources referred to in this analysis and did not assume any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of Alcan or Pechiney or concerning the solvency of or issues relating to solvency concerning Alcan or Pechiney.

I.1.1 PRELIMINARY INFORMATION

I.1.1.1 VALUATION OF THE OFFER

Pechiney securityholders will receive for each Pechiney Common Share tendered in the Offer:

     - E24.6 in cash; and

     - the number of Alcan Common Shares equal to 22.9 divided by the "Reference Value" as defined under "-- Terms of the Offers."

Based on the last 30 trading days preceding September 11, 2003, Alcan Common Share price, translated into euros, has consistently been above E29.50 and below E33.50. Consequently, the Average Value as at September 11, 2003 is necessarily between E27.40 and E38.16 and the value of the Offer, based on this Average Value, is E47.50.

If, following the conclusion of the Offer (including any subsequent offering period), Alcan owns more than 95% of Pechiney's capital and voting rights, Alcan will provide additional consideration equal to E1 for each Pechiney Common Share effectively tendered into the Offer.

Consequently, the terms of the Offer will be assessed based on a value of E47.5 or a value of E48.5 for each Pechiney Common Share.

I.1.1.2 KEY FINANCIAL METRICS

The financial metrics used to assess the terms and conditions of the offer are derived from the consolidated financial statements of Pechiney for the year 2002, prepared based on generally accepted French accounting principles ("French GAAP").

Net book value per share as of December 31, 2002 is calculated using the total number of shares outstanding at the end of this period. This number of shares equals 77,796,745 (Pechiney Common Shares and Pechiney Preferred Shares "B" excluding treasury stock).

I.1.2 ASSESSMENT OF THE OFFER

Valuation methods based on prospective performance of Pechiney have not been employed as Alcan has not had access to provisional information prepared by Pechiney and has not discussed the prospects of Pechiney with Pechiney's management.

Pechiney's capital stock is liquid and is listed in Paris and New York, and is followed by several brokers. Pechiney regularly discloses information on its financial results, its managerial perspectives and its operational performance (in particular that related to its technology). It may be assumed that these elements are reflected in the brokers' reports published with respect to Pechiney and that the Pechiney Common Share price is a relevant reference.

The terms and conditions of the Offer may be assessed based on the following criteria.

I.1.2.1 MARKET VALUES

The table below indicates the implicit premiums of the Offer based on (i) the last quoted share price for Pechiney before the announcement of the revised offer, i.e., September 11, 2003, (ii) the last quoted share price for Pechiney before the filing of the initial offer, i.e., July 4, 2003, (iii) the day prior to Pechiney's share price becoming affected by the July 3, 2003 rumors, i.e., July 2, 2003, and (iv) historical share price averages calculated as of July 2, 2003. The implicit premiums of the Offer were calculated using the price of E47.5 and E48.5 per share value.

                                                                              PREMIUM   PREMIUM
                                                                              (BASED    (BASED
                                                                PECHINEY        ON        ON
                                                              (EUROS/SHARE)   E47.5)    E48.5)
                                                              -------------   -------   -------
Last quoted price before announcement of revised offer
  (September 11, 2003)......................................      46.3          2.7%      4.8%
Last quoted price before filing of initial offer (July 4,
  2003).....................................................      34.0         39.6%     42.6%
Last quoted price before rumors (July 2, 2003)..............      32.0         48.4%     51.6%
5-day average(1)............................................      31.1         52.7%     55.9%
1-month average(1)..........................................      29.6         60.5%     63.9%
3-month average(1)..........................................      26.8         77.3%     81.1%
6-month average(1)..........................................      26.4         80.1%     83.9%
12-month average(1).........................................      30.7         54.6%     57.8%

---------------

Source: Datastream.

(1) Through July 2, 2003.

I.1.2.2 BOOK VALUE PER SHARE

The prices of E47.5 and E48.5 per Pechiney Common Share corresponds to premiums of 22.6% and 25.2%, respectively, on Pechiney's book value per share before dividends at December 31, 2002. Based on Pechiney's book value after dividends, the prices of E47.5 and E48.5 per Pechiney Common Share correspond to premiums of 25.9% and 28.6%, respectively.

I.1.2.3 ANALYSIS OF COMPARABLE COMPANIES

The companies in the aluminum industry are customarily valued on the basis of their EBITDA (defined as the enterprise value divided by earnings before interest, taxes, depreciation and amortization). The enterprise value is the sum of the equity market value, plus financial debt, plus minority interests and minus cash and cash equivalents (on the basis of consolidated annual accounts at December 31, 2002).

The Offer's implicit EBITDA multiple may be compared to that of Alcan and Alcoa, two key listed players in the aluminum sector. Their multiples are presented in the table below:

                                              MARKET
                       SHARE PRICE AS OF      EQUITY         ENTERPRISE          2002        2002 EBITDA   2002 EBITDA
                        JULY 2, 2003(1)      VALUE(2)         VALUE(3)        REVENUES(4)      MARGIN       MULTIPLE
                              (E)          (E BILLION)      (E BILLION)       (E BILLION)        (%)           (X)
                       -----------------   ------------   ----------------   -------------   -----------   -----------
Alcoa................        22.2              18.8             26.9             21.4           13.1%         11.7x
Alcan................        27.4               9.0             12.3             13.2           14.3%          7.9x
Pechiney.............        32.0               2.5              4.1             11.9            6.4%(5)       5.4x
OFFER PRICE IMPLICIT
  MULTIPLE (AT
  E47.5%)............        47.5               3.7              5.3                                           7.0X
OFFER PRICE IMPLICIT
  MULTIPLE (AT
  E48.5).............        48.5               3.8              5.4                                           7.1X

---------------

Sources: Consolidated financial statements, Datastream.

Notes:

(1) Last trading day before rumors.

(2) Including preferred shares.

(3) Enterprise value calculated in U.S. dollars for Alcoa and Alcan, converted in euros (using the July 2, 2003 exchange rate of E1.00 = U.S. $1.15).

(4) Converted into euro on the basis of an average U.S. $/E exchange rate for 2002 for Alcoa and Alcan of E1.00 = U.S. $0.95.

(5) The EBITDA margin, excluding trading activities, is estimated at 9.9%.

The following items should be taken into account:

     - Alcoa is the worldwide leader for aluminum in most key market segments. Its revenues for 2002 amounted to E21.4 billion vs. E11.9 billion for Pechiney (and E6.9 billion excluding trading activities). The profitability of Alcoa, defined as the EBITDA margin, amounted to 13.1% in 2002, compared to 6.4% for Pechiney. This information is derived from Alcoa's Annual Reports on Form 10-K for the years ended December 31, 2002 and December 31, 2001.

     - Alcan is more comparable to Pechiney in terms of size (E13.2 billion in revenues for 2002). Alcan's profitability of 14.3% differs materially from that of Pechiney (6.4%), and Alcan's EBITDA growth of 20% over 2000-2002 differs materially compared to a decrease of EBITDA by 21% for Pechiney over the same period.

     - Over the last three years, Pechiney has traded at a discount to the multiples of Alcoa and Alcan. An analysis performed on a quarterly basis indicates that the EBITDA multiple of Pechiney was on average 30% below the average multiple of Alcan and Alcoa over the same period.

Based on the reference unaffected share price of Pechiney on July 2, 2003 and of the accounts as of December 31, 2002, the company was trading at a multiple of 5.4x EBITDA for 2002. The Offer prices of E47.5 and E48.5 per Pechiney share correspond to implicit EBITDA multiples for 2002 of 7.0x, i.e., 29.4% above, and of 7.1x, i.e., 31.3% above, respectively. Based on a price of E47.5, it represents a discount of 11.6% and 40.1% on the respective multiples of Alcan and Alcoa. Based on a price of E48.5, it represents a discount of 10.3% and 39.2% on the respective multiples of Alcan and Alcoa.

I.1.2.4 ANALYSIS OF PRECEDENT TRANSACTIONS

This analysis consists of comparing the implicit EBITDA multiples of the Offer, i.e., 7.0x for a price of E47.5 or 7.1x for a price of E48.5, with the multiples observed on a selection of transactions that took place in the sector since 1998.

It must be noted that an analysis of such multiples offered in transactions should take into account the cycle of the aluminum industry at any given time, the key markets in which Pechiney participates and the market conditions prevailing at the time of such transactions. Each transaction is, by definition, specific and the prices offered for each transaction take into account the dynamics of each transaction, the expected synergies and the pre-transaction level of valuation of each company at the time of the transactions.

Subject to these conditions, the results of the analysis of precedent transactions are summarized in the table below:

                                                  MULTIPLE OF        IMPLICIT         IMPLICIT
                                                TRAILING FISCAL   PREMIUM OF THE   PREMIUM OF THE
                                                     YEAR         OFFER MULTIPLE   OFFER MULTIPLE
DATE                    TARGET     ACQUIRER     EBITDA MULTIPLE     (AT E47.5)       (AT E48.5)
----                   --------   -----------   ---------------   --------------   --------------
August 2002..........      Sapa         Elkem        5.4x
January 2002.........       VAW   Norsk Hydro        5.5x
-------------------------------------------------------------------------------------------------
February 2000........   Comalco     Rio Tinto        8.2x
August 1999..........   algroup         Alcan        9.5x
August 1999..........  Reynolds         Alcoa        8.9x
March 1998...........    Alumax         Alcoa        8.5x
-------------------------------------------------------------------------------------------------
2002 TRANSACTIONS
  AVERAGE............                                5.5X              28.3%            30.1%
1998-2000
  TRANSACTIONS
  AVERAGE............                                8.7X             (19.6)%          (18.4)%
HIGHEST..............                                9.5X             (26.3)%          (25.3)%
LOWEST...............                                5.4X              30.4%            32.4%

---------------

Sources: Consolidated financial statements, offer documents, press releases and Datastream.

The Offer's implicit multiples correspond to premiums of 30.4% and 32.4% compared to the transaction with the lowest multiple (VAW/Norsk Hydro, August
2002) and discounts of 26.3% and 25.3% compared to the transaction with the highest multiple (algroup/Alcan, August 1999). The implicit multiples of the Offer represent discounts of 19.6% and 18.4% compared with the average multiple for 1998-2000 transactions but represent premiums of 28.3% and 30.1% compared with the average multiple for most recent transactions that took place in 2002.

In addition to the precedent transactions multiples analysis, the table below summarizes the premiums to market prices observed at the time of such transactions. These premiums are based on the average prices for the month preceding the announcement of each transaction.

                                                                          PREMIUM TO
                                                                            1-MONTH
DATE                                          TARGET     ACQUIROR     SHARE PRICE AVERAGE
----                                         --------   -----------   -------------------
August 2002................................      Sapa         Elkem           1.7%
January 2002...............................       VAW   Norsk Hydro            NA(1)
February 2000..............................   Comalco     Rio Tinto          21.7%
August 1999................................   algroup         Alcan          10.3%
August 1999................................  Reynolds         Alcoa          21.7%
March 1998.................................    Alumax         Alcoa          37.9%
AVERAGE....................................                                  18.7%

---------------

Sources: offer documents, press releases and Datastream.

(1) Not available.

The average premium observed in the selection above is 18.7% and may be compared to the implicit premiums of the Offer for Pechiney Common Shares (60.5% with a price of E47.5, i.e., 3.2 times higher, and 63.9% with a price of E48.5, i.e.,
3.4 times higher) based upon a 1-month share price average ending on July 2, 2003.

I.1.2.5 SUMMARY ASSESSMENT OF THE OFFER

CRITERION                                          PREMIUM (AT E47.5)   PREMIUM (AT E48.5)
---------                                          ------------------   ------------------
SHARE PRICE
Last quoted share price before announcement of
  revised offer (September 11, 2003).............        2.7%                 4.8%
Last quoted share price before filing of initial
  offer (July 4, 2003)...........................       39.6%                42.6%
Last quoted price before rumors (July 2, 2003)...       48.4%                51.6%
5-day average(1).................................       52.7%                55.9%
1-month average(1)...............................       60.5%                63.9%
3-month average(1)...............................       77.3%                81.1%
6-month average(1)...............................       80.1%                83.9%
12-month average(1)..............................       54.6%                57.8%
COMPARABLE COMPANIES ANALYSIS
Implicit 2002 EBITDA(2) multiple.................  (40.1)%/(11.6)%      (39.2)%/(10.3)%
PRECEDENT TRANSACTIONS ANALYSIS
Implicit EBITDA(2)(3) multiple...................   (26.3)%/30.4%        (25.3)%/32.4%
NET BOOK VALUE OF ASSETS
Fiscal year 2002 (before dividends)..............       22.6%                25.2%
Fiscal year 2002 (after dividends)...............       25.9%                28.6%

---------------

(1) Through July 2, 2003.
(2) EBITDA as of last annual consolidated financial statements before transaction.
(3) EBITDA for the last fiscal year before the transaction.

I.1.3.  ASSESSMENT OF THE OFFER FOR PECHINEY BONUS ALLOCATION RIGHTS

Pechiney's extraordinary shareholder meeting held on April 3, 2003 adopted a draft resolution preparing the way for the conversion of the 1,091,040 Pechiney Preferred Shares "B" into Pechiney Common Shares. The special assembly of Pechiney Preferred Shares "B" shareholders, meeting on May 27, 2003, approved the following resolution: "The special assembly of Pechiney Preferred Shares "B" shareholders, considering the applicable law and the project resolution submitted to the mixed shareholder assembly, approves of the conversion of 1,091,040 Pechiney Preferred Shares "B" into Pechiney Common Shares on the basis of 11 Pechiney Common Shares, with full rights attached as of January 1st, 2003, for every 10 Pechiney Preferred Shares "B"."

Each Pechiney Preferred Share "B" has therefore been automatically converted into one Pechiney Common Share and the right to a 0.10 additional Pechiney Common Shares.

The terms of the offer made for Pechiney Common Shares are identical to the terms of the offer made for Pechiney Bonus Allocation Rights, with a 10 to 1 ratio (as each Pechiney Bonus Allocation Right leads to the attribution of 0.10 Pechiney Common Shares, 10 Pechiney Bonus Allocation Rights being required to acquire one Pechiney Common Share). Consequently, the assessment of the offer for Pechiney Bonus Allocation Rights is identical to the assessment of the offer for Pechiney Common Shares.

ASSESSMENT OF THE OFFER PRICE FOR PECHINEY OCEANES

II.1.1 PECHINEY OCEANE MAIN CHARACTERISTICS

On April 11, 2002, Pechiney issued a bond, due 2007 (maturity on January 1,
2007), convertible into new Pechiney Common Shares and/or exchangeable for existing Pechiney Common Shares, represented by 7,908,636 bonds of E75.25 nominal value each and bearing interest at a rate of 1.25% per annum (i.e., E0.94 coupon payable in arrears on January 1st of each year). Bonds are redeemable at a price of E82.81 per bond on the maturity date.

The Pechiney OCEANE gross yield to maturity stands at 3.25% as at the issue date unless previously converted, exchanged, or redeemed.

Each Pechiney OCEANE could initially be converted or exchanged into one Pechiney Common Share. Since the conversion of Pechiney Preferred Shares "B" into Pechiney Common Shares (i.e., class A) was approved on May 27, 2003, each Pechiney OCEANE can be converted or exchanged into 1.001 Pechiney Common Shares for each bond, as defined in the section "maintenance of bondholders' rights" of the Pechiney OCEANEs prospectus referred to in the next paragraph. The conversion option can be exercised at any time from May 21, 2002. In addition, Pechiney also has the option to redeem the bonds prior to maturity:

- In whole or in part, by way of tender offer or buy-back on Euronext Paris or otherwise;

- For the outstanding bonds, in whole but not in part, at any time on or after January 1, 2005 until the 7th working day prior to the redemption date (i.e., December 20, 2006) at a price representing for the holders a yield to maturity identical to that applicable in the case of redemption on the maturity date (i.e., 3.25%) if the arithmetic mean of the closing prices for the shares on the Premier Marche of Euronext Paris during 20 consecutive trading days chosen by Pechiney during the 40 trading days immediately preceding the date of publication of the notice calling the bonds for redemption, multiplied by the number of shares then issuable upon conversion or deliverable upon exchange of one bond is greater than 130% of the early redemption price defined above;

- for the outstanding bonds, in whole but not in part at the redemption price defined above, if the number of outstanding bonds is less than 10% of the number of bonds originally issued.

A prospectus describing the Pechiney OCEANEs was approved by the Commission des operations de bourse on April 3, 2002 under the visa number 02-306. An unofficial translation of the prospectus is included as Exhibit 2 to Pechiney's 2002 20-F.

II.1.2 OFFER PRICE FOR THE PECHINEY OCEANES

The offer price per Pechiney OCEANE is E83.4. This price may be increased to E83.8 if, following the conclusion of the Offer (including any subsequent offering period), Alcan owns more than 95% of Pechiney's capital and voting rights. This price compares to the analysis described in the following paragraphs:

II.1.2.1 CONVERSION VALUE

The conversion value for a Pechiney OCEANE is determined by multiplying the conversion ratio (i.e., 1.001) by the offer prices for a Pechiney Common Share of E47.5 or E48.5. As a result, the conversion value is E47.55 or E48.55, respectively.

The offer prices for a Pechiney OCEANE represent premiums of 75.4% and 72.6%, respectively, over the conversion value.

II.1.2.2 TRADING PRICE

The offer price for the Pechiney OCEANES compares to the Pechiney OCEANE historical trading prices as follows:

                                                                     PREMIUM   PREMIUM
                                                       PECHINEY        (AT       (AT
                                                        OCEANE       E83.4)    E83.8)
                                                    --------------   -------   -------
                                                    (EUROS/OCEANE)     (%)       (%)
Closing price before announcement of revised offer
  (September 11, 2003)............................       81.9          1.9%      2.3%
Closing price before filing of initial offer (July
  4, 2003)........................................       76.6          8.9%      9.4%
Closing price before rumors (July 2, 2003)               76.4          9.2%      9.7%
5-day average(1)..................................       76.4          9.1%      9.6%
1-month average(1)................................       76.2          9.4%     10.0%
3-month average(1)................................       74.2         12.3%     12.9%
6-month average(1)................................       72.4         15.1%     15.7%
1-year average(1).................................       70.5         18.3%     18.9%

---------------

Source: Bloomberg Generic Price (BGN).

(1) Through July 2, 2003.

II.1.2.3 YIELD TO MATURITY

At the offer prices for the Pechiney OCEANE (E83.40 or E83.80), the implied yield to maturity for a bondholder as from the issue date (April 11, 2002) to the last date before the date the revised offer was announced (September 11, 2003) stands at 8.17% and 8.53%, respectively.

The yields to maturity based on the offer prices are 2.51 and 2.62, respectively, times greater than the one offered to a bondholder at the issue date (i.e., 3.25%) before conversion, exchange or early redemption.

II.1.2.4 THEORETICAL VALUE

The theoretical value of the Pechiney OCEANE has been determined in relation to the offer prices for the Pechiney Common Shares (i.e., E47.5 and E48.5).

The value of the Pechiney OCEANE presented herein has been calculated using a valuation model based on the Cox, Ross & Rubinstein method and according to the market conditions prevailing on July 4, 2003, the last date before the date the initial offer was announced. The discount rates utilized are those prevailing at closing on September 11, 2003. The following assumptions have been used:

1.  Share price of Pechiney Common Share: E47.5 or E48.5.

2. Discount rate: 4.65% based on the interpolated euro swap curve for identical maturities increased by a margin of 1.30%, reflecting Pechiney's credit spread as most currently assumed by investors ("Credit Default Swaps" or "Asset Swaps").

3.  Stock borrow: 0.50% (annual cost).

4. Dividend per share: E1.00 per share (dividend paid per Pechiney Common Share "A" with respect to the 2002 fiscal year).

5. Volatility of Pechiney Common Share: 55.8% based on the 100-day historical share price volatility on July 4, 2003, the last date before the date the initial offer was announced.

The computed values using the above assumptions are E83.1 and E83.5 respectively; these values have to be compared to the offer prices per Pechiney OCEANE of E83.4 and E83.8. The implicit premium is 0.4% in both cases.

The 100-day historical share price volatility as at July 4, 2003 that has been used for the calculation of the theoretical value of Pechiney OCEANEs equals 55.8%. This volatility was at a level higher than what it had been, on average, over the 12 or 24 months preceding July 4, 2003 (49.4% on average for the 12-month period, 44.0% on average for 24-month period). If the Pechiney OCEANEs had been valued using a volatility of 45.8% (10% below the volatility used), the theoretical value would have been E81.0.

Using identical assumptions and a share price for each Pechiney Common Share of E34.0 (closing price on July 4, 2003), the theoretical value per Pechiney OCEANE would stand at E78.5. The offer prices of E83.4 and E83.8 imply premiums of 6.2% and 6.8%, respectively, over the theoretical value on July 4, 2003.

Using identical assumptions and a share price for each Pechiney Common Share of E32 (closing price on July 2, 2003), the theoretical value per Pechiney OCEANE would stand at E78.0. The offer prices of E83.4 and E83.8 imply premiums of 6.9% and 7.4%, respectively, over the theoretical value on July 2, 2003.

II.1.2.5 SUMMARY

                                                    PREMIUM/(DISCOUNT)   PREMIUM/(DISCOUNT)
CRITERIA                                                (AT E83.4)           (AT E83.8)
--------                                            ------------------   ------------------
CONVERSION VALUE
Conversion value based on the tender offer
  price...........................................         75.4%                72.6%
TRADING PRICE
Closing price before announcement of revised offer
  (September 11, 2003)............................          1.9%                 2.3%
Closing price before filing of initial offer (July
  4, 2003)........................................          8.9%                 9.4%
Closing price before rumors (July 2, 2003)........          9.2%                 9.7%
5-trading day average(1)..........................          9.1%                 9.6%
1-month average(1)................................          9.4%                10.0%
3-month average(1)................................         12.3%                12.9%
6-month average(1)................................         15.1%                15.7%
12-month average(1)...............................         18.3%                18.9%
THEORETICAL VALUE
Value based on a price of E47.5 and E48.5,
  respectively, for the underlying share..........          0.4%                 0.4%
Value as of July 4, 2003..........................          6.2%                 6.8%
Value as of July 2, 2003..........................          6.9%                 7.4%

---------------

(1) Through July 2, 2003

                           SOURCE AND AMOUNT OF FUNDS

If all of the existing Pechiney Common Shares, Pechiney Bonus Allocation Rights, Pechiney OCEANEs and Pechiney ADSs are tendered into the offers (including Pechiney Common Shares issuable upon exercise of all outstanding Pechiney stock subscription options and treasury stock held by Pechiney), we expect to pay approximately E2.84 billion in cash (including the additional consideration that may be paid in the offers) to holders of Pechiney securities. This amount could be greater if Alcan exercises its option to substitute an equivalent amount of cash in place of all or a portion of the Alcan Common Shares to be issued as consideration in the offers. This amount will be lower if less than 100% of the currently outstanding Pechiney securities are tendered in the offers or if additional consideration is not required to be paid. The amount also may vary depending upon the number of Pechiney securities outstanding at the time of the closing of the offers. In addition, we currently expect to pay approximately $55 million to cover expenses incurred in connection with the offers, not including expenses related to the financing of the offers' consideration. We also may be required to refinance a yet-to-be-defined principal amount of indebtedness of Pechiney and its subsidiaries as well as potentially certain indebtedness of ours that we would otherwise have expected to renew shortly. In connection with this transaction, we have entered into a bridge credit facility permitting borrowing in the amount of up to $4 billion, which will be used to finance the acquisition of the Pechiney securities pursuant to the offers and to refinance certain debt of Pechiney.

Under the terms of a credit agreement that we have entered into with Morgan Stanley Senior Funding (Nova Scotia) Co., this bank and its parent entity, Morgan Stanley Senior Funding, Inc., have agreed to underwrite the new bridge credit facility prior to completion of the offers, subject to certain conditions.

The credit agreement states that the credit facility will be in the form of a $4 billion 364-day senior bridge term facility that will be used to finance the acquisition of the Pechiney securities pursuant to the offers and to refinance certain debt of Pechiney. The bridge term facility will be made available to us immediately upon the point at which all of the conditions to the offers have been satisfied and all regulatory approvals or clearances have been obtained. Borrowings under the bridge term facility will be available in U.S. dollars and, subject to availability in the London market, in euros. Alcan may refinance this debt through a variety of means, including from proceeds received in connection with the sale of assets, the issuance of equity or equity-linked securities, the issuance of debt securities or substitute bank facilities.

The applicable margin varies for the bridge credit facility according to its utilization and the credit rating assigned to Alcan at the relevant time, and ranges from 0.375% per annum to 1.75% per annum. From the effective date, we will pay a commitment fee on any undrawn and uncanceled amounts in the bridge credit facility which varies according to the credit rating assigned to Alcan at the relevant time, and ranges from 0.06% per annum to 0.25% per annum. Interest on committed LIBOR-based borrowings shall accrue at the applicable margin plus LIBOR.

Interest on borrowing described in the bridge credit facility as U.S. dollars base rate borrowings shall accrue at the higher of Royal Bank of Canada's prime rate for U.S. dollar loans in the U.S. and 0.5% per annum above the Federal Funds Rate, plus a margin 1.0% lower (but not less than zero) than the margin for LIBOR-based borrowings.

Terms and conditions usual for facilities of this type apply to the bridge credit facility, including prepayment provisions (for example, in the event of certain asset disposals and securities issuances), events of default provisions (for example, in the event of the change in control of Alcan, cross-default and bankruptcy), representations and warranties (such as in relation to corporate existence, authorizations and financial statements), covenants (such as information undertakings, negative pledge and financial ratio), indemnities and provisions to protect the margin receivable by the lenders. The bridge credit facility does not grant the lending banks a security interest.

                              TERMS OF THE OFFERS

Alcan is offering to acquire all of Pechiney's share capital and equity securities, including:

     - all issued and outstanding Pechiney Common Shares, and all Pechiney Common Shares held as treasury stock;

     - all of the outstanding Pechiney OCEANEs;

     - all of the Pechiney Common Shares that are issuable prior to the expiration of the offers upon the conversion of Pechiney OCEANEs;

     - all of the outstanding Pechiney Bonus Allocation Rights;

     - all of the outstanding Pechiney ADSs; and

     - all Pechiney Common Shares issuable upon the exercise of Pechiney Common Shares subscription options that are or may become exercisable prior to the expiration of the offers.

Holders of Pechiney stock purchase options or Pechiney stock subscription options who wish to tender into this offer must exercise their options, and the Pechiney Common Shares must be credited to their accounts, prior to the expiration date of the offer in order to be able to participate.

Upon the terms and subject to the conditions set forth in this prospectus and the related letter of transmittal and forms of acceptance, we are offering to exchange (not including the additional consideration that may be paid in these offers):

     - for each Pechiney Common Share, each 10 Pechiney Bonus Allocation Rights (each Pechiney Bonus Allocation Right entitling the holder to 0.1 of a Pechiney Common Share) or each 2 Pechiney ADSs (each Pechiney ADS representing one-half of one Pechiney Common Share) tendered:

      - E24.60 in cash, and

      - the number of Alcan Common Shares equal to 22.9 divided by the "Reference Value," defined as the greater of (a) 27.4 and (b) the "Average Value," as defined below, provided, however, that this number of Alcan Common Shares shall in no event be less than 0.6001. As a result, if the Average Value of the Alcan Common Shares is greater than or equal to E38.16, the Reference Value will be 38.16 and 0.6001 Alcan Common Shares will be issued for each Pechiney Common Share, each 10 Pechiney Bonus Allocation Rights or each 2 Pechiney ADSs tendered, as the case may be. The Reference Value will therefore have a minimum value of 27.4 and a maximum value of 38.16.

     - for each Pechiney OCEANE tendered:

      - E83.40 in cash.


Alcan reserves the option, subject to the agreement of Morgan Stanley & Co. International Ltd. and Lazard Freres Banque, the presenting banks for the French offer, to substitute an equivalent amount of cash in place of all or a portion of the Alcan Common Shares to be issued as consideration in the offers, valued at the Average Value, as defined below. Alcan will determine and announce by press release before the open of the fifth French trading day before the expiration of the offers the portion, if any, of the Alcan Common Shares to be replaced with cash. In determining whether to exercise its option and, if it exercises the option, what portion of the Alcan Common Shares to be issued would be substituted for cash, Alcan will consider, among other factors, the resulting impact on its credit rating and considerations relating to dilution of existing shareholders. Under Alcan's bridge credit facility, a two-third approval of the lending banks (calculated by commitment) is required in order for Alcan to increase the cash component to more than E29.60 per Pechiney Common Share. If Alcan exercises this option, each Pechiney Common Share, each 10 Pechiney Bonus Allocation Rights or each 2 Pechiney ADSs tendered will receive the same amount of additional cash and the same number of Alcan Common Shares. The number of Alcan Common Shares to be issued for each Pechiney Common Share, each 10 Pechiney Bonus Allocation Rights or each two Pechiney ADSs, after determination of the portion of the consideration paid in cash, is called the "Offered Exchange Ratio." The

Offered Exchange Ratio will be rounded to the nearest four decimal places (0.00005 being rounded to 0.0000).

The "Average Value" will be equal to the arithmetic average of the volume-weighted average daily trading prices of Alcan Common Shares on the New York Stock Exchange as they appear on the Bloomberg on-line information service (code: VWAP) (expressed in U.S. dollars and translated into euros at each applicable day's noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York) for 10 U.S. trading days, chosen at random by a French judicial officer (huissier de justice) from among the 30 U.S. trading days between (but not including) the 36(th) and the 5(th) U.S. trading day preceding the expiration date of the offers. The French judicial officer will choose the 10 U.S. trading days from among the pool of 30 U.S. trading days by lot, in a process that will ensure that each of the 30 U.S. trading days has an equal chance of being selected. Neither the French judicial officer nor the Company will have any advance knowledge of, or control over, the 10 U.S. trading days that are chosen.


Alcan will announce by press release the Average Value and the Offered Exchange Ratio, together with the portion of the consideration to be paid in cash, as described above, before the open of the fifth French trading day before the expiration date of the offers. In addition, you may call the information agent on or after that date toll-free at 1-800-488-8035 to find out this information.


If, following the conclusion of the offers (including any subsequent offering period), the number of Pechiney securities tendered into the offers, as indicated in the results of the offers published by the CMF, represents more than 95% of the capital and voting rights of Pechiney (based on the same classes of capital included in the numerator and the denominator of the minimum tender condition under "-- Condition Precedent" below), Alcan will provide the following additional consideration to the tendering Pechiney securityholders:

     - E1 for each Pechiney Common Share tendered in the offers;

     - E0.10 for each Pechiney Bonus Allocation Right tendered in the offers;

     - E0.50 for each Pechiney ADS tendered in the offers; and

     - E0.40 for each Pechiney OCEANE tendered in the offers.

Illustrations

The following descriptions and examples illustrate the calculation of the Alcan Common Shares and cash consideration that may be offered in the offers. "Stock Component of Consideration" means the fraction of an Alcan Common Share to be issued as consideration in the offers for each Pechiney Common Share, each 10 Pechiney Bonus Allocation Rights or each 2 Pechiney ADSs, or, as the case may be, the equivalent amount of cash, valued at the Average Value, to be issued in place of such Alcan Common Shares.

In valuing Alcan Common Shares at the Average Value, the value of the offers will be equal to E47.50 for each Pechiney Common Share, each 10 Pechiney Bonus Allocation Rights or each 2 Pechiney ADSs tendered, as the case may be (disregarding the additional consideration, if any, that may be paid in the offers) if the Average Value is between E27.40 and E38.16. The value of the offers could be lower than E47.50 if, as a result of changes in the trading price of Alcan Common Shares or changes in the U.S. dollar/euros exchange rate, the Average Value is lower than E27.40. The value of the offers could be greater than E47.50 if the Average Value is greater than E38.16. For simplicity, the following three examples assume that Alcan will not substitute cash for all or part of the Alcan Common Shares to be issued:

- If the Average Value is E35 (11.8% higher than the euro equivalent of the trading price of Alcan Common Shares on September 11, 2003, which was the last trading day before these offers were announced), the Reference Value will also be 35 and the Pechiney securityholders will receive, for each Pechiney Common Share, each 10 Pechiney Bonus Allocation Rights or each 2 Pechiney ADSs tendered, E24.60 in cash and a Stock Component of Consideration of 0.6543 Alcan Common Shares (22.9 divided by 35, rounded to the nearest four decimal places). Valuing the Alcan Common Shares at the Average Value (E35), the value of the offers will be E47.50 (disregarding the additional consideration that may be paid).

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

- If the Average Value is E25 (20.1% lower than the euro equivalent of the trading price of Alcan Common Shares on September 11, 2003), the Reference Value will be 27.40 and the Pechiney securityholders will receive, for each Pechiney Common Share, each 10 Pechiney Bonus Allocation Rights or each 2 Pechiney ADSs tendered, E24.60 in cash and a Stock Component of Consideration of 0.8358 Alcan Common Shares (22.9 divided by 27.40, rounded to the nearest four decimal places, 0.00005 being rounded to 0.0000). Valuing the Alcan Common Shares at the Average Value (E25), the value of the offers will be E45.50 (disregarding the additional consideration that may be paid).

- If the Average Value is E45 (43.8% higher than the euro equivalent of the trading price of Alcan Common Shares on September 11, 2003), the Reference Value will be 38.16 and the Pechiney securityholders will receive for each Pechiney Common Share, each 10 Pechiney Bonus Allocation Rights or each 2 Pechiney ADSs tendered, E24.60 in cash and a Stock Component of Consideration of 0.6001 Alcan Common Shares (22.9 divided by 38.16, rounded to the nearest four decimal places, 0.00005 being rounded to 0.0000). Valuing the Alcan Common Shares at the Average Value (E45), the value of the offers will be E51.60 (disregarding the additional consideration, if any, that may be paid).

Since the value of the Stock Component of Consideration is linked to changes in the trading price of Alcan Common Shares and the U.S. dollar/euro exchange rate, it is likely that, on the date of settlement of the consideration, the value of the Stock Component of Consideration will not be exactly equal to E22.90 for each Pechiney Common Share, each 10 Pechiney Bonus Allocation Rights, or each 2 Pechiney ADSs tendered, even if the Average Value is between E27.40 and E38.16. Thus, the total value of the cash consideration of E24.60 and the Stock Component of Consideration at the time of settlement of the consideration will likely not be exactly equal to E47.50 (disregarding the additional consideration that may be paid). The following example illustrates this situation:


- If the Average Value is E35, the Reference Value will also be 35 and the Pechiney securityholders will receive, for each Pechiney Common Share, each 10 Pechiney Bonus Allocation Rights or each 2 Pechiney ADSs tendered, E24.60 in cash and a Stock Component of Consideration of 0.6543 Alcan Common Shares. Between the time when the Average Value, and thus the Stock Component of Consideration, is determined and the date of settlement of the consideration, the euro equivalent of the market value of Alcan Common Shares may change, both because of the normal fluctuation of the Alcan Common Shares price on the New York Stock Exchange and changes in the U.S. dollar/euro exchange rate. If, on the date of settlement of the consideration, the euro equivalent of the trading price of Alcan Common Shares is only E34 (versus E35 for the Average Value), the effective value of the offers will be only E46.80. If, however, on the date of settlement of the consideration, the euro equivalent of the trading price of Alcan Common Shares is E36 (versus E35 for the Average Value), the effective value of the offers will be E48.20. These two illustrations do not take into account the possible additional consideration that may be paid.



Alcan has reserved the option to substitute an equivalent amount of cash in place of all or a portion of the Alcan Common Shares to be issued as consideration in the offers, valued at the Average Value. Alcan will announce before the open of the fifth French trading day before the expiration of the offers, the portion of the consideration to be paid in cash. This option is illustrated in the following examples (disregarding the additional consideration that may be paid):


- If the Average Value is E35, the Reference Value will also be 35 and the Pechiney securityholders would receive, in the absence of exercise of the substitution option, for each Pechiney Common Share, each 10 Pechiney Bonus Allocation Rights or each 2 Pechiney ADSs tendered, E24.60 in cash and a Stock Component of Consideration of 0.6543 Alcan Common Shares. If, for example, Alcan decides to substitute for a portion of the Alcan Common Shares that would otherwise be issued an amount equal to E3 for each Pechiney Common Share, each 10 Pechiney Bonus Allocation Rights or each 2 Pechiney ADSs tendered, the Pechiney securityholders will receive E27.60 in cash (E24.60 plus E3), and 0.5686 Alcan Common Shares (the difference between 22.9 and 3.0, or 19.9, divided by the Average Value of E35), instead of 0.6543 Alcan Common Shares. In this example, the value of the offers after the cash substitution, based on the Average Value, remains equal to E47.50.

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

- If the Average Value is E45, the Reference Value will be 38.16 and the Pechiney securityholders would receive, in the absence of the substitution option, for each Pechiney Common Share, each 10 Pechiney Bonus Allocation Rights or each 2 Pechiney ADSs tendered, E24.60 in cash and a Stock Component of Consideration of 0.6001 Alcan Common Shares on the basis of the Average Value. If, for example, Alcan decides to substitute for a portion of the Alcan Common Shares that would otherwise be issued an amount equal to E3 for each Pechiney Common Share, each 10 Pechiney Bonus Allocation Rights or each 2 Pechiney ADSs tendered, the Pechiney securityholders will receive E27.60 in cash (E24.60 plus E3) and 0.5334 Alcan Common Shares (0.6001 less the result of dividing 3.0 by the Average Value of E45), instead of 0.6001 Alcan Common Shares. In this example, the value of the offers after the cash substitution, based on the Average Value, remains equal to E51.60.

The value of the offers is therefore not changed by any decision by Alcan to substitute cash for all or a part of the Stock Component of Consideration of the offers, regardless of the proportion of such substitution.

U.S. Offer and French Offer

For legal and regulatory reasons, Alcan is offering to acquire all of the Pechiney securities through two separate offers:

     - a U.S. offer open to all holders of Pechiney securities (other than Pechiney ADSs) who are located in the United States and Canada and to all holders of Pechiney ADSs, wherever located, and

     - a French offer open to all holders of Pechiney securities (other than Pechiney ADSs) who are located in France and to holders of Pechiney securities (other than Pechiney ADSs) who are located outside of France, Canada and the United States if, pursuant to the local laws and regulations applicable to such holders, they are permitted to participate in the French offer.


The French offer for Pechiney securities commenced on October 7, 2003 and the U.S. offer will commence on October 27, 2003. The offers are being made on the same terms and completion of the offers are subject to the same conditions. This prospectus covers only Alcan's U.S. offer for Pechiney securities.



We have obtained from the Securities and Exchange Commission a number of exemptions from its otherwise applicable rules and no-action relief to allow the U.S. offer to proceed in the manner described in this prospectus. Among these exemptions and relief are the following:


     - no-action relief from the provisions of Rule 14d-10(a)(1) under the Securities Exchange Act of 1934 to permit the U.S. offer to be conducted concurrently with the French offer; and

     - exemptive relief from the provisions of Rule 14e-5 under the Securities Exchange Act of 1934 to permit the purchase of Pechiney securities in the French offer during the pendency of the U.S. offer.


As stated above, the U.S. offer will begin on October 27, 2003 and end at 5 p.m., New York City time, on November 24, 2003, unless the expiration of the French offer period is set at a later date by the CMF, the French offer period is extended by the CMF or the offers lapse or are withdrawn prior to that time on the basis of the conditions of the offers as described in this prospectus. The CMF may set the initial expiration date of the French offer on a date later than November 24, 2003, and it may extend the initial offer period of the French offer under certain circumstances, as described under "-- Expiration Date; Publication of Results; Subsequent Offering Period" below, in which case the initial offer period of the U.S. offer will be likewise extended. You must tender your Pechiney securities before the expiration of the U.S. offer to participate.



If all of the Pechiney securities are tendered and exchanged pursuant to the terms of the offers (assuming that Alcan does not exercise its option to substitute cash in place of all or some of the Alcan Common Shares to be issued, assuming that Alcan issues the maximum number of Alcan Common Shares pursuant to the terms of the offers and assuming that Pechiney OCEANEs were not converted into Pechiney Common Shares prior to being tendered), the current holders, other than Pechiney and its subsidiaries, of Pechiney securities will own approximately 17.7% of Alcan's outstanding Common Shares immediately after the exchange and the current Alcan shareholders will own approximately 82.3% of Alcan's outstanding Common Shares immediately after the exchange.

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

                              CONDITION PRECEDENT

The offers are subject to the condition precedent that valid acceptances, that have not been withdrawn at the end of the offering period, in respect of Pechiney securities representing a majority of the total share capital and voting rights in Pechiney, calculated on a fully diluted basis on the closing date of the offers, are tendered in this offer and the French offer, on a combined basis. For the purpose of calculating whether this threshold has been met, the numerator will include all the Pechiney securities tendered in this offer and the French offer, on a combined basis, including all (i) Pechiney Common Shares tendered and Pechiney ADSs tendered (each Pechiney ADS representing one-half of one Pechiney Common Share), (ii) Pechiney Common Shares underlying all tendered Pechiney OCEANEs (taking into account the number of Pechiney Common Shares into which the tendered Pechiney OCEANEs could be converted on the expiration date of the offers), and (iii) Pechiney Common Shares underlying all tendered Pechiney Bonus Allocation Rights (each Pechiney Bonus Allocation Right entitling the holder to 0.1 of a Pechiney Common Share). The denominator for this calculation will be comprised of Pechiney's fully diluted share capital, including all:

       - issued and outstanding Pechiney Common Shares and treasury stock held by Pechiney;

       - Pechiney ADSs (each Pechiney ADS representing one-half of one Pechiney Common Share); and

       - Pechiney Common Shares underlying Pechiney OCEANEs, Pechiney Bonus Allocation Rights, and all outstanding Pechiney subscription stock options (whether or not exercisable during the offer period).

Under French law and regulations, a waiver of the minimum tender condition is deemed an improved offer and Alcan may only file an improved offer with the CMF on or prior to the date that is five French trading days prior to the expiration of the offer period. If this minimum tender condition is not met, the offers will lapse. Neither Alcan nor Pechiney securityholders will know whether the minimum tender condition has been met until the results of the offers are published by the CMF following the expiration of the tender offer period.

If the offers lapse because the condition precedent is not met, Alcan reserves the right to commence a new offer, or not to commence a new offer, in its discretion. If the offers lapse, the Pechiney securities that you tendered in this offer will be returned to you without interest or any other payment being due. This should occur within one or two French trading days following the announcement of the withdrawal or lapse.

                       GROUNDS FOR WITHDRAWING THE OFFERS

In accordance with French law and regulations, Alcan reserves the right to withdraw the offers:

     - within five French trading days following the date of the publication by the CMF of the offer calendar for a competing offer for Pechiney or an improved bid by a competing bidder; or

     - with the prior approval of the CMF if, prior to the publication by the CMF of the definitive results of the offers, Pechiney adopts definitive measures that modify Pechiney's substance ("modifiant sa consistance") or if the offers become irrelevant ("sans objet") under French law. The terms "modifiant sa consistance" and "sans objet" are subject to interpretation by the CMF. Alcan believes that the term "modifiant sa consistance" is generally understood to refer to measures taken by a company following a launch of a tender offer for its securities, such as the sale of material business segments, which result in a significant change in the company's business operations. Alcan believes that the term "sans objet" is generally understood to refer to an offer that becomes irrelevant and loses its purpose when, for example, an offeror launches a separate, revised offer for the target company.

In addition, as mentioned above, if the tender threshold condition is not satisfied, the offers will lapse.

Under French law, if, during the period of these offers, another offer for Pechiney, or an improved bid by a competing bidder, is approved by the CMF, your tenders of Pechiney securities may be declared null and void by the CMF. In this event, in order to tender your Pechiney securities in this offer, if it remains outstanding, you will be required to re-tender your Pechiney securities.

If the offers are withdrawn or lapse, the Pechiney securities that you tendered in this offer will be returned to you without interest or any other payment being due. This should occur within one or two French trading days following the announcement of the withdrawal or lapse.

      EXPIRATION DATE; PUBLICATION OF RESULTS; SUBSEQUENT OFFERING PERIOD

The tender period for this offer has been established on the basis of the French offer's tender period, which is determined by the CMF, which solely determines whether or not to extend that offer period. Alcan may not itself extend the offer period.


The offers will expire at 5 p.m., New York City time on November 24, 2003, unless the expiration of the French offer period is set at a later date by the CMF, the French offer period is extended by the CMF, or unless the offers lapse or are withdrawn prior to that time. The CMF will only announce the official initial expiration date of the French offer once Pechiney has published its Response Document. The expiration date of this offer will then be aligned with the expiration date of the French offer as established by the CMF. The CMF may also extend the offer period for the French offer under certain circumstances, including in the event of the initiation of a competing offer. If the CMF sets the initial expiration date of the French offer on a date later than November 24, 2003, or if the CMF extends the initial French offer period, Alcan will, on the same day, issue a press release publicizing the CMF's decision and announcing a corresponding extension of the U.S. offer, including the expiry date and time of the extended offer period and informing Pechiney securityholders that they may tender or withdraw tendered Pechiney securities during the extended offer period. We expect the definitive results of the offers to be published by the CMF not more than nine French trading days following the expiration date of the offer period; however, upon its determination that the minimum tender condition for the offers has been met, the CMF will publish provisional results prior to its publication of the definitive results. The CMF's publication of the definitive results of the offers will disclose the total number of each type of Pechiney security tendered, as well as the percentage of total capital and voting rights represented by those tendered securities. The CMF may then permit Alcan to open a subsequent offer period under certain circumstances related to, among other things, the success of the offers, as described further in the next paragraph. Any such subsequent offer period would be open to U.S. holders of Pechiney securities. Alcan will issue a press release publicizing the CMF's decision to permit a subsequent offer period, announcing the effects of such CMF decision on this U.S. offer and advising the then-remaining Pechiney securityholders subject to the U.S. offer that they can tender their Pechiney securities during subsequent offering period.



If, through this offer and the French offer, on a combined basis, we acquire between two-thirds and 95% of Pechiney's total share capital and voting rights (on a fully diluted basis), we will provide a subsequent offering period of at least 10 French trading days by issuing a press release publicizing this decision within 10 French trading days following the publication of the definitive results of the offers. The CMF would then set and publish the calendar for such a subsequent offering period, which would ordinarily begin within a few days following the publication by the CMF of a calendar for the subsequent offering period. In the event of a subsequent offering period, we will offer the same consideration being offered during this initial offering period.


The Company will accept any and all Pechiney securities tendered into a subsequent offering and not validly withdrawn prior to the expiration of the subsequent offering period. Delivery of Alcan Common Shares and cash to tendering Pechiney securityholders will occur following the expiration of the subsequent offering period. See "-- Delivery of Alcan Common Shares and Cash; Settlement Date" below.

           SUBSEQUENT TRANSACTIONS; DELISTING; COMPULSORY ACQUISITION

Alcan has not determined whether and when it would seek to acquire any Pechiney securities not tendered into the offers and expects to make those determinations based on the circumstances existing at the appropriate time. Such circumstances would include, among others, the anticipated cost of acquiring the remaining Pechiney securities, Alcan's then-current ownership percentage of Pechiney securities, tax consid-erations and the costs of maintaining a minority interest in Pechiney. Alcan's board of directors will decide, after weighing all the relevant circumstances, whether any such acquisition would be in the best interests of the combined entity and its shareholders. The method or methods selected by Alcan to implement any acquisition of remaining Pechiney securities will be determined by assessment of all relevant factors at the time, but will primarily be influenced by considerations of cost and likelihood of success. Subject to applicable law and regulations, Alcan could effect any such acquisitions by way of market purchases, block trades, a subsequent offer or a repurchase offer. The consideration offered in any such acquisition could differ from the consideration offered in these offers.

If Alcan were to launch a buy-out followed by a squeeze-out, it may then petition Euronext Paris to cause the delisting of the Pechiney Common Shares and/or Pechiney OCEANEs. Furthermore, subject to the completion of the offers, Alcan intends to cause Pechiney to terminate its deposit agreement, and to petition, or cause Pechiney to petition, the New York Stock Exchange to delist the Pechiney ADSs. If the deposit agreement for the Pechiney ADSs is terminated, holders of Pechiney ADSs will only have the right to receive the Pechiney Common Shares underlying the Pechiney ADSs upon surrender of any receipt representing the Pechiney ADSs and payment of applicable fees to the Pechiney ADS depositary. There is no U.S. public trading market for the Pechiney Common Shares.


If Alcan acquires Pechiney securities representing at least 95% of the total voting rights in Pechiney, Alcan may launch, subject to applicable law and obtaining the requisite approvals, including the approval by the CMF, a withdrawal offer or offers (offre publique de retrait), or buy-out, which, if following the buy-out Alcan also holds at least 95% of the total share capital in Pechiney, may be followed by a compulsory acquisition (retrait obligatoire), or squeeze-out, of all remaining Pechiney securities not held by Alcan, including all Pechiney Common Shares, Pechiney OCEANEs, Pechiney Bonus Allocation Rights and Pechiney ADSs (including the Pechiney Common Shares underlying the Pechiney ADSs). Under French regulations, the offeror is required to state in its withdrawal offer whether the offer will be immediately followed by a compulsory acquisition, or whether the offeror has only reserved the right to proceed with a compulsory acquisition. If it reserves the right to proceed with a compulsory acquisition, the offeror must decide within 10 French trading days following the close of the withdrawal offer whether it will proceed with the compulsory acquisition. The CMF would establish the offer calendar for any such withdrawal offer or compulsory acquisition. The consideration offered in any such withdrawal offer may be different from the consideration offered in this offer, while the consideration offered in any compulsory acquisition will be limited to cash. This cash consideration, which would not be less than the value of the consideration in the withdrawal offer, would be subject to the prior approval of the CMF in France, which reviews its fairness on several bases, including a multi-criteria analysis by an independent appraiser. If such withdrawal offer or compulsory acquisition constitutes a tender offer for U.S. securities law purposes, it may be made to U.S. holders of Pechiney securities in reliance on the "Tier I" exemption from the U.S. tender offer rules pursuant to Regulation 14D promulgated under the Securities Exchange Act of 1934, as amended. As a result, the withdrawal offer and compulsory acquisition could be conducted in accordance with French law only. Alcan has not determined whether any such withdrawal offer and compulsory acquisition will be made to U.S. holders of Pechiney securities, and expects to make such a determination based on, among other factors, the then number of U.S. holders, the exemptions from the U.S. tender offer rules available to it and whether there is a need to file a registration statement with the SEC in connection with any such transaction.


           EFFECT OF THE OFFERS ON THE MARKET FOR PECHINEY SECURITIES

If the offers for Pechiney securities are successful, there may no longer be an active trading market for the Pechiney securities, and their liquidity could be materially adversely affected.


Pechiney ADSs are listed and traded on the New York Stock Exchange. Pechiney Common Shares are listed and traded on Euronext Paris and SEAQ International in London, and Pechiney OCEANEs are listed and traded on Euronext Paris. Depending upon the number of Pechiney securities acquired pursuant to the offers, following their completion the Pechiney ADSs may no longer meet the listing requirements of the New York Stock Exchange, the Pechiney Common Shares and the Pechiney OCEANEs may no longer meet the requirements of Euronext Paris for continued listing and the Pechiney Common Shares may no longer meet the requirements of SEAQ International in London for continued listing. To the extent permitted under applicable law and stock exchange regulations, Alcan may seek to cause the termination of Pechiney's deposit agreement relating to the Pechiney ADSs, and the delisting of the Pechiney ADSs, Pechiney Common Shares and Pechiney OCEANEs on these exchanges. Any petition for delisting Pechiney securities on Euronext Paris is subject to the prior approval of the COB, which will consider whether the market for the Pechiney securities has been materially adversely affected and whether delisting is in the best interests of the market.


If Alcan acquires sufficient Pechiney Common Shares in the offers to cause the delisting of the Pechiney Common Shares, then, pursuant to the terms of the Pechiney OCEANEs, the holders of the Pechiney OCEANEs may require Pechiney to redeem the Pechiney OCEANEs for a make-whole payment.

Furthermore, pursuant to the terms of the Pechiney OCEANEs, if less than 10% of the number of issued Pechiney OCEANEs remains outstanding following the consummation of these offers, Alcan may cause Pechiney to redeem the Pechiney OCEANEs at a redemption price determined pursuant to the terms of the Pechiney OCEANEs. This redemption price would equal an amount that would provide the holder of the Pechiney OCEANE with a return equal to the gross yield to maturity that would have been realized by such holder at maturity. This redemption price may be lower than the consideration offered to holders of the Pechiney OCEANEs in these offers. For example, had this redemption option been available to, and exercised by, Pechiney on September 11, 2003, the redemption price per Pechiney OCEANE would have been E78.05.


If one or more of the New York Stock Exchange, Euronext Paris and SEAQ International in London were to delist the Pechiney ADSs, Pechiney Common Shares or Pechiney OCEANEs, the market therefor could be adversely affected. Although it is possible that the Pechiney ADSs, Pechiney Common Shares and Pechiney OCEANEs would be traded on other securities exchanges or in the over-the-counter market, and the price quotations would be reported by such exchanges, or through the National Association of Securities Dealers, Inc. Automated Quotations System or by other sources, there can be no assurance that any such trading quotations will occur. The extent of the public market for the Pechiney ADSs, Pechiney Common Shares and Pechiney OCEANEs and the availability of such quotations would depend upon the number of holders and/or the aggregate market value of the Pechiney ADSs, Pechiney Common Shares and Pechiney OCEANEs, as the case may be, remaining at such time, the interest in maintaining a market in such securities on the part of securities firms and the possible termination of registration of Pechiney ADSs under the Securities Exchange Act of 1934. If such registration is terminated, Pechiney could cease filing periodic reports with the SEC, which could further impact the value of the Pechiney securities. To the extent the availability of such listings or quotations depends on steps taken by Alcan, Alcan may or may not take such steps. Therefore, you should not rely on any such listing or quotation being available following the successful completion of the offers.


                               FRACTIONAL SHARES

No fractional Alcan Common Shares will be issued in connection with the offers. Each tendering Pechiney securityholder will receive for the portion of the offer consideration consisting of Alcan Common Shares:

     - the number of Alcan Common Shares equal to the Offered Exchange Ratio, determined as described under "-- Terms of the Offers," multiplied by the number of Pechiney Common Shares and/or the number of Pechiney Bonus Allocation Rights divided by 10 and/or the number of Pechiney ADSs divided by 2 tendered by the Pechiney securityholder in the offer. This number of Alcan Common Shares will be rounded to the next lowest whole number.

     - in lieu of any fractional Alcan Common Share that would otherwise be issued, an amount in cash (in euros, rounded to the nearest euro cent) equal to the product of the relevant fraction of an Alcan Common Share multiplied by the average sale price on the New York Stock Exchange of the aggregated fractional Alcan Common Shares that would have otherwise been issued in the offers, converted into euros (except as described in the following sentence) at the applicable day's U.S. $/E noon buying rate in New York City for cable transfers payable in euros, as certified for customs

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

       purposes by the Federal Reserve Bank of New York. The sale proceeds of fractional Alcan Common Shares that would otherwise have been delivered in exchange for tendered Pechiney ADSs will not be converted into euros and will be delivered in U.S. dollars. These aggregated fractional Alcan Common Shares (rounded down to the nearest whole Alcan Common Share) will be sold on the market by a registered intermediary charged with organizing these sales, no later than six French trading days following the settlement of the offers.

                  PROCEDURES FOR TENDERING PECHINEY SECURITIES

The following are the procedures to tender your Pechiney ADSs, Pechiney Common Shares, Pechiney OCEANEs or Pechiney Bonus Allocation Rights.

Procedures for Tendering Pechiney ADSs

Pechiney ADS Certificates. If you hold Pechiney ADS certificates, you may tender your Pechiney ADSs by delivering prior to the expiration date the following materials to the U.S. ADR exchange agent at one of its addresses set forth on the back cover of this prospectus:

     - your Pechiney ADS certificates;

     - a properly completed and duly executed letter of transmittal, or a facsimile copy with an original manual signature, with any required signature guarantees; and

     - any other documents required by the letter of transmittal.

Pechiney ADSs in Book-Entry Form. If you hold your Pechiney ADSs in book-entry form, you may tender your Pechiney ADSs following the procedure for book-entry transfer described below. If you tender your Pechiney ADSs in this way, you must take, or cause to be taken, the following actions prior to the expiration date:

     - book-entry transfer of such Pechiney ADSs into the U.S. ADR exchange agent's account at the Depository Trust Company, or DTC, pursuant to the procedures described below;

     - delivery to the U.S. ADR exchange agent at one of its addresses set forth on the back cover of this prospectus of a properly completed and duly executed letter of transmittal, or a facsimile copy with an original manual signature, with any required signature guarantees, or an agent's message (as defined below); and

     - delivery to the U.S. ADR exchange agent at one of its addresses set forth on the back cover of this prospectus of any other documents required by the letter of transmittal.

The U.S. ADR exchange agent will establish an account with respect to Pechiney ADSs at DTC for purposes of this offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's systems may make book-entry delivery of Pechiney ADSs by causing DTC to transfer such Pechiney ADSs into the U.S. ADR exchange agent's account in accordance with DTC's procedure for the transfer. An "agent's message" delivered in lieu of the letter of transmittal is a message transmitted by DTC to, and received by, the U.S. ADR exchange agent as part of a confirmation of a book-entry transfer. The message states that DTC has received an express acknowledgment from the DTC participant tendering the Pechiney ADSs that such participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such participant.


Signature Guarantees. Signatures on letters of transmittal generally must be guaranteed by a firm that is a member of the Medallion Signature Guarantee Program, or by any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing is referred to as an


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

"eligible institution"). However, signature guarantees are not required in cases in which Pechiney ADSs are tendered:

     - by a registered holder of Pechiney ADSs who has not completed either the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on the letter of transmittal; or

     - for the account of an eligible institution.

Pechiney ADSs Held in "Street Name." If you hold Pechiney ADSs in "street name" through your broker, bank or custodian, you should contact your broker, bank or custodian to discuss the appropriate procedures for tendering.

Pechiney ADS Certificates Registered in Another Name. If a Pechiney ADS certificate is registered in the name of a person other than the signer of the letter of transmittal, the certificate representing this security must be endorsed or accompanied by appropriate stock powers. The stock powers must be signed exactly as the name or names of the registered owner or owners appear on the Pechiney ADS certificate, with the signature(s) on the certificates or stock powers guaranteed as described above.

Partial Tenders. If you wish to tender fewer than all of the Pechiney ADSs evidenced by any ADRs delivered to the U.S. ADR exchange agent, you must indicate this in the letter of transmittal by completing the box entitled "Number of Pechiney ADSs Tendered."

Guaranteed Delivery. If you desire to tender Pechiney ADSs pursuant to this offer and your Pechiney ADS certificates are not immediately available or you cannot deliver such certificates and all other required documents to the U.S. ADR exchange agent prior to the expiration date, or you cannot complete the procedure for book-entry transfer on a timely basis, you may nevertheless tender such Pechiney securities provided that all of the following conditions are satisfied:

     - the tender is made by or through an eligible institution;

     - a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by us, is received by the U.S. ADR exchange agent as provided below on or prior to the expiration date; and

     - the certificates for your tendered Pechiney securities or a confirmation of a book-entry transfer of Pechiney securities into the U.S. ADR exchange agent's account at DTC as described above, in proper form for transfer, together with a properly completed and duly executed transmittal letter or a manually executed facsimile copy, with any required signature guarantee or, in the case of a book-entry transfer, an agent's message and all other documents required by the letter of transmittal, are received by the U.S. ADR exchange agent within three New York Stock Exchange trading days after the date of execution of such notice of guaranteed delivery.

The notice of guaranteed delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the U.S. ADR exchange agent. The notice of guaranteed delivery must in all cases include a guarantee by an eligible institution in the form set forth in such notice. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the U.S. ADR exchange agent.

Treatment of Tendered Pechiney ADS Certificates. The letter of transmittal authorizes the U.S. ADR exchange agent, as agent and attorney-in-fact for tendering holders of Pechiney ADSs, among other things, to surrender tendered Pechiney ADSs to the Pechiney ADS depositary and instruct the Pechiney ADS depositary to deliver the underlying Pechiney Common Shares even before Alcan accepts the tendered Pechiney ADSs for exchange. Alcan intends to instruct the U.S. ADR exchange agent to take these actions promptly after the expiration of these offers so that the Pechiney Common Shares underlying the Pechiney ADSs will be tendered as part of the French centralizing procedures within three business days after the expiration date. Alcan will agree under the letter of transmittal that if it does not accept the tendered Pechiney ADSs for exchange, it will cause the Pechiney Common Shares underlying those Pechiney ADSs to be re-deposited under the deposit agreement and Pechiney ADSs representing those Pechiney Common Shares to

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

be delivered to the U.S. ADR exchange agent. The U.S. ADR exchange agent will then return the Pechiney ADSs to you. You will retain beneficial ownership of tendered Pechiney ADSs unless and until Alcan accepts the tendered Pechiney ADSs for exchange. After acceptance, you will only have a right to receive the exchange consideration from Alcan in accordance with this offer.

Procedures for Tendering Pechiney Common Shares

Pechiney Common Shares held through French financial intermediaries. If your Pechiney Common Shares are held through a French financial intermediary, you should not complete the letter of transmittal. Instead, your French financial intermediary should send you transmittal materials and instructions for participating in this offer. If you have not yet received instructions from your French financial intermediary, please contact your French financial intermediary directly.

Pechiney Common Shares held through U.S. Custodians. If you hold your Pechiney Common Shares through a U.S. custodian, you should not complete a letter of transmittal. Instead, your U.S. custodian should either forward you the transmittal materials and instructions sent by the French financial intermediary that holds the shares on behalf of your U.S. custodian as record owner or send a separate form prepared by your U.S. custodian. If you have not yet received instructions from your U.S. custodian, please contact your U.S. custodian directly.

If you hold Pechiney Common Shares in pure registered (nominatif pur) form, you cannot tender them unless you first request that they be converted to administered registered (nominatif administre) form. If you wish to tender such shares, you must first make the necessary arrangements, including the execution of a "mandat d'administration" as prescribed by the CMF, for such conversion with your French financial intermediary or U.S. custodian, as applicable. The conversion takes approximately one to five French business days.

Procedures for Tendering Pechiney Bonus Allocation Rights

Pechiney Bonus Allocation Rights held through French financial intermediaries. If your Pechiney Bonus Allocation Rights are held through a French financial intermediary, you should not complete the letter of transmittal. Instead, your French financial intermediary should send you transmittal materials and instructions for participating in this offer. If you have not yet received transmittal materials and instructions from your French financial intermediary, please contact your French financial intermediary directly.

Pechiney Bonus Allocation Rights held through U.S. Custodians. If you hold your Pechiney Bonus Allocation Rights through a U.S. custodian, you should not complete a letter of transmittal. Instead, your U.S. custodian should either forward you the transmittal materials and instructions sent by the French financial intermediary that holds the shares on behalf of your U.S. custodian as record owner or send a separate form prepared by your U.S. custodian. If you have not yet received instructions from your U.S. custodian, please contact your U.S. custodian directly.

Procedures for Tendering Pechiney OCEANEs

Pechiney OCEANEs held through French financial intermediaries. If your Pechiney OCEANEs are held through a French financial intermediary, you should not complete the letter of transmittal. Instead, your French financial intermediary should send you transmittal materials and instructions for participating in this offer. If you have not yet received instructions from your French financial intermediary, please contact your French financial intermediary directly.

Pechiney OCEANEs held through U.S. Custodians. If you hold your Pechiney OCEANEs through a U.S. custodian, you should not complete a letter of transmittal. Instead, your U.S. custodian should either forward you the transmittal materials and instructions sent by the French financial intermediary that holds the shares on behalf of your U.S. custodian as record owner or send a separate form prepared by your U.S. custodian. If you have not yet received instructions from your U.S. custodian, please contact your U.S. custodian directly.

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

Other Requirements


By executing a letter of transmittal or form of acceptance, you will irrevocably appoint us or our designees as your attorneys-in-fact and proxies. Your appointment will be to the full extent of your rights with respect to the Pechiney securities tendered by you and accepted for exchange by us and any and all other Pechiney securities issued or issuable in respect of such Pechiney securities on or after October 27, 2003. Your appointment will be effective, and your voting rights will be affected, only when we accept for exchange your tendered Pechiney securities in accordance with the terms of the offer. Once we accept for exchange your tendered Pechiney securities, your appointment will be irrevocable. Upon the effectiveness of your appointment, all prior proxies given by you will be revoked without further action, and you will not be able to give powers of attorney, proxies or written consents with respect to the Pechiney securities tendered by you and accepted by us. Our designees will have the authority to exercise all your voting and other rights at any meeting of Alcan's shareholders, by written consent in lieu of any such meeting or otherwise. Alcan reserves the right to require that, in order for Pechiney securities to be deemed validly tendered, immediately upon Alcan's acceptance of such Pechiney securities for exchange, Alcan must be able to exercise all rights of ownership, including full voting and disposition rights, with respect to such Pechiney securities.


If the letter of transmittal, form of acceptance, notice of guaranteed delivery or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or other persons acting in a fiduciary or representative capacity, such persons should so indicate when signing. Proper evidence of authority to act must be submitted by such persons, although we may waive this requirement.

If any Pechiney Common Share, Pechiney Bonus Allocation Right, Pechiney OCEANE or other evidence of ownership has been mutilated, destroyed, lost or stolen, you must (1) furnish to your French financial intermediary or U.S. custodian satisfactory evidence of ownership and of the destruction, loss or theft or such certificate, (2) indemnify your French financial intermediary or U.S. custodian against loss, and (3) comply with any other reasonable requirements.

If any Pechiney ADS certificate has been mutilated, destroyed, lost or stolen, you must contact the Pechiney ADS depositary and comply with the requirements under the deposit agreement to obtain a replacement Pechiney ADS certificate before you will be able to tender those Pechiney ADSs in this offer.

Your tender of Pechiney securities pursuant to any of the procedures described above will constitute your binding agreement with us to the terms and conditions of this offer.

Determination of Validity

We will determine, in our discretion, all questions as to the validity, form and eligibility for exchange of any tendered Pechiney securities. Our determination will be final and binding on the holders of Pechiney securities. We reserve the absolute right to reject any and all tenders that we determine are not in proper form. We also reserve the right to waive any defect or irregularity in the tender or any securities of any particular holder, whether or not similar defects or irregularities are waived in the case of other securityholders. Unless otherwise waived by you, your tender of securities will not be valid until all defects or irregularities have been cured or waived. None of Alcan, the U.S. ADR exchange agent, the information agent, the dealer manager or any other person will be under any duty to give notification of any defects or irregularities in the tender of any securities, or incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of this offer will be final and binding on the holders of Pechiney securities.

In addition, in tendering Pechiney securities you will represent and warrant that you have full power and authority to tender, sell, assign and transfer your Pechiney securities (and any distributions) and, when the same are accepted for exchange by Alcan, Alcan will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and the same will not be subject to any adverse claim. Alcan reserves the right to reject any Pechiney securities that it determines do not satisfy these conditions.

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

                               WITHDRAWAL RIGHTS

You may withdraw Pechiney securities tendered pursuant to this offer at any time prior to its expiration. If a subsequent offering period is provided, you may withdraw any Pechiney securities tendered during that subsequent period at any time prior to its expiration.

For a withdrawal to be effective, the French financial intermediary, the U.S. custodian or the U.S. ADR exchange agent, as applicable, must receive a timely written or facsimile transmission notice of withdrawal. Any such notice must specify the name of the person who tendered the Pechiney securities being withdrawn, the number of Pechiney securities being withdrawn and the name of the registered holder if different from that of the person who tendered such Pechiney securities.

If certificates evidencing Pechiney ADSs being withdrawn have been delivered or otherwise identified to the U.S. ADR exchange agent, then, prior to the physical release of such certificates, (1) the U.S. ADR exchange agent also must receive the name of the registered holder and the serial numbers of the particular certificate evidencing the Pechiney ADSs and (2) the signature(s) on the notice of withdrawal must be guaranteed by an eligible institution unless such Pechiney ADSs have been tendered for the account of an eligible institution. If Pechiney securities have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Pechiney ADSs. If you have tendered Pechiney Common Shares, Pechiney Bonus Allocation Rights or Pechiney OCEANEs, the notice of withdrawal must specify the name and number of the Euroclear France account to be credited with the withdrawn Pechiney securities.

Under French law, if, during the period of these offers, another offer for Pechiney, or an improved bid by a competing bidder, is approved by the CMF, your tenders of Pechiney securities may be declared null and void by the CMF. In this event, in order to tender your Pechiney securities in this offer, if it remains outstanding, you will be required to re-tender your Pechiney securities.

We will determine, in our sole discretion, all questions as to the form and validity (including time of receipt) of any notice of withdrawal. Our determination shall be final and binding on the holders of the Pechiney securities. None of Alcan, the U.S. ADR exchange agent, the information agent, the dealer manager or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Pechiney securities properly withdrawn will be deemed not to have been validly tendered for purposes of this offer (or any subsequent offer, as the case may be). However, withdrawn Pechiney securities may be re-tendered at any time prior to the expiration date by following the procedures described above under "-- Procedures for Tendering Pechiney Securities."

                  ACCEPTANCE AND RETURN OF PECHINEY SECURITIES

Subject to the terms and conditions of the offer, we will exchange Pechiney securities validly tendered and not properly withdrawn for Alcan Common Shares and cash (but only cash in the case of Pechiney OCEANEs), or return such Pechiney securities as promptly as practicable under French tender offer practice after the expiration date. Subject to applicable rules of the SEC, we reserve the right to delay acceptance for exchange, or delay exchange, of Pechiney securities in order to comply in whole or in part with any applicable law.

Acceptance of Tendered Pechiney Securities

If the offer is successful, we will be deemed to have accepted for exchange Pechiney securities validly tendered and not properly withdrawn on the expiration date, as set forth in the final results of the offers (avis de resultat definitif) published in France in the French official legal gazette by the CMF. Subject to the terms and conditions of the offers, the newly issued Alcan Common Shares will be transferred to the account of the financial intermediary who tendered the Pechiney securities.

Under no circumstances will interest be paid on the exchange of Pechiney securities for Alcan Common Shares, regardless of any delay in making the exchange.

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

Return of Tendered Pechiney Securities


In case any Pechiney securities tendered in accordance with the instructions set forth in the offer materials are not accepted for exchange pursuant to the terms and condition of this offer, we will cause these Pechiney securities to be returned within one to two French trading days following the announcement of the lapse or withdrawal of the offers or the publication by the CMF of the results of the offers, as the case may be.


Miscellaneous

If we increase the consideration offered to any holder of Pechiney securities prior to the expiration date, we will pay the increased consideration to all holders of Pechiney securities that are exchanged in this offer, whether or not such Pechiney securities were tendered prior to the announcement of such increase. In such circumstances, the CMF may require an extension of the offer period and may declare prior tenders invalid from the opening of the increased offer and require re-tenders. No such increase is currently expected.

           DELIVERY OF ALCAN COMMON SHARES AND CASH; SETTLEMENT DATE

In the event the offers are successful, Alcan Common Shares and cash will be delivered to tendering holders of Pechiney securities following the publication by the CMF of the final results of the offers for Pechiney securities. If the offers are consummated, the final settlement date for the offers is currently expected to be within approximately 12 to 18 French trading days following the expiration date of the offers. Similarly, in the event of a subsequent offering period, if any, settlement is expected to occur within 12 to 18 French trading days following the expiration of that subsequent offer period. With respect to the tendered Pechiney ADSs only, the cash consideration payable in this offer will be paid in U.S. dollars calculated by converting the applicable amount in euros into U.S. dollars using a current spot exchange rate. If your Alcan Common Shares will be evidenced by certificates registered in your name, you may not receive the certificates until approximately two weeks after the settlement date.

                               FEES AND EXPENSES

Except as set forth below, we will not pay any fees or commissions to any broker or other person soliciting tenders of Pechiney securities pursuant to this offer.

Alcan will pay the brokerage fees, if any, and related value added taxes incurred by Pechiney securityholders tendering into this offer, up to a limit of 0.3% of the value of each Pechiney security tendered, and subject to a maximum amount of E150 per account, including all taxes. Pechiney securityholders will not be reimbursed for any brokerage fees in any event that the offer is withdrawn or lapses. Financial intermediaries will be paid a fee, net of tax, of E0.50 per Pechiney Common Share and E0.05 per Pechiney Bonus Allocation Right tendered into this offer, with a minimum fee of E8 per account and a maximum fee of E200 per account. This fee will not be paid in the event that the offer is withdrawn or lapses and will not be paid in any event with respect to tendered Pechiney securities owned by such financial intermediaries. Alcan will pay the fees charged by the ADS depositary for Pechiney ADSs tendered into the offer, including any fees charged by the ADS depositary to redeposit Pechiney Common Shares underlying tendered Pechiney ADSs that have been previously withdrawn from deposit with the ADS depositary in the event that the offers are not consummated.

Morgan Stanley is acting as dealer manager in the United States in connection with this offer and they or certain of their affiliates have provided certain financial advisory services to Alcan in connection with the transactions. Morgan Stanley will receive reasonable and customary compensation for its services as financial advisor and dealer-manager. We will indemnify the financial advisor against specified liabilities and expenses in connection with this offer, including liabilities under the U.S. federal securities laws.

We have also retained D.F. King & Co., Inc. to act as information agent in connection with this offer. The information agent may contact holders of Pechiney securities by mail, telephone, telex, fax, e-mail and personal interview and may request brokers, dealers and other nominee shareholders to forward these offer materials to owners of Pechiney securities. The information agent will receive reasonable and customary fees for these services, plus reimbursement of out-of-pocket expenses.
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

We have retained The Bank of New York to act as U.S. ADR exchange agent in connection with this offer. We will pay the U.S. ADR exchange agent reasonable and customary compensation for its services in connection with this offer, plus reimbursement for out-of-pocket expenses. We will reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling expenses incurred by them in forwarding material to their customers.

We will indemnify the information agent and the U.S. ADR exchange agent against specified liabilities and expenses in connection with this offer, including liabilities under the U.S. federal securities laws.

Indemnification for liabilities under the U.S. federal securities laws may be unenforceable as against public policy.

The cash expenses to be incurred in connection with this offer will be paid by Alcan and are estimated in the aggregate to be approximately $84 million. Such expenses include registration fees, fees and expenses of the financial advisor and dealer-manager, U.S. ADR exchange agent and information agent, accounting and legal fees and printing costs and expenses related to the financing of the offer consideration, among others.

                         LISTING OF ALCAN COMMON SHARES

Alcan Common Shares are currently listed on the New York, Toronto, London and Swiss stock exchanges. Alcan will apply to list its Alcan Common Shares on Euronext Paris, subject to the successful completion of these offers and with a view to the Euronext Paris listing being effective on the settlement date of these offers. Alcan will also apply for the supplemental listing of the Alcan Common Shares to be issued in these offers on the New York, Toronto, London and Swiss stock exchanges, and will comply with all of the usual requirements of such exchanges within the time periods specified by such exchanges.

  TREATMENT OF PECHINEY STOCK PURCHASE OPTIONS AND PECHINEY STOCK SUBSCRIPTION
                                    OPTIONS

If you are the holder of exercisable Pechiney stock purchase options or Pechiney stock subscription options and you would like to tender the underlying Pechiney Common Shares into this offer, you must exercise the options such that the relevant Pechiney Common Shares are credited to your account on or prior to the expiration date of the offers.


Alcan has not had access to, and does not know, important information relating to Pechiney's stock option plans, including the terms of these plans. If these offers are successful, Alcan will propose to holders of Pechiney stock purchase options and Pechiney stock subscription options that were not exercised during the offer period to enter into agreements through which the holders will be able, at their option, to either (i) at the termination of the transfer restriction period, exchange Pechiney Common Shares received as a result of exercising the Pechiney options for Alcan Common Shares on the basis of an exchange ratio that values each Pechiney Common Share at the consideration payable for each Pechiney Common Share in these offers, as described above, and values each Alcan Common Share at the Reference Value, or (ii) receive Alcan stock options in exchange for the cancellation of existing Pechiney stock purchase options or Pechiney stock subscription options, with such conversion being based on a ratio that values each Pechiney Common Share at the consideration payable for each Pechiney Common Share in these offers, as described above, and values each Alcan Common Share at the Reference Value. Alcan will determine the manner of implementing these agreements once it has had an opportunity to review Pechiney's stock option plans. Pechiney has advised us that a holder of Pechiney options will generally be entitled to exercise his or her options during the entire stated exercise period applicable to such options if such person's employment is terminated as a direct or indirect result of our acquisition of Pechiney, it being understood that any termination of employment (other than termination for gross misconduct (faute grave)) or other departure within 18 months of completion of the offers will be deemed to be termination as a result of our acquisition of Pechiney.


               TREATMENT OF PECHINEY'S EMPLOYEE SHAREHOLDING PLAN

Alcan has not had access to important information relating to Pechiney's Employee Shareholding Plan. According to Pechiney's 2002 20-F, several Pechiney mutual investment funds have been created to manage

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

this employee savings plan. In the event that any of these mutual investment funds is not able to tender any Pechiney securities (in particular due to contractual, regulatory, tax or corporate by-law restrictions) into these offers prior to their expiration, or, if applicable, prior to the expiration of any subsequent offer period, and if the offers are successful, Alcan will consider possible alternatives that may allow, subject to applicable law and regulations, these mutual investment funds to transfer their Pechiney securities to Alcan on same terms as in these offers.

In the event that a Pechiney employee that holds his or her Pechiney securities under the Employee Shareholding Plan directly is restricted from tendering any of such employee's Pechiney securities into these offers prior to their expiration, or, if applicable, prior to the expiration of any subsequent offer period (in particular due to contractual, regulatory, tax or corporate by-law restrictions), and if the offers are successful, Alcan will offer to purchase or exchange these Pechiney securities, to the extent permitted by applicable regulation and at the termination of any restricted period. Alcan will determine the terms and conditions of any offer to purchase or exchange these Pechiney securities when it has had the opportunity to review the current status of these securityholders, although the terms and conditions will be based on the terms of these offers.

                       FUTURE DIVIDEND POLICY OF PECHINEY

Alcan is not in a position at this stage to state what their dividend policy will be in respect of Pechiney securities after successful offers, but it is likely that such policy will be determined in the context of Pechiney's integration into the combined entities. This policy could bring about a large reduction in the level of dividends paid by Pechiney, or an end to dividends being paid. Pechiney, in the risk factors section of its 2002 20-F, has itself also indicated that several factors could lead to a reduction in the amount of any dividends that it pays.

                              REGULATORY APPROVALS


Completion of the offers required receipt of merger control approval from the European Commission and the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The European Commission's approval was obtained on, and the waiting period ended on, September 29, 2003. See "Regulatory Matters -- Competition and Antitrust" on page 91.



The offers also required the prior approval of France's Minister of the Economy, Finance and Industry, which approval was obtained on September 4, 2003. See "Regulatory Matters -- Investment Controls" on page 93.


    COMPARISON OF THE RIGHTS OF PECHINEY SHAREHOLDERS AND ALCAN SHAREHOLDERS


You will receive Alcan Common Shares if you tender your Pechiney securities in the offer. There are numerous differences between the rights of a shareholder in Pechiney, a French societe anonyme, and the rights of a shareholder in Alcan, a Canadian corporation. We urge you to review the discussion under "Comparison of Shareholders' Rights" beginning on page 96 for a summary of these differences.


                              ACCOUNTING TREATMENT

The acquisition of the Pechiney securities will be accounted for using the purchase method under both Canadian and U.S. GAAP. Under the purchase method, the cost of the purchase will be based on the cash paid to Pechiney securityholders, the market value of Alcan Common Shares issued to Pechiney securityholders, fair value of any stock options of Pechiney replaced with stock options of Alcan and the direct transaction costs. In Alcan's consolidated financial statements, the cost of the purchase will be allocated to the Pechiney assets acquired and liabilities assumed, based on their estimated fair values at the acquisition date, with any excess of the cost over the amounts allocated being recognized as goodwill. This method may result in the carrying value of assets, including goodwill, acquired from Pechiney being substantially different from the former carrying values of those assets.

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                                    TAXATION

This section describes the material United States federal income, French and Canadian tax consequences of exchanging your Pechiney securities pursuant to this offer and the material United States federal income and Canadian tax consequences of owning and disposing of Alcan Common Shares acquired pursuant to this offer. It applies to you only if you hold your Pechiney securities, and will hold your Alcan Common Shares, as a capital asset for United States federal income tax purposes. This section is the opinion of Sullivan & Cromwell LLP insofar as it relates to United States federal income and French tax law, and is the opinion of Hugh Berwick, Alcan's senior tax counsel, insofar as it relates to matters of Canadian tax law. This section does not apply to you if you are a resident of France for French tax purposes, or a member of a special class of holders subject to special rules, including, with respect to the French or United States federal income tax consequences:

     - a dealer in securities or currencies,

     - a trader in securities that elects to use a mark-to-market method of accounting for securities holdings,

     - a tax-exempt organization,

     - a life insurance company,

     - a holder of Pechiney OCEANEs that is a bank,

     - a person liable for alternative minimum tax,

     - with respect to the tax consequences of exchanging Pechiney Common Shares, Pechiney Bonus Allocation Rights or Pechiney ADSs, a person that actually or constructively owns 10% or more of Pechiney voting stock;

     - with respect to the tax consequences of owning and disposing of Alcan Common Shares, a person that actually or constructively will own 10% or more of Alcan voting stock after the exchange,

     - with respect to French taxation, a person that together with his or her spouse, if any, and their ascendants and descendants, directly or indirectly, hold or have held more than 25% of the rights to Pechiney's earnings (droits aux benefices sociaux) at any time during the five years preceding the exchange,

     - a person that holds Pechiney securities, or, after the exchange, will hold Alcan Common Shares, as part of a straddle or a hedging or conversion transaction, and

     - a U.S. holder (as defined below) whose functional currency is not the U.S. dollar.

This section is based on the United States Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations, published rulings and court decisions, and the French tax laws, as well as on the income tax conventions between the United States of America and the Republic of France (the "French Treaty") and between the United States of America and Canada (the "Canadian Treaty"), all as currently in effect. With respect to Canadian tax matters, it is further based on the current provisions of the Income Tax Act (Canada) (the "ITA"), the regulations thereunder, specific proposals to amend the ITA, the regulations announced before the date of this prospectus and the current administrative and assessing practices of the Canada Customs and Revenue Agency. All of these laws are subject to change, possibly on a retroactive basis.

You are a non-resident of France for French tax purposes if you are a beneficial owner of Pechiney securities that exchanges its Pechiney securities pursuant to this offer, and, for French income tax purposes, you are not:

     - an individual (i) whose principal residence is located in France or who resides in France for more than 183 days during a year, (ii) maintains his or her household in France, (iii) carries out his or her principal professional activity in France, or (iv) whose principal center of economical interests is located in France, or

     - an enterprise with its registered office located in France or operating a business in France.

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You are a U.S. holder if you are a beneficial owner of Pechiney securities that exchanges its Pechiney securities pursuant to this offer, and you are for United States federal income tax purposes:

     - a citizen or resident of the United States,

     - a United States domestic corporation,

     - an estate whose income is subject to United States federal income tax regardless of its source, or

     - a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

You are a non-U.S. holder if you are a beneficial owner of Pechiney securities that exchanges Pechiney securities pursuant to this offer, and you are not a United States person for United States federal income tax purposes.

You are a non-Canadian holder if you are a beneficial owner of Pechiney securities that exchanges Pechiney securities pursuant to this offer and at any relevant time

     - you are not and are not deemed to be resident in Canada for purposes of the ITA;

     - you do not hold or use and are not deemed to hold or use the Pechiney securities in a business carried on in Canada; and

     - you are not an insurer carrying on business in Canada and elsewhere.

YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE AND LOCAL, AND THE CANADIAN, FRENCH AND OTHER TAX CONSEQUENCES OF EXCHANGING YOUR PECHINEY SECURITIES AND OF OWNING AND DISPOSING OF ALCAN COMMON SHARES IN YOUR PARTICULAR CIRCUMSTANCES. IN PARTICULAR, YOU SHOULD CONFIRM WHETHER YOU ARE ELIGIBLE FOR THE BENEFITS OF THE FRENCH TREATY OR CANADIAN TREATY WITH YOUR ADVISOR AND SHOULD DISCUSS ANY POSSIBLE CONSEQUENCES OF FAILING TO BE SO ELIGIBLE.

This section does not constitute legal or tax advice to any particular holder of Pechiney securities.

               TAX CONSEQUENCES OF EXCHANGING PECHINEY SECURITIES

FRENCH TAXATION

For French income tax purposes, if you are a French non-resident, you will not be subject to French tax on any capital gain or loss recognized upon exchanging your Pechiney securities pursuant to this offer unless you have a permanent establishment or fixed base in France and the Pechiney securities exchanged is part of the business property of that permanent establishment or fixed base. In that case, the gain or loss, if any, generally will equal the difference between the value of the Alcan Common Shares and cash received, and your adjusted tax basis in your Pechiney securities exchanged. Such gain or loss would be recognized upon the exchange and subject to French income tax under the ordinary rules.

CANADIAN TAXATION

A non-Canadian holder will not be subject to Canadian federal tax in respect of any gain or loss realized on Pechiney securities exchanged in the offer. In addition, a person that is resident of Canada for purposes of the ITA, but that is resident of the United States for purposes of the Canadian Treaty and is otherwise eligible for the benefits of the Canadian Treaty, will not be subject to Canadian federal tax in respect of any gain or loss realized on Pechiney securities exchanged in the offer, provided that such person does not hold the Pechiney securities in a manner that is effectively connected with or pertains to a permanent establishment (as defined in the Canadian Treaty) through which the holder carries on business in Canada or a fixed base through which the holder performs independent personal services in Canada.

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

UNITED STATES FEDERAL INCOME TAXATION

U.S. HOLDERS. If you are a U.S. holder, you will recognize capital gain or loss, if any, as a result of exchanging a Pechiney Common Share, Pechiney Bonus Allocation Right or Pechiney ADS for a combination of Alcan Common Shares and cash equal to the difference between

     - the sum of the value of the Alcan Common Shares, determined in U.S. dollars, and the amount of the cash payment you receive in the exchange and

     - your tax basis, determined in U.S. dollars, in the Pechiney Common Share, Pechiney Bonus Allocation Right or Pechiney ADS that you exchange.

For this purpose, the value of the Alcan Common Shares received will equal the fair market value of such shares on the date of the exchange, determined in U.S. dollars. You should generally be able to treat the mean between the highest and lowest selling prices of Alcan Common Shares on the date of exchange on the stock exchange where Alcan Common Shares are principally traded as the fair market value of an Alcan Common Share on the date of exchange. Alcan believes that, for this purpose, the New York Stock Exchange should be treated as the stock exchange where Alcan Common Shares are principally traded.

If you receive any Alcan Common Shares pursuant to this offer, your tax basis in each such share immediately after the exchange will equal its fair market value and your holding period in each such share will begin on the day after the exchange date.

If you exchange a Pechiney OCEANE for cash, you will be required to include in ordinary income any cash that is attributable to accrued but unpaid interest on the Pechiney OCEANE and any original issue discount that has accrued on the Pechiney OCEANE prior to the exchange. You will recognize gain or loss, if any, in the exchange equal to the difference between

     - the amount of the cash payment you receive in the exchange, reduced by the portion of the cash payment that is attributable to accrued interest, and

     - your adjusted tax basis, determined in U.S. dollars and after taking into account any original issue discount that has accrued prior to the exchange, in the Pechiney OCEANE that you exchange.

Any such gain or loss will generally be capital gain or loss except that (a) any gain or loss that is attributable to changes in the U.S. dollar/euro exchange rate during the period in which you held your Pechiney OCEANE will be ordinary income or loss and (b) if you purchased your Pechiney OCEANE with market discount in excess of a de minimis amount, any gain that you recognize will be ordinary income to the extent of any accrued market discount on your Pechiney OCEANE that you have not yet included in income.

For foreign tax credit purposes, gain or loss that you recognize upon an exchange of Pechiney securities pursuant to this offer generally will be income or loss from sources within the United States if such gain or loss is capital gain or loss or ordinary gain or loss that is attributable to changes in the U.S. dollar/euro exchange rate. Any original issue discount and accrued interest that you include in income with respect to a Pechiney OCEANE will generally be treated as income from sources outside the United States and any market discount that you include in income with respect to a Pechiney OCEANE will likely be treated as income from sources outside the United States. Any gain or loss that you recognize upon an exchange of Pechiney securities pursuant to this offer will generally be treated as "passive income" or, in certain cases, "financial services income," which is treated separately from other types of income for foreign tax credit limitation purposes.

If you are a noncorporate U.S. holder, capital gain will be taxable at a maximum rate of 15% if your holding period in the Pechiney security that you exchange exceeds one year on the date of exchange. The deductibility of capital losses is subject to limitations.

If you recognize a loss upon an exchange of a Pechiney OCEANE for cash and the portion of such loss that is attributable to changes in the U.S. dollar/euro exchange rate is $50,000 or more, then you may be required to specially report such loss on Internal Revenue Service Form 8886. You should consult with your tax advisor as to whether you will be subject to any such reporting obligation.
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

NON-U.S. HOLDERS. Except as otherwise described below with respect to amounts received in respect of accrued interest, if you are a non-U.S. holder, you will not be subject to United States federal income tax on any gain or loss recognized as a result of exchanging your Pechiney securities pursuant to this offer unless

     - the gain or loss is "effectively connected" with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis, or

     - you are an individual who is present in the United States for at least 183 days in the taxable year of the sale and

      - your "tax home" for United States federal income tax purposes is in the United States or

      - the gain is attributable to an office or other fixed place of business that you maintain in the United States.

If you are a non-U.S. holder of a Pechiney OCEANE, the amount of cash received in exchange for your Pechiney OCEANE that is attributable to accrued interest is exempt from United States federal income tax, whether or not you are engaged in a trade or business in the United States, unless

     - you are an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the Internal Revenue Code, or

     - you both

      - have an office or other fixed place of business in the United States to which the interest is attributable and

      - derive the interest in the active conduct of a banking, financing or similar business within the United States.

If you are a corporate non-U.S. holder that under the rules described above is subject to United States federal income tax on the exchange of your Pechiney securities, you may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

        TAX CONSEQUENCES OF OWNING AND DISPOSING OF ALCAN COMMON SHARES

TAXATION OF DIVIDENDS

CANADIAN TAXATION

Dividends (including deemed dividends) on Alcan Common Shares paid to a non-Canadian holder will generally be subject to a Canadian non-resident withholding tax. The general withholding tax rate of 25% may be reduced pursuant to the provisions of a treaty entered into between Canada and the country in which the recipient or beneficial owner of such dividends is a resident. Under the Canadian Treaty the rate of such Canadian non-resident withholding tax is reduced to 15%. In addition, under the Canadian Treaty, dividends on Alcan Common Shares paid to certain pension, retirement or charitable organizations that are eligible for the benefits of the Canadian Treaty and exempt from tax in the United States will generally be exempt from Canadian withholding tax.

UNITED STATES FEDERAL INCOME TAXATION

U.S. HOLDERS. Under the United States federal income tax laws, if you are a U.S. holder, the gross amount of any dividend Alcan pays with respect to its Alcan Common Shares to you out of its current or accumulated earnings and profits (as determined for United States federal income tax purposes) is subject to United States federal income taxation. If you are a noncorporate U.S. holder, dividends paid to you in taxable years beginning before January 1, 2009 that constitute qualified dividend income will be taxable to you at a maximum tax rate of 15% provided that you hold the Alcan Common Shares for more than 60 days during the

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

120-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Dividends Alcan pays with respect to Alcan Common Shares generally will be qualified dividend income.

You must include any Canadian tax withheld from the dividend payment in this gross amount even though you do not in fact receive it. The dividend is taxable to you when you receive it, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. Distributions with respect to Alcan Common Shares in excess of Alcan's current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the Alcan Common Shares and thereafter as capital gain.

Subject to certain limitations, the Canadian tax withheld in accordance with the Treaty and paid over to Canada will be creditable against your United States federal income tax liability. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the maximum 15% tax rate. To the extent a refund of the tax withheld is available to you under Canadian law or under the Treaty, the amount of tax withheld that is refundable will not be eligible for credit against your United States federal income tax liability.

Dividends will generally be income from sources outside the United States, but generally will be "passive income" or "financial services income," which is treated separately from other types of income for purposes of computing the foreign tax credit allowable to you.

NON-U.S. HOLDERS. If you are a non-U.S. holder, dividends paid to you in respect of Alcan Common Shares will not be subject to United States federal income tax unless the dividends are "effectively connected" with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis. In such cases you generally will be taxed in the same manner as a U.S. holder. If you are a corporate non-U.S. holder, "effectively connected" dividends may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

TAXATION OF CAPITAL GAINS

CANADIAN TAXATION

Gains realized by a non-Canadian holder on a sale or other disposition of Alcan Common Shares generally will not be subject to Canadian tax unless such shares constitute "taxable Canadian property" to such non-Canadian holder. The Alcan Common Shares may constitute "taxable Canadian property" to a non-Canadian holder if:

     - they are held or used in a business carried on in Canada; or

     - at any time in the five years immediately preceding the disposition, the non-Canadian holder, persons with whom the non-Canadian holder did not deal at arm's length, or the non-Canadian holder and such non-arm's length persons, owned or had under any option or right to acquire 25% or more of the issued shares of any class or series of the capital stock of Alcan.

Even where the Alcan Common Shares constitute "taxable Canadian Property" to a non-Canadian holder, the gain from the sale or disposition of such shares may also be exempt from Canadian tax pursuant to the provisions of a treaty entered into by Canada and another country. Under the Canadian Treaty, such gain will generally be exempt from Canadian tax unless the Alcan Common Shares derive their value principally from real property situated in Canada (as defined in the Canadian Treaty).

A disposition of Alcan Common Shares to Alcan (unless the shares are acquired in the open market in the manner in which shares would normally be purchased by any member of the public) will result in a deemed dividend to a non-Canadian holder equal to the amount by which the consideration paid by Alcan for the Alcan Common Shares exceeds the paid-up capital of such shares for purposes of the ITA. The amount of

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

such deemed dividend will be subject to the withholding tax described under "-- Taxation of Dividends -- Canadian Taxation" above.

UNITED STATES FEDERAL INCOME TAXATION

U.S. HOLDERS. If you are a U.S. holder and you sell or otherwise dispose of your Alcan Common Shares received pursuant to this offer, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your adjusted tax basis, determined in U.S. dollars, in your Alcan Common Shares. See "Tax Consequences of Exchanging Pechiney Securities -- United States Federal Income Taxation" above for your initial tax basis in, and the start of your holding period of, the Alcan Common Shares received pursuant to this offer. Capital gain of a noncorporate U.S. holder that is recognized before January 1, 2009 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

NON-U.S. HOLDERS. If you are a non-U.S. holder, you will not be subject to United States federal income tax on gain recognized on the sale or other disposition of your Alcan Common Shares unless:

     - the gain is "effectively connected" with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis, or

     - you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and

       - your "tax home" for United States federal income tax purposes is in the United States or

       - the gain is attributable to an office or other fixed place of business that you maintain in the United States.

If you are a corporate non-U.S. holder, "effectively connected" gains that you recognize may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

                  BACKUP WITHHOLDING AND INFORMATION REPORTING

If you are a noncorporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

     - dividend payments or other taxable distributions made to you within the United States,

     - cash payments made to you pursuant to an exchange of Pechiney securities for cash pursuant to this offer, and

     - the payment of proceeds to you from the sale of Alcan Common Shares effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you are a noncorporate U.S. holder that:

     - fails to provide an accurate taxpayer identification number,

     - is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

     - in certain circumstances, fails to comply with applicable certification requirements.

If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

     - dividend payments made to you outside the United States by Alcan or another non-United States payor and
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

     - other dividend payments and the payment of the proceeds from the sale of Alcan Common Shares effected at a United States office of a broker, as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

     - the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished the payor or broker:

       - an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

       - other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

     - you otherwise establish an exemption.

Payment of the proceeds from the sale of Alcan Common Shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of Alcan Common Shares that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

     - the proceeds are transferred to an account maintained by you in the United States,

     - the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

     - the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of Alcan Common Shares effected at a foreign office of a broker will be subject to information reporting if the broker is:

     - a United States person,

     - a controlled foreign corporation for United States tax purposes,

     - a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

     - a foreign partnership, if at any time during its tax year:


       - one or more of its partners are "U.S. persons," as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or


       - such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

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                            INFORMATION ABOUT ALCAN

BUSINESS DESCRIPTION

Alcan is the parent company of an international group involved in many aspects of the aluminum and packaging industries. Through subsidiaries, joint ventures and related companies around the world, the activities of Alcan include bauxite mining, alumina refining, production of chemicals, power generation, aluminum smelting, manufacturing, recycling, packaging, as well as research and development. Alcan employs approximately 54,000 people.

In the 101 years since it was established, Alcan has developed a unique combination of competitive strengths. Alcan is a multicultural and multilingual market-driven company reflecting the differing corporate and social characteristics of the 42 countries in which it operates. Alcan is one of the most international aluminum and packaging companies and is the global leader in the production and sale of rolled aluminum products.

Alcan's six operating segments are:

BAUXITE, ALUMINA AND SPECIALTY CHEMICALS, headquartered in Montreal, Canada, comprising Alcan's worldwide activities related to bauxite mining, alumina refining and the production of specialty chemicals, operating seven bauxite mines and deposits in five countries and five alumina plants in three countries;

PRIMARY METAL, also headquartered in Montreal, comprising smelting operations, power generation and production of primary value-added ingot in the form of sheet ingot, extrusion billet, rod and foundry ingot, as well as engineering services and trading operations for alumina and aluminum, operating or having interests in 16 smelters in seven countries;

ROLLED PRODUCTS AMERICAS AND ASIA, headquartered in Cleveland, Ohio, U.S.A., encompassing aluminum sheet and light gauge products, operating 16 plants in six countries;

ROLLED PRODUCTS EUROPE, headquartered in Zurich, Switzerland, comprising aluminum sheet, including automotive, can and lithographic sheet, plate and foil stock operating 11 plants in four countries;

ENGINEERED PRODUCTS, headquartered in Neuhausen, Switzerland, producing fabricated aluminum products, including wire and cable, components for the mass transportation, automotive, building, display, eletromechanical and other industrial markets, as well as sales and service centers throughout Europe, operating 47 plants in 17 countries; and

PACKAGING, also headquartered in Zurich, consisting of Alcan's worldwide food flexible, foil, specialty, pharmaceutical and cosmetics packaging businesses, operating 76 plants in 14 countries.

Alcan's corporate head office, located in Montreal, focuses on strategy development and capital deployment, while overseeing governance, policy, legal, compliance, human resources and finance matters.

HISTORY

Alcan is a limited liability Canadian company, incorporated on June 3, 1902, with its headquarters and registered office in Montreal, Canada. It was formed as a subsidiary of the Pittsburgh Reduction Company, one of the founding companies of the aluminum industry, to establish a smelter and hydroelectric power facility in Shawinigan, Quebec. In 1928, the international operations and domestic U.S. operations were separated into two competing companies that became Alcan and Alcoa Inc., respectively. During the Second World War, substantial expansion of hydroelectric and smelting capacity took place in Quebec to supply aluminum for the war effort. In the 1950s, Alcan added hydroelectric and smelting in British Columbia. During the postwar period, Alcan expanded internationally and invested in fabricating activities to stimulate demand for its primary metal production.


In 2000, Alcan entered into a combination agreement with algroup, which consisted of an independent offer of Alcan Common Shares for all of the outstanding shares of algroup. On October 17, 2000, after clearance from competition authorities, the combination was completed, with Alcan acquiring over 99% of the shares of algroup by virtue of its offer. Alcan acquired the remaining shares in algroup in 2001 by virtue of statutory right and caused algroup to de-list from the SWX Swiss Exchange.


Today, Alcan is a multinational company engaged in all aspects of the aluminum and packaging industries on an international scale.

                           INFORMATION ABOUT PECHINEY

BUSINESS DESCRIPTION

Pechiney operates in two core businesses (positions and market shares presented in this section are based on internal estimates of Pechiney as discussed in Pechiney's publicly available disclosure): the production of primary aluminum and fabricated aluminum products and the production of packaging materials. Pechiney's aluminum technology is recognized as a world leader. Pechiney believes that it is also one of the world leaders in the production of packaging materials for the food, healthcare and beauty industries on the basis of 2002 sales. It is the world's largest producer of collapsible tubes. Pechiney's other activities include the production of ferroalloys and international trade.

ALUMINUM: Pechiney's aluminum business is comprised of two segments: Primary Aluminum Metal and Aluminum Conversion.

Primary Aluminum is Europe's second and the world's fifth largest producer of primary aluminum on the basis of 2002 obtainable production capacity. It also holds interests in companies that produce bauxite and alumina. Primary Aluminum also licenses alumina and aluminum production technology and related equipment.

Aluminum Conversion includes the activities of four divisions:

     - The Aerospace, Transport, Industry division includes the production of aluminum rolled products for transport markets (aerospace, sea and ground, excluding automotive) and industry, as well as the production of hard alloy extrusions;

     - The Cans, Automotive, Standard Rolled Products division includes the production of aluminum rolled products at Neuf Brisach for the can, automotive and standard rolled products market;

     - The Foil and Thin Foil/Specialty Products division includes Pechiney Eurofoil's foil and thin foil activities at Dudelange, Flemalle and Rugles, as well as different specialty activities (circles, precoated sheets, etc.);

     - The Extrusions, Casting Alloys, Automotive division manufactures and markets aluminum soft alloy sections for the construction, transport and equipment markets, as well as casting alloys used almost exclusively in the automotive market. The division is also in charge of Pechiney Automotive, a cross-division structure specially dedicated to the automotive market.

PACKAGING: In 2002, Pechiney's Packaging sector included the following activities:

     - Plastic Packaging, an important North American and European producer of flexible packaging for the food, healthcare and specialty markets;

     - Cebal Tubes Europe and Cebal Tubes Americas, which together are the world leader in the manufacture of flexible plastic, laminated and aluminum tubes for the cosmetics, personal care and healthcare markets on the basis of 2002 production;

     - Cebal Aerosols, the world's largest manufacturer of seamless aluminum aerosol and spray cans;

     - Techpack International (TPI), one of the world's principal producers of plastic packaging for makeup, perfume and cosmetics on the basis of 2002 sales;

     - Pechiney Capsules, which produces caps and overcaps for wines and spirits.

OTHER ACTIVITIES: Pechiney's other business also includes Ferroalloys, where Pechiney mainly produces silicon and ferroalloys as well as abrasives and refractories, and International Trade, where Pechiney operates the following three lines of business: a worldwide network of sales agencies, which markets products manufactured by Pechiney and third parties; a non-ferrous metal and other basic material trading operation; and the distribution of semi-finished aluminum products.

NEW ORGANIZATION: The aluminum activities of Pechiney were divided, effective as of February 1, 2003, into two distinct sectors:

     - the Primary Aluminum sector, which includes in a single entity bauxite-alumina-aluminum production activities and ferroalloys;

     - the Aluminum Conversion sector, comprised of rolled products, extrusions and casting alloys used in a wide variety of markets: aerospace, automotive, sea transport, rail, industry, industrial equipment, construction and beverage cans.

CONVERSION OF PECHINEY PREFERRED SHARES "B" TO PECHINEY COMMON SHARES

Pursuant to resolutions adopted at an extraordinary meeting of Pechiney's shareholders on April 3, 2003 and an extraordinary meeting of the holders of Pechiney's Preferred Shares "B" on May 27, 2003, the 1,091,040 outstanding Pechiney Preferred Shares "B" were converted into Pechiney Common Shares effective June 4, 2003, at the exchange ratio of 11 Common Shares for 10 Preferred Shares "B." In this conversion, each Pechiney Preferred Share "B" was automatically converted into one Pechiney Common Share, with the holders of the Pechiney Preferred Shares "B" also receiving one Pechiney Bonus Allocation Right per Pechiney Preferred Share "B." Each Pechiney Bonus Allocation Right gives the holder the right to acquire 0.10 of a Pechiney Common Share, with 10 Pechiney Bonus Allocation Rights being required to acquire one Pechiney Common Share. No fractional Pechiney Common Shares will be issued in exchange for Pechiney Bonus Allocation Rights. The Bonus Allocation Rights, whose ISIN code is FR0000951634, were listed on Euronext Paris through August 4, 2003, and from that date continue to trade over-the-counter. Under French law, the Pechiney Bonus Allocation Rights may be bought and sold, and remain exercisable in round lots of 10 by their holders, for a period of two years from the date of the publication of a notice in France regarding the two-year period of exercise. That notice was published on June 4, 2003. At the expiry of this two-year period, any underlying Pechiney Common Shares that have not been exchanged for Pechiney Bonus Allocation Rights will be sold on the market. In connection with the conversion of the Pechiney Preferred Shares "B," the "A" designation formerly assigned to the Pechiney Common Shares was eliminated.

         PRO FORMA COMBINED FINANCIAL STATEMENTS OF ALCAN AND PECHINEY

The following unaudited pro forma combined balance sheet and unaudited pro forma combined statement of income, which give effect to the offers, are presented in U.S. dollars and reflect the combination of Alcan and Pechiney using the purchase method under U.S. GAAP. The pro forma adjustments are based upon available information and certain assumptions that pursuant to the offers:


     - all of the outstanding Pechiney Common Shares are exchanged for Alcan Common Shares and cash, with a cash component of E25.60 (including the additional consideration that may be payable in the offers) and a share component of E22.90 in Alcan Common Shares for every Pechiney Common Share.



     - all of the Pechiney Bonus Allocation Rights are exchanged for Alcan Common Shares and cash, with a cash component of E25.60 (including the additional consideration that may be payable in the offers) and a share component of E22.90 in Alcan Common Shares for every 10 Pechiney Bonus Allocation Rights (it is assumed that the Pechiney Bonus Allocation Rights have been satisfied by the issuance of Pechiney Common Shares during the three-month period ended June 30, 2003).



     - all of the Pechiney OCEANEs are exchanged for cash. Each Pechiney OCEANE is exchanged for E83.80 (including the additional consideration that may be payable in the offers).



     - all of the Pechiney ADSs are exchanged for Alcan Common Shares and cash, with a cash component of E25.60 (including the additional consideration that may be payable in the offers) and a share component of E22.90 in Alcan Common Shares for every 2 Pechiney ADSs.


     - all of the outstanding Pechiney stock options are exchanged for Alcan stock options; and

     - the cash consideration paid in the offers is financed by additional Alcan debt.

The unaudited pro forma combined balance sheet and unaudited pro forma combined statement of income are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial condition of the combined entities that would have been achieved had this offer and the French offer been completed during the periods presented, nor are the unaudited pro forma combined balance sheet and unaudited pro forma combined statement of income necessarily indicative of the future operating results or financial position of the combined entities. The unaudited pro forma combined balance sheet and unaudited pro forma combined statement of income do not reflect any cost savings or other synergies which may result from the combination. The unaudited pro forma financial information does not reflect any special items such as payments pursuant to change of control provisions or restructuring and integration costs which may be incurred as a result of the acquisition. In addition, the financial effects of any actions described in the section "The Offers -- Reasons for the Offers -- Employment Matters," such as costs of rationalization or synergies, cannot currently be determined and are therefore not reflected in the unaudited pro forma combined financial statements. Because Alcan has access only to publicly available financial information about Pechiney's accounting policies, there can be no assurance that the accounting policies of Pechiney conform to those of Alcan.

Regulatory clearances from the European Commission, the U.S. Department of Justice and the Swiss Competition Commission are subject to Alcan divesting certain businesses, operations or assets of Alcan and/or Pechiney and Alcan continuing to license certain technologies of Alcan and/or Pechiney to third parties. Because Alcan has not yet entered into any agreements with purchasers with respect to these divestitures, they have not been reflected in the unaudited pro forma combined financial statements. The businesses, operations or assets that Alcan is required to divest to comply with conditions imposed by regulatory authorities represent approximately 5% of total unaudited pro forma combined revenues. See "The Offers -- Reasons for the Offers -- Commitments Offered to the European Commission and the U.S. Department of Justice to Obtain Regulatory Approval."

The unaudited pro forma combined balance sheet and unaudited pro forma combined statement of income have been derived from and should be read in conjunction with the respective consolidated financial information of Alcan and Pechiney as of and for the six months ended June 30, 2003, and as of and for the year ended December 31, 2002, which are incorporated herein by reference. All amounts are stated in

U.S. dollars. This pro forma information is subject to risks and uncertainties, including those discussed under "Risk Factors -- Risks Relating to the Offers -- We Have Not Been Given the Opportunity to Conduct a Due Diligence Review of the Non-Public Records of Pechiney. Therefore, We May Be Subject to Unknown Liabilities of Pechiney Which May Have a Material Adverse Effect on Our Profitability and Results of Operations" and "Risk Factors -- Risks Relating to the Offers -- We Have Not Verified the Reliability of the Pechiney Information Included in, or Incorporated by Reference into, this Prospectus and as a Result, Our Estimates of the Impact of Consummation of the Offers on the Pro Forma Information in this Prospectus May be Incorrect."

As noted above, Alcan prepares its financial statements in accordance with Canadian GAAP, and provides a reconciliation of such financial statements to U.S. GAAP. Since Pechiney does not prepare Canadian GAAP financial information, but does prepare a U.S. GAAP reconciliation of its financial statements, the pro forma financial information herein is prepared in accordance with U.S. GAAP.

                        ALCAN AND PECHINEY -- U.S. GAAP

         UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF JUNE 30, 2003

                                                                                    FRENCH
                                                                                     GAAP
                                           CANADIAN                               TRANSLATED
                                             GAAP       ALCAN US                  HISTORICAL
                                          HISTORICAL      GAAP       ALCAN US      PECHINEY
                                            ALCAN      ADJUSTMENTS     GAAP     (RECLASSIFIED)
                                          ----------   -----------   --------   --------------
                                          (IN MILLIONS OF US DOLLARS EXCEPT PER SHARE AMOUNTS)
                                            ASSETS
CURRENT ASSETS
Cash and time deposits..................       127          (10)         117          339
Marketable securities...................        --           --           --           62
Receivables.............................     1,982           14        1,996        1,703
Inventories.............................     2,220         (101)       2,119        1,656
Deferred income taxes...................        --           --           --           52
Current assets held for sale............        83           --           83           --
                                            ------        -----       ------        -----
                                             4,412          (97)       4,315        3,812
Deferred charges and other assets.......       665          962        1,627          779
Property, plant and equipment - net.....    10,452         (938)       9,514        3,338
Other intangible assets - net...........       319          122          441          154
Goodwill................................     2,353         (200)       2,153          713
Excess of purchase price over book value
  of net assets acquired................        --           --           --           --
Deferred income taxes...................        --           --           --          564
Long term assets held for sale..........        72           --           72           --
                                            ------        -----       ------        -----
Total assets............................    18,273         (151)      18,122        9,360
                                            ======        =====       ======        =====
                                                  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Payables................................     2,509          (75)       2,434        2,228
Short-term borrowings...................       348          (25)         323          424
Debt maturing within one year...........       235          (48)         187          211
Current liabilities of operations held
  for sale..............................        41           --           41           --
                                            ------        -----       ------        -----
                                             3,133         (148)       2,985        2,863
Debt not maturing within one year.......     3,517          (63)       3,454        1,514
Deferred credits and other
  liabilities...........................     1,631          672        2,303        1,325
Deferred income taxes...................     1,198         (253)         945          210
Long term liabilities of operations held
  for sale..............................         8           --            8           --
Minority interests......................       195           --          195          168
SHAREHOLDERS' EQUITY
Preference shares.......................       160           --          160           --
Common shareholders' equity Common
  shares................................     4,711           --        4,711        2,131
  Retained earnings.....................     3,279           (6)       3,273        1,416
  Other.................................       441         (353)          88         (267)
                                            ------        -----       ------        -----
                                             8,591         (359)       8,232        3,280
                                            ------        -----       ------        -----
Total liabilities and shareholders'
  equity................................    18,273         (151)      18,122        9,360
                                            ======        =====       ======        =====


                                          PECHINEY US                  PRO FORMA
                                             GAAP       PECHINEY US   ADJUSTMENTS         PRO FORMA
                                          ADJUSTMENTS      GAAP        (NOTE 5)           COMBINED
                                          -----------   -----------   -----------         ---------
                                          (IN MILLIONS OF US DOLLARS EXCEPT PER SHARE AMOUNTS)
                                                                   ASSETS
CURRENT ASSETS
Cash and time deposits..................       --            339            --                456
Marketable securities...................       --             62            --                 62
Receivables.............................      276          1,979            --              3,975
Inventories.............................        2          1,658            --              3,777
Deferred income taxes...................      (17)            35            --                 35
Current assets held for sale............       --             --            --                 83
                                              ---          -----        ------             ------
                                              261          4,073            --              8,388
Deferred charges and other assets.......      (64)           715            24(b)           2,366
Property, plant and equipment - net.....       (1)         3,337            --             12,851
Other intangible assets - net...........       --            154            --                595
Goodwill................................       39            752          (752)(b)          2,153
Excess of purchase price over book value
  of net assets acquired................       --             --         2,114(b)           2,114
Deferred income taxes...................       (8)           556            --                556
Long term assets held for sale..........       --             --            --                 72
                                              ---          -----        ------             ------
Total assets............................      227          9,587         1,386             29,095
                                              ===          =====        ======             ======
                                                    LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Payables................................      230          2,458            --              4,892
Short-term borrowings...................       --            424         3,183(a)           3,930
Debt maturing within one year...........       --            211            --                398
Current liabilities of operations held
  for sale..............................       --             --            --                 41
                                              ---          -----        ------             ------
                                              230          3,093         3,183              9,261
Debt not maturing within one year.......       --          1,514          (712)(b)          4,256
Deferred credits and other
  liabilities...........................       62          1,387            --              3,690
Deferred income taxes...................       --            210           (17)(b)          1,138
Long term liabilities of operations held
  for sale..............................       --             --            --                  8
Minority interests......................       --            168            --                363
SHAREHOLDERS' EQUITY
Preference shares.......................       --             --            --                160
Common shareholders' equity Common
  shares................................       --          2,131           (50)(b)          6,792
  Retained earnings.....................       26          1,442        (1,442)(b)          3,273
  Other.................................      (91)          (358)          424(b)             154
                                              ---          -----        ------             ------
                                              (65)         3,215        (1,068)            10,379
                                              ---          -----        ------             ------
Total liabilities and shareholders'
  equity................................      227          9,587         1,386             29,095
                                              ===          =====        ======             ======


The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

                      See Note 6 for sensitivity analyses.

                        ALCAN AND PECHINEY -- U.S. GAAP

  UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME FROM CONTINUING OPERATIONS BEFORE NONRECURRING CHARGES OR CREDITS DIRECTLY ATTRIBUTABLE TO THE ACQUISITION
                 FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2003.

                                                                        FRENCH
                                                                         GAAP
                           CANADIAN                                   TRANSLATED
                             GAAP        ALCAN US                     HISTORICAL
                          HISTORICAL       GAAP        ALCAN US        PECHINEY
                             ALCAN      ADJUSTMENTS      GAAP       (RECLASSIFIED)
                          -----------   -----------   -----------   --------------
                            (IN MILLIONS OF US DOLLARS EXCEPT PER SHARE AMOUNTS)
REVENUES
Sales and operating
  revenues..............        6,681       (15)            6,666       6,135
COSTS AND EXPENSES
Cost of sales and
  operating expenses....        5,286        43             5,329       5,391
Depreciation............          455       (37)              418         213
Goodwill amortization...           --        --                --          16
Selling, administrative
  and general
  expenses..............          339        (1)              338         324
Research and development
  expenses..............           61        --                61          53
Interest................          104        (2)              102          63
Restructuring,
  impairment and other
  special charges.......          (14)       (6)              (20)         67
Other expenses
  (income)..............          109        22               131         (19)
                          -----------       ---       -----------       -----
                                6,340        19             6,359       6,108
Income (loss) before
  income taxes and other
  items.................          341       (34)              307          27
Income taxes............          292       (15)              277          17
                          -----------       ---       -----------       -----
                                   49       (19)               30          10
Equity income...........            1        18                19           6
Minority interests......          (13)       --               (13)         (3)
                          -----------       ---       -----------       -----
Income (loss) from
  continuing operations
  before nonrecurring
  charges or credits
  directly attributable
  to the acquisition....           37        (1)               36          13
Dividends on preference
  shares................            3        --                 3          --
                          -----------       ---       -----------       -----
Income (loss) from
  continuing operations
  before nonrecurring
  charges or credits
  directly attributable
  to the acquisition
  attributable to common
  shareholders..........           34        (1)               33          13
                          -----------       ---       -----------       -----
Income from continuing
  operations before
  nonrecurring charges
  or credits directly
  attributable to the
  acquisition per common
  share
  Basic.................         0.10                        0.10          --
  Diluted...............         0.10                        0.10          --
Weighted average of
  common shares
  outstanding
  Basic.................  321,609,871                 321,609,871
  Diluted...............  321,873,812                 321,873,812


                           PECHINEY                    PRO FORMA
                            US GAAP     PECHINEY US   ADJUSTMENTS    PRO FORMA
                          ADJUSTMENTS      GAAP        (NOTE 5)      COMBINED
                          -----------   -----------   -----------   -----------
                          (IN MILLIONS OF US DOLLARS EXCEPT PER SHARE AMOUNTS)
REVENUES
Sales and operating
  revenues..............        1          6,136            --           12,802
COSTS AND EXPENSES
Cost of sales and
  operating expenses....       (4)         5,387            --           10,716
Depreciation............       --            213            --              631
Goodwill amortization...      (16)            --            --               --
Selling, administrative
  and general
  expenses..............       --            324            --              662
Research and development
  expenses..............       --             53            --              114
Interest................       (2)            61            22(c)           185
Restructuring,
  impairment and other
  special charges.......       --             67            --               47
Other expenses
  (income)..............        3            (16)           --              115
                              ---          -----        ------      -----------
                              (19)         6,089            22           12,470
Income (loss) before
  income taxes and other
  items.................       20             47           (22)             332
Income taxes............        1             18            (8)(d)          287
                              ---          -----        ------      -----------
                               19             29           (14)              45
Equity income...........        2              8            --               27
Minority interests......       --             (3)           --              (16)
                              ---          -----        ------      -----------
Income (loss) from
  continuing operations
  before nonrecurring
  charges or credits
  directly attributable
  to the acquisition....       21             34           (14)              56
Dividends on preference
  shares................       --             --            --                3
                              ---          -----        ------      -----------
Income (loss) from
  continuing operations
  before nonrecurring
  charges or credits
  directly attributable
  to the acquisition
  attributable to common
  shareholders..........       21             34           (14)              53
                              ---          -----        ------      -----------
Income from continuing
  operations before
  nonrecurring charges
  or credits directly
  attributable to the
  acquisition per common
  share
  Basic.................       --             --            --             0.14
  Diluted...............       --             --            --             0.14
Weighted average of
  common shares
  outstanding
  Basic.................                                            371,629,544
  Diluted...............                                            372,141,381


The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

This pro forma combined statement of income does not include any amortization of the excess purchase price, which may be material. See Note 6 for sensitivity analyses.

                        ALCAN AND PECHINEY -- U.S. GAAP

  UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME FROM CONTINUING OPERATIONS BEFORE NONRECURRING CHARGES OR CREDITS DIRECTLY ATTRIBUTABLE TO THE ACQUISITION
                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                                                         FRENCH
                                                                          GAAP
                                                                       TRANSLATED
                            CANADIAN                                   HISTORICAL
                              GAAP        ALCAN US                      PECHINEY
                           HISTORICAL       GAAP        ALCAN US     (RECLASSIFIED;
                              ALCAN      ADJUSTMENTS      GAAP         RESTATED)
                           -----------   -----------   -----------   --------------
                             (IN MILLIONS OF US DOLLARS EXCEPT PER SHARE AMOUNTS)
REVENUES
  Sales and operating
    revenues.............       12,327       (28)           12,299       11,395
COSTS AND EXPENSES
  Cost of sales and
    operating expenses...        9,748        75             9,823       10,032
  Depreciation...........          835       (70)              765          317
  Goodwill
    amortization.........           --                          --           29
  Goodwill impairment....                                                    93
  Selling, administrative
    and general
    expenses.............          573        (1)              572          577
  Research and
    development
    expenses.............          115                         115           85
  Interest...............          202        (4)              198           79
  Restructuring,
    impairment and other
    special charges......           69                          69          137
  Other expenses
    (income).............          114         2               116           64
                           -----------       ---       -----------       ------
                                11,656         2            11,658       11,413
Income (loss) before
  income taxes and other
  items..................          671       (30)              641          (18)
Income taxes.............          295       (17)              278           37
                           -----------       ---       -----------       ------
                                   376       (13)              363          (55)
Equity income............            3        51                54            3
Minority interests.......           (3)                         (3)          --
                           -----------       ---       -----------       ------
Income (loss) from
  continuing operations
  before nonrecurring
  charges or credits
  directly attributable
  to the acquisition.....          376        38               414          (52)
Dividends on preference
  shares.................            5                           5            2
                           -----------       ---       -----------       ------
Income (loss) from
  continuing operations
  before nonrecurring
  charges or credits
  directly attributable
  to the acquisition
  attributable to common
  shareholders...........          371        38               409          (54)
                           ===========       ===       ===========       ======
Income from continuing
  operations before
  nonrecurring charges or
  credits directly
  attributable to the
  acquisition per common
  shares
  Basic..................         1.16                        1.27           --
  Diluted................         1.15                        1.27           --
Weighted average of
  common shares
  outstanding
  Basic..................  321,208,914                 321,208,914           --
  Diluted................  322,423,183                 322,423,183           --


                            PECHINEY                    PRO FORMA
                             US GAAP     PECHINEY US   ADJUSTMENTS    PRO FORMA
                           ADJUSTMENTS      GAAP        (NOTE 5)      COMBINED
                           -----------   -----------   -----------   -----------
                           (IN MILLIONS OF US DOLLARS EXCEPT PER SHARE AMOUNTS)
REVENUES
  Sales and operating
    revenues.............        9         11,404            --           23,703
COSTS AND EXPENSES
  Cost of sales and
    operating expenses...       (6)        10,026            --           19,849
  Depreciation...........       --            317            --            1,082
  Goodwill
    amortization.........      (29)            --            --               --
  Goodwill impairment....      (20)            73            --               73
  Selling, administrative
    and general
    expenses.............       --            577            --            1,149
  Research and
    development
    expenses.............       --             85            --              200
  Interest...............        1             80            76(e)           354
  Restructuring,
    impairment and other
    special charges......       --            137            --              206
  Other expenses
    (income).............       --             64             5(e)           185
                               ---         ------        ------      -----------
                               (54)        11,359            81           23,098
Income (loss) before
  income taxes and other
  items..................       63             45           (81)             605
Income taxes.............        5             42           (30)(f)          290
                               ---         ------        ------      -----------
                                58              3           (51)             315
Equity income............       14             17            --               71
Minority interests.......       --             --            --               (3)
                               ---         ------        ------      -----------
Income (loss) from
  continuing operations
  before nonrecurring
  charges or credits
  directly attributable
  to the acquisition.....       72             20           (51)             383
Dividends on preference
  shares.................                       2                              7
                               ---         ------        ------      -----------
Income (loss) from
  continuing operations
  before nonrecurring
  charges or credits
  directly attributable
  to the acquisition
  attributable to common
  shareholders...........       72             18           (51)             376
                               ===         ======        ======      ===========
Income from continuing
  operations before
  nonrecurring charges or
  credits directly
  attributable to the
  acquisition per common
  shares
  Basic..................       --             --            --             1.01
  Diluted................       --             --            --             1.01
Weighted average of
  common shares
  outstanding
  Basic..................       --             --            --      371,228,587
  Diluted................       --             --            --      372,690,752


The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

This pro forma combined statement of income does not include any amortization of the excess purchase price, which may be material. See Note 6 for sensitivity analyses.

                        ALCAN AND PECHINEY -- U.S. GAAP

    NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- U.S. GAAP
             (IN MILLIONS OF U.S. DOLLARS EXCEPT PER SHARE AMOUNTS)

1.  BASIS OF PRESENTATION

These unaudited pro forma combined financial statements have been prepared to reflect the combination of Alcan and Pechiney using the purchase method.

Because Alcan has access only to publicly available financial information about Pechiney's accounting policies, there can be no assurance that the accounting policies of Pechiney conform to those of Alcan.

The unaudited pro forma combined financial statements are based on the following assumptions related to the combination:

     - all of the outstanding Pechiney Common Shares (including Pechiney Common Shares underlying the Pechiney ADSs and excluding those held by Pechiney and one of its subsidiaries) are tendered for exchange for a combination of Alcan Common Shares and cash;

     - Pechiney Common Shares were issued during the three-month period ended June 30, 2003 in satisfaction of the Pechiney Bonus Allocation Rights;


     - all of the outstanding Pechiney OCEANEs are tendered for exchange for cash, including a premium of $61 million over book value;


     - all of the outstanding Pechiney's stock options are replaced by Alcan stock options based on the exchange ratio and at a strike price equal to the market value of an underlying Alcan Common Share and no Pechiney stock options are exercised in connection with the combination;

     - the cash consideration for the offers is financed by additional Alcan debt;


     - for purposes of calculating the purchase price and the pro forma adjustments, an exchange rate of $1.1671 for E1.00 has been used;



     - the fair value per Alcan Common Share used to determine the number of Alcan Common Shares to be issued is $41.60, which is the average of the closing price for Alcan Common Shares on the New York Stock Exchange for the six trading days beginning October 10, 2003 and ending on October 17, 2003. This estimate of value is preliminary; and



     - the number of Alcan Common Shares to be issued is 50.02 million, which is calculated by taking the share portion of the consideration in the offers ($2,081 million) and dividing it by the assumed fair value per Alcan Common Share of $41.60.


The combination will be accounted for as a "purchase" in accordance with U.S. GAAP with Alcan being identified as the acquirer.

The unaudited pro forma combined balance sheet is presented as if the combination between Alcan and Pechiney had been effective June 30, 2003 while the unaudited pro forma combined statements of income are presented as if the combination between Alcan and Pechiney had been effective January 1, 2002.

The purchase price will be allocated to the Pechiney assets acquired and liabilities assumed based on their estimated fair market value.

         NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS --
                            U.S. GAAP -- (CONTINUED)

For the purpose of the unaudited pro forma combined financial statements, no purchase price allocation has been performed since Alcan has limited information about Pechiney.


                                                               CASH          SHARE
                                                              PORTION       PORTION     TOTAL
                                                            -----------   -----------   ------
Number of Pechiney securities outstanding at June 30,
  2003(1).................................................   77,855,739    77,855,739
Price for each Pechiney security (in euros)...............  E      25.6   E      22.9
                                                            -----------   -----------
Total consideration for the Pechiney Common Shares (in
  millions of euros)......................................        1,993         1,783
                                                            ===========   ===========
Assumed exchange rate.....................................       1.1671        1.1671
                                                            ===========   ===========
Total consideration for Pechiney Common Shares (in
  millions)...............................................  $     2,326   $     2,081   $4,407
Cash consideration for Pechiney OCEANEs (7,908,636 bonds
  at E83.8 at the assumed exchange rate of
  E1 = $1.1671)(in millions):.............................                                 773
Transactions costs (net of tax of $15)(in millions).......                                  40
Assumed fair value of Alcan stock options issued to
  replace Pechiney stock options (in millions)(2).........                                  66
                                                                                        ------
Total purchase price (in millions)........................                              $5,286
                                                                                        ------
Less (in millions):
     Book value of Pechiney shareholders' equity
       (excluding Pechiney's goodwill of $752)............                               2,463
     Book value of Pechiney OCEANEs and related
       unamortized deferred issue costs...................                                 709
                                                                                        ------
Excess of purchase price over book value of shareholders'
  equity and Pechiney OCEANEs (in millions)...............                              $2,114
                                                                                        ------


---------------

(1) Excluding 4,767,044 Pechiney Common Shares held by Pechiney and one of its subsidiaries.

(2) Includes 3,484,950 Pechiney stock options assumed to be outstanding as at June 30, 2003.


The pro forma information is based on preliminary estimates and assumptions set forth below in note 5. These adjustments and allocation of purchase price are preliminary. Due to the limited financial and other information available to Alcan's management, the excess of the purchase price over the book value of the assets to be acquired has been allocated to "Excess of purchase price over book value of net assets acquired." The final purchase price allocation will be completed after asset and liability valuations are finalized by Alcan's management. A final determination of these fair values, which cannot be made prior to the completion of the combination, will include Alcan's management's consideration of all pertinent factors. This final valuation will be based on the actual net tangible and intangible assets of Pechiney that exist as of the date of the completion of the combination. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in material changes to the unaudited pro forma combined financial statements. Amount preliminarily allocated to "Excess of purchase price over book value of net assets acquired" will be allocated to various classes of assets, including intangible assets with indefinite lives, intangible assets with definite lives and goodwill. These final allocations may result in a material increase in amortization of assets. In addition, the impact of ongoing integration activities, the timing of the completion of the combination and other changes in Pechiney's net tangible and intangible assets prior to the completion of the combination could cause material differences in the information presented.


The accompanying unaudited pro forma combined financial statements are based on and should be read in conjunction with the historical consolidated financial statements of Alcan and Pechiney for the year ended

         NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS --
                            U.S. GAAP -- (CONTINUED)

December 31, 2002 and for the six-month period ended June 30, 2003, including the notes thereto which are incorporated by reference in this document. Certain reclassifications have been made to the Pechiney historical financial statements to conform to the expected presentation to be used by Alcan upon completion of the combination and based on certain assumptions made by Alcan.

The pro forma adjustments are based upon available information and include certain assumptions and adjustments, which the management of Alcan believes to be reasonable. However, Alcan's adjustments and assumptions do not reflect any input from Pechiney, as discussed above. These adjustments are directly attributable to the combination and are expected to have a continuing impact on Alcan's business, results of operations and financial position. The pro forma information does not reflect cost savings expected to be realized from the elimination of certain expenses and from the synergies to be created and the costs to implement such cost savings or synergies. No assurance can be given that operating cost savings and synergies will be realized. The pro forma financial information does not reflect any special items such as payments pursuant to change of control provisions or restructuring and integration costs which may be incurred as a result of the acquisition.


To compute the pro forma $66 included in the purchase price relating to the assumed fair value of Alcan stock options issued to replace Pechiney stock options, Alcan used a Black-Scholes valuation model based on the weighted-average assumptions used to compute the pro forma compensation expense as reported in Alcan's historical consolidated financial statements. The principal assumptions used are: dividend yield of 1.65%; expected volatility of 35.73%; risk-free interest rate of 3.5% and expected life of 6 years. Alcan management has not yet determined how these options would be treated and, accordingly, the value and the accounting for any treatment of the Pechiney options may differ from those presented. Should all the holders of Pechiney options exercise their Pechiney options after the consummation of the offers, and Alcan exchange the resulting Pechiney Common Shares for Alcan Common Shares at an exchange ratio equivalent to that assumed in this pro forma financial information, unaudited pro forma combined Short-term borrowings would increase by $30, Common shareholders' equity would increase by $93 and Excess of purchase price over book value of net assets acquired would increase by $123. The impact on annual pro forma combined interest expense and pro forma combined income from continuing operations before nonrecurring charges and credits directly attributable to the acquisition would be less than $1 and the per share impact would be nil. See "The Offers -- Treatment of Pechiney Stock Purchase Options and Pechiney Stock Subscription Options".


The unaudited pro forma combined financial statements are not necessarily indicative either of the results that actually would have been achieved if the transactions reflected therein had been effective during the periods presented or of the results which may be obtained in the future.

2.  FOREIGN CURRENCY TRANSLATION

The Pechiney historical balance sheet information and related pro forma adjustments as of June 30, 2003 have been translated into U.S. dollars at the June 30, 2003 rate of exchange of U.S. $1 = 0.8772 euros. The Pechiney historical statements of income information for the year ended December 31, 2002, the six-month period ended June 30, 2003 and related pro forma adjustments to the unaudited pro forma statements of income have been translated at the average rates of exchange of U.S. $1 = 0.9454 euros and U.S. $1 = 0.9009 euros, respectively.

3.  DIFFERENCES BETWEEN CANADIAN AND U.S. GAAP AS THEY APPLY TO ALCAN

Refer to Note 7 of the Alcan consolidated financial statements which are incorporated by reference into this prospectus for a description of the differences between Canadian and U.S. GAAP as they apply to Alcan. However, investments in joint ventures have been accounted for using the equity method in these pro forma combined financial statements. In Alcan's consolidated financial statements incorporated by reference into this document, joint ventures are accounted for using the proportionate consolidation method.

         NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS --
                            U.S. GAAP -- (CONTINUED)

4.  DIFFERENCES BETWEEN FRENCH GAAP AND U.S. GAAP AS THEY APPLY TO PECHINEY

Refer to Note 25 of the Pechiney financial statements which are incorporated by reference into this prospectus for a description of the differences between French and U.S. GAAP as they apply to Pechiney.

5.  UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The unaudited pro forma combined financial statements incorporate the following adjustments:

The following adjustments have been made to prepare the pro forma balance sheet and statement of income. Pro forma statement of income adjustments are assumed to occur as of January 1, 2002. Pro forma balance sheet adjustments are assumed to occur at June 30, 2003.

UNAUDITED COMBINED PRO FORMA
BALANCE SHEET AS AT JUNE 30, 2003 (IN MILLIONS OF U.S. DOLLARS)
a) Borrowing under new credit facility to finance acquisition of Pechiney securities



     Debit    Cash.........................   3,183




               Credit    Short-term borrowings...................   3,183




b)   Reflecting consideration for Pechiney Common Shares,
     Pechiney OCEANEs, Pechiney ADSs and Pechiney stock options, financing costs of $29 and transaction costs of $55 by issuance of Alcan Common Shares for an estimated value of $2,081, issuance of Alcan replacement options with an estimated value of $66 and cash of $3,099. Reflecting deferred income taxes of $17 related to transaction costs, Pechiney's deferred issue costs (i.e., Pechiney OCEANEs) and allocation of the purchase price by elimination of Pechiney's goodwill; the elimination of deferred issue costs
     (i.e., Pechiney OCEANEs); the elimination of Pechiney's shareholders' equity accounts, and the allocation of the remainder to excess of purchase price over book value of net assets acquired (see note 6 for sensitivities)




     Debit    Excess of purchase price over book value
              of net assets acquired...................   2,114
              Deferred financing costs.................      24
              Debt not maturing within one year........     712
              Deferred income taxes....................      17
              Pechiney Common Shares...................   2,131
              Retained earnings........................   1,442




               Credit     Pechiney goodwill......................     752
                         Cash....................................   3,183
                         Other equity............................     358
                         Alcan Common Shares.....................   2,081
                         Alcan stock options.....................      66

         NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS --
                            U.S. GAAP -- (CONTINUED)

UNAUDITED COMBINED PRO FORMA
INCOME STATEMENT FOR THE SIX MONTHS ENDED JUNE 30, 2003
(IN MILLIONS OF U.S. DOLLARS)
c)   Interest expense on debt issued to finance acquisition and retirement of Pechiney OCEANEs at an assumed annual interest
     rate of 1.6%................................................      25
     Financing costs relating to the new 365-day credit facility
     entered into in connection with the transaction.............       8
     Elimination of interest and amortization of premium on
     Pechiney OCEANEs............................................     (11)
                                                                       22
                                                                   ======
d)   Income tax recovery on line item (c) at 36% for Alcan and
     34% for Pechiney............................................      (8)
                                                                   ======

UNAUDITED COMBINED PRO FORMA
  INCOME STATEMENT FOR THE YEAR ENDED DECEMBER 31, 2002
  (IN MILLIONS OF U.S. DOLLARS)
e)   Interest expense on debt issued to finance acquisition and retirement of Pechiney OCEANEs at an assumed annual interest
     rate of 1.6%................................................      51
     Financing costs relating to the new 365-day credit facility
     entered into in connection with the transaction.............      41
     Elimination of interest and amortization of premium on
     Pechiney OCEANEs............................................     (16)
     Write-off of deferred issue costs on Pechiney OCEANEs.......       5
                                                                   ------
                                                                       81
                                                                   ======
f)   Income tax recovery on line item (e) at 36% for Alcan and
     34% for Pechiney............................................     (30)
                                                                   ======


The 1.6% assumed annual interest rate on debt issued to finance the acquisition and retirement of the Pechiney OCEANEs was determined based on the current 3-month LIBOR rate plus a margin of 0.5%, pursuant to the bridge credit facility that Alcan has entered into in connection with the transaction. See "The
Offers -- Source and Amount of Funds."

6.  SENSITIVITY ANALYSIS


The unaudited pro forma combined financial statements are based upon the assumption that 100% of the Pechiney Common Shares (including Pechiney Common Shares underlying the Pechiney ADSs and excluding the Pechiney Common Shares held by Pechiney and one of its subsidiaries) are exchanged for Alcan Common Shares and cash in the offers. Should Alcan obtain only 94.9% of the Pechiney Common Shares, pro forma common shareholders' equity as of June 30, 2003 would decrease by $106 and Short-term borrowings would decrease by $155. Pro forma minority interest would increase by $164. Pro forma income from continuing operations before nonrecurring charges or credits directly attributable to the acquisition for the year ended December 31, 2002 would increase by $2 or $0.00 per common share, and for the six-month period ended June 30, 2003 would increase by $1 or $0.00 per common share. For each further 10% decrease in the number of Pechiney Common Shares exchanged, pro forma common shareholders' equity as of June 30, 2003 would decrease by $197 and Short-term borrowings would decrease by $212 million. Pro forma minority interest would increase by $321. Pro forma income from continuing operations before nonrecurring charges or credits directly attributable to the acquisition for the year ended December 31, 2002, would be unchanged as the increase in the minority interests caused by a smaller number of shares exchanged is offset by the

         NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS --
                            U.S. GAAP -- (CONTINUED)

reduction in the after-tax interest expense due to the reduction in Short-term borrowings, and for the six-month period ended June 30, 2003 would decrease by $2 or $0.01 per common share.

For every $100 of the "Excess of Purchase Price over book value of net assets acquired" which is allocated to tangible and identifiable assets with definite lives, pro forma combined annual income from continuing operations before nonrecurring charges or credits directly attributable to the acquisition would decrease by $3 or $0.01 per common share, assuming an amortization period of 20 years, estimated to be their average remaining useful life.

For each 12.5 basis points increase (decrease) in the interest rate on short-term borrowings assumed to finance the acquisition, pro forma combined annual income from continuing operations before nonrecurring charges or credits directly attributable to the acquisition would decrease (increase) by $2, or $0.01 per common share.

The unaudited pro forma combined financial statements are based upon the assumption that 100% of the Pechiney OCEANEs are exchanged in the offers. For every $100 million amount of Pechiney OCEANEs that are not exchanged, Pro forma combined income from continuing operations before nonrecurring charges or credits directly attributable to the acquisition would decrease by approximately $2 million, or $0.01 per common share, being the impact of the higher interest expense on the Pechiney OCEANEs compared to Alcan's incremental short term borrowing rate.


If the "Average Value" per Alcan Common Share determined as described under "The Offers -- Terms of the Offers" is less than or equal to E27.40, the maximum number of Alcan Common Shares to be issued would be 65.1 million. At this maximum share level, pro forma combined income from continuing operations before nonrecurring charges or credits directly attributable to the acquisition per common share for the year ended December 31, 2002 and the six-month period ended June 30, 2003 would be $0.97 and $0.14, respectively.


For each $1.00 change in the fair value per Alcan Common Share when the "Average Value" (as defined under "The Offers -- Terms of the Offers") is equal to or below E27.40, the total purchase price, the excess of purchase price over book value of assets acquired, and common shareholders' equity would change by $65.10.

For each $1.00 change in the fair value per Alcan Common Share when the "Average Value" (as defined under "The Offers -- Terms of the Offers") is equal to or above E38.16, the total purchase price, the excess of purchase price over book value of assets acquired, and common shareholders' equity would change by $46.70.


At the assumed Alcan Common Share price of $41.60, for every additional $300 million of Alcan Common Share purchase consideration that Alcan elects to pay in cash, pro forma combined annual income from continuing operations before nonrecurring charges or credits directly attributable to the acquisition would decrease by $3 or $0.01 per common share.

                               REGULATORY MATTERS


In order to complete these offers, Alcan was required to obtain approvals from the European Commission and the U.S. Federal Trade Commission and Department of Justice. These approvals were obtained on September 29, 2003, subject to the commitments described under "The Offers -- Reasons for the Offers -- Commitments Offered to the European Commission and the U.S. Department of Justice to Obtain Regulatory Approval" on page 36.


Other jurisdictions throughout the world claim jurisdiction under their competition or antitrust laws in respect of acquisitions or mergers that have the potential to affect their domestic marketplace. A number of these jurisdictions have or will claim to have jurisdiction over the proposed transaction. Although Alcan does not anticipate that there will be any investigations or proceedings in any such jurisdiction that would have a material impact on the completion of the offers or the operations of Alcan or Pechiney, there can be no assurance that such investigations or proceedings, whether by governmental authorities or private parties, will not be initiated and, if initiated, will not have a material adverse impact on the completion of the offers or the operations of Alcan or Pechiney.

Alcan is not aware of any material licenses or regulatory permits that it holds which might be adversely affected by the completion of the offers for Pechiney securities or of any material approval or other action by any federal, provincial, state or foreign government or any administrative or regulatory agency that would be required to be obtained prior to making the offers or accepting securities pursuant thereto except as have been obtained or applied for, or as described herein.

                           COMPETITION AND ANTITRUST

EUROPEAN UNION COMPETITION LAWS

Alcan and Pechiney both conduct business in the Member States of the European Union. Council Regulation (EEC) No. 4064/89 (as amended) requires that certain mergers or acquisitions involving parties with aggregate worldwide sales and individual European Union sales exceeding certain thresholds be notified to and approved by the European Commission before such mergers and acquisitions are consummated. The aforementioned Regulation gives the Member States of the European Union the right to request that the European Commission refer jurisdiction to review a merger to their national competition authorities under the provisions of the relevant national merger law where it may have an effect on competition in a distinct national market. Such a request must be made within three weeks of the transaction's notification to the European Commission. No such request was made by a Member State within this time period.

Alcan made its notification of the transaction to the European Commission on August 14, 2003. On August 18, 2003, Alcan offered certain commitments to the European Commission to resolve the competition issues that may be raised by the transaction in relation to the European markets for certain flat-rolled products, aluminum aerosol cans and aluminum cartridges. On September 8, 2003, Alcan offered certain additional commitments to the European Commission in relation to anode baking furnace designs, alumina refining technology and aluminum smelter cell technology. On September 26, 2003, Alcan made certain modifications to the commitments offered on August 18 and September 8, 2003 to resolve certain remaining concerns of the European Commission and offered the modified commitments to the European Commission. See "The Offers -- Reasons for the Offers -- Commitments Offered to the European Commission and the U.S. Department of Justice to Obtain Regulatory Approval" above. Accordingly, the European Commission had six weeks from notification of the transaction to either approve the transaction or to open an in-depth investigation, lasting a maximum of a further four months (which is sometimes referred to as a "Phase II review"), which would have caused the offers to lapse. The European Commission's approval was obtained on September 29, 2003, subject to Alcan complying with the conditions and obligations attached to the European Commission's decision. The European Commission's decision can be challenged before the Court of First Instance of the European Communities by, among others, Pechiney and competitors of Alcan or Pechiney. Subject to review by the Court of First Instance, once the European Commission has adopted a decision approving the transaction, that decision can be revoked by it only if it subsequently concludes that its approval of the transaction was granted on the basis of false or misleading information furnished in the notification or otherwise furnished by Alcan, or if Alcan has failed to comply with the conditions and obligations to which the approval decision is subject.

UNITED STATES HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and its associated rules, a share offer may not be completed until notification has been filed with the Federal Trade Commission, or the "FTC," and the Antitrust Division of the U.S. Department of Justice, or the "DOJ," and the required waiting period has expired or been terminated. The required waiting period may be terminated by the FTC and the DOJ before its expiration. If the FTC or the DOJ believes that the share exchange would violate the federal antitrust law by substantially lessening competition in any line of commerce affecting U.S. consumers, the FTC and the DOJ have the authority to challenge the transaction by seeking a federal court order enjoining the transaction. Alcan filed the notification under the Hart-Scott-Rodino Antitrust Improvements Act on August 29, 2003. In order to obtain the approval of the DOJ, Alcan entered into a consent decree, on September 29, 2003, with the DOJ pursuant to which Alcan has undertaken to divest Pechiney's rolling mill located in Ravenswood, West Virginia. The applicable waiting period then expired on September 29, 2003. See "The Offers -- Reasons for the Offers -- Commitments Offered to the European Commission and the U.S. Department of Justice to Obtain Regulatory Approval." Notwithstanding this consent decree with the DOJ, other governmental authorities, including state attorneys general, and private persons may seek to enjoin the consummation of the share exchange under antitrust laws or may seek conditions to completion of the combination. There can be no assurance that a challenge to the offers on antitrust grounds will not be made or, if a challenge is made, that it would not be successful.

COMPETITION ACT (CANADA)

The proposed acquisition of the Pechiney securities is a notifiable transaction under the Competition Act (Canada). Notifiable transactions cannot be completed under the Competition Act (Canada) until a required notification is filed with the Commissioner of Competition and the relevant waiting period has expired. A long-form filing under the Competition Act (Canada) in respect of the proposed transaction was made on July 30, 2003, and the applicable waiting period expired on September 10, 2003.


The Commissioner of Competition has jurisdiction to challenge any transaction that has the effect of lessening or preventing competition substantially in a relevant market and such a challenge may be made any time before or within three years after completion of the transaction. The expiration of the waiting period referred to in the preceding paragraph does not bar the Commissioner of Competition from bringing a proceeding. There can be no assurance that an investigation or a proceeding by the Commissioner of Competition will not be initiated and, if initiated, will not have a material adverse impact on the operations of Alcan or Pechiney. However, on October 14, 2003 the Commissioner of Competition issued a "no action" letter to Alcan indicating that he did not find that there were sufficient grounds at that time to initiate proceedings before Canada's Competition Tribunal under the merger provisions of the Competition Act (Canada) in respect of Alcan's acquisition of the Pechiney securities.


SWISS COMPETITION COMMISSION

The transaction is required to be notified to the Swiss Competition Commission under the competition laws of Switzerland, as Switzerland is not a member of the European Union or a party to the European Economic Area Agreement. Generally, the Swiss Competition Commission has one month following the date of notification to decide whether to open an extended investigation of a proposed acquisition. If no investigation is opened by the end of that waiting period, the transaction may be completed. If the Commission opens an investigation, the transaction may not close until the Commission renders its final decision or grants a special authorization. Investigations must be completed within a four month period.

Alcan filed its notification with the Swiss Competition Commission on September 1, 2003. On September 29, 2003, the Swiss Competition Commission approved the transaction, subject to the condition that Alcan fulfill the commitments that it has made to the European Commission with respect to the offers.

OTHER JURISDICTIONS

Alcan and Pechiney have assets and sales in numerous jurisdictions throughout the world other than the European Union, the United States, Canada and Switzerland. Many of those jurisdictions have antitrust or competition laws that could require that notifications be filed and clearances obtained prior to completion of the proposed transaction. Other jurisdictions require filings following completion of the transaction. Appropriate filings will be made in those jurisdictions where it is determined that a filing is required.

The antitrust or competition laws of certain jurisdictions outside of the European Union, the United States, Canada and Switzerland permit relevant agencies to investigate and take proceedings in respect of transactions that are perceived to have an effect on competition in the jurisdiction. Although Alcan does not anticipate that there will be any investigations or proceedings that would have a material impact on the completion of the offers or the operations of Alcan or Pechiney, there can be no assurance that such investigations or proceedings, whether by governmental authorities or private parties, will not be initiated and, if initiated, will not have a material adverse impact on the completion of the offers or the operations of Alcan or Pechiney.

                              INVESTMENT CONTROLS

Under French foreign investment control rules, the acquisition of any business engaged in the defense sector is subject to the prior approval of the French Minister of the Economy, Finance and Industry, who has a two-month period from the date of notification to approve or prohibit the proposed acquisition. As certain Pechiney subsidiaries are currently engaged in the defense sector, a formal application in relation to the offers for Pechiney securities was filed with the Minister by Alcan on July 7, 2003. Alcan obtained the approval of the Minister on September 4, 2003. In obtaining this approval, Alcan made certain commitments to the Minister in respect of commitments made by Pechiney with respect to its ongoing programs in the aerospace, aeronautical and defense fields.

                                STOCK EXCHANGES

Alcan Common Shares are currently listed on the New York, Toronto, London and Swiss stock exchanges. Alcan will apply to list its Alcan Common Shares on Euronext Paris, subject to the successful completion of these offers, with a view to the Euronext Paris listing being effective on the settlement date of these offers. Alcan will also apply for the supplemental listing of the Alcan Common Shares to be issued in these offers on the New York, Toronto, Paris, London and Swiss stock exchanges, and will comply with all of the usual requirements of such exchanges within the time periods specified by such exchanges.

                       SECURITIES REGULATORY AUTHORITIES

The offers for Pechiney securities will be made in accordance with French laws, U.S. federal and state securities law and Canadian securities law. The Alcan Common Shares issued pursuant to the offers for Pechiney securities to holders resident in the United States and Canada and to holders of Pechiney ADSs will be registered with the SEC.

The offers for Pechiney securities are not being made to holders of Pechiney securities in jurisdictions outside of France, the United States or Canada where the making or acceptance of such offer would not be in compliance with the laws of such jurisdictions. However, Alcan may seek exemption orders or take such other actions as it may deem necessary in order to extend the offers for Pechiney securities to holders in such jurisdictions. On September 19, 2003, Alcan was granted exemptions by the securities regulatory authorities in Canada, permitting the offers for Pechiney securities to be made to holders of Pechiney securities in Canada without compliance with the take-over bid requirements otherwise applicable.

                      DESCRIPTION OF ALCAN'S SHARE CAPITAL

                      OUTSTANDING SERIES OF SHARE CAPITAL


                                                              AUTHORIZED   OUTSTANDING*
                                                              ----------   ------------
Common Shares...............................................  Unlimited    322,040,012
Preference Shares, issuable in series, of which the
  following series are outstanding:.........................  Unlimited
  Floating Rate Cumulative Redeemable Preference Shares,
     Series C, 1984 Issue...................................  4,200,000      4,200,000
  Floating Rate Cumulative Redeemable Preference Shares,
     Series C, 1985 Issue...................................  1,500,000      1,500,000
  Cumulative Redeemable Preference Shares, Series E.........  3,000,000      3,000,000


---------------


* As at September 30, 2003.


                     DESCRIPTION OF ALCAN PREFERENCE SHARES

The authorized capital of Alcan includes an unlimited number of preference shares, issuable in series. Alcan currently has three outstanding series of preference shares, consisting of

     - Alcan Floating Rate Cumulative Redeemable Preference Shares, Series C, 1984 Issue (the "Alcan Series C 1984");

     - Alcan Floating Rate Cumulative Redeemable Preference Shares, Series C, 1985 Issue (the "Alcan Series C 1985," and together with the Alcan Series C 1984, the "Alcan Series C"); and

     - Alcan Cumulative Redeemable Preference Shares, Series E (the "Alcan Series E," and together with the Alcan Series C, the "Alcan Preference Shares").

Alcan may issue an unlimited number of preference shares of additional series from time to time upon approval by the Alcan board of directors for such consideration as the Alcan board of directors decides appropriate, without the need of further shareholder authorization. However, the Alcan board of directors is not allowed to create or issue any series of preference shares with voting rights, other than voting rights arising only in the event of non-payment of dividends, without the consent of Alcan's common shareholders, given by way of special resolution. The terms of any preference shares, including dividend rates, conversion and voting rights, if any, redemption prices and similar matters will be determined by the Alcan board of directors prior to issuance.

The holders of each class of Alcan Preference Shares will be entitled to receive cumulative cash dividends at the following rates:

     - Alcan Series C: quarterly dividends in an amount determined by applying to CAN $25 per share 25% of the greater of (1) 72% of the average of the Canadian prime interest rates quoted by two major Canadian banks for stated periods, and (2) the lesser of 7.5% and the average of the Canadian prime interest rates quoted by two major Canadian banks for stated periods.

     - Alcan Series E: quarterly dividends in an amount determined by applying to CAN $25 per share 25% of 75% of the average of the Canadian prime interest rates quoted by two major Canadian banks for stated periods.

The holders of Alcan Preference Shares are not entitled to vote at meetings of Alcan shareholders unless Alcan fails to pay six quarterly dividends on such Alcan Preference Shares. Thereafter, so long as such dividends remain in arrears, the holders will be entitled, voting separately as a class, to elect two members of the board of directors of Alcan.

The Alcan Preference Shares are fully paid and nonassessable.

In the event that Alcan liquidates, dissolves or winds up or distributes its assets among Alcan shareholders for the purpose of winding up its affairs, the holders of the Alcan Preference Shares will be entitled to receive, in preference to holders of the Alcan Common Shares, the sum of CAN $25 per Alcan Preference Share plus all accrued and unpaid dividends. Additionally, if such distribution is voluntary, an additional amount equal to the premium, if any, will be payable on redemption.

The Alcan Preference Shares are redeemable at Alcan's option at CAN $25 per Alcan Preference Share plus all accrued and unpaid dividends.

Unless all dividends then payable on the Alcan Preference Shares have been declared and paid or set apart for payment, Alcan will not:

     - pay any dividends, other than stock dividends, or make any distributions on any shares ranking junior to the Alcan Preference Shares with respect to the payment of dividends or return of capital,

     - retire for value any shares ranking junior to the Alcan Preference Shares with respect to payment of dividends or return of capital, or

     - except in connection with the exercise of a retraction privilege, retire less than all of a series of the Alcan Preference Shares.

The Alcan Preference Shares are listed on the Toronto Stock Exchange.

                       DESCRIPTION OF ALCAN COMMON SHARES

Alcan Common Shares are subject to the rights of the holders of the Alcan Preference Shares, as described above, and of any other preferred securities issued in the future.

The holders of Alcan Common Shares are entitled to one vote per share at all meetings of shareholders of Alcan, to participate ratably in any dividends which may be declared on Alcan Common Shares by the board of directors of Alcan and, in the event of liquidation, dissolution or winding-up or other distribution of assets or property of Alcan, to a pro rata share of the assets of Alcan after payment of all liabilities and obligations. The Alcan Common Shares have no pre-emptive, redemption or conversion rights. All outstanding Alcan Common Shares and all Alcan Common Shares to be issued under this prospectus will be fully paid and nonassessable.

The provisions of the Canada Business Corporations Act require that the amendment of certain rights of holders of any class of shares, including the Alcan Common Shares, must be approved by not less than two-thirds of the votes cast by the holders of such shares. A quorum for any meeting of the holders of Alcan Common Shares is 40% of the Alcan Common Shares then outstanding. Therefore, it is possible for the rights of the holders of Alcan Common Shares to be changed other than by the affirmative vote of the holders of the majority of the outstanding Alcan Common Shares. In circumstances where certain rights of holders of Alcan Common Shares may be amended, however, holders of Alcan Common Shares will have the right, under the Canada Business Corporations Act, to dissent from such amendment and require Alcan to pay them the then fair value of their Alcan Common Shares.

Shareholders of Alcan are also entitled to rights and privileges under the Shareholder Rights Plan, pursuant to a Shareholders Rights Agreement, dated as of December 14, 1989, as amended and restated as of April 22, 1999, between Alcan Aluminum Limited and CIBC Mellon Trust Company, as rights agent, which is summarized under "Comparison of Shareholders' Rights."

                       COMPARISON OF SHAREHOLDERS' RIGHTS

The rights of shareholders of Alcan are governed by the Canada Business Corporations Act, provincial securities legislation and the provisions of the Alcan Restated Articles of Incorporation and by-laws. The rights of shareholders of Pechiney are governed by French company law and by the provisions of Pechiney's Articles of Association ("statuts"). The following is a summary of the material differences between the rights of Alcan and Pechiney shareholders. These differences arise from differences between the Canada Business Corporations Act and the French company law and between Alcan's Restated Articles of Incorporation and by-laws and Pechiney's statuts. For more complete information, you should read the articles and by-laws of Alcan and the statuts of Pechiney.

                                       ALCAN                                  PECHINEY
 ------------------------------------------------------------------------------------------------------
 Size and                Alcan's Restated Articles of        Pechiney's statuts provide that the board
   Qualifications of     Incorporation provide that the      of directors of Pechiney shall consist of
   the Board of          board of directors of Alcan shall   no fewer than 11, nor more than 22
   Directors             consist of not less than nine, nor  members, of which no fewer than nine nor more than 20 members. The board of  more than 18 shall be elected by the
                         directors of Alcan currently        shareholders of Pechiney during an
                         consists of 11 members. Under the   ordinary shareholders' meeting. These
                         Canada Business Corporations Act,   members may be natural persons or legal
                         at least 25% of the directors must  entities. As of March 25, 2003, the board
                         be resident Canadians, subject to   of directors of Pechiney consisted of 12
                         certain limited exceptions. The     members, including 3 members elected by
                         Canada Business Corporations Act    Pechiney's employees.
                         also requires that a corporation
                         whose securities are publicly       Two or, if the board is comprised of 12 or
                         traded have not fewer than three    more members, three directors must be
                         directors, at least two of whom     elected by and from among the employees of
                         are not officers or employees of    Pechiney and its direct and indirect
                         the corporation or any of its       French subsidiaries.
                         affiliates.
                                                             Also, pursuant to Pechiney's statuts, if,
                         Under the Canada Business           in the aggregate, employees hold 3% or
                         Corporations Act, directors may be  more of Pechiney's share capital, one
                         elected for a term expiring not     directors must be a designee of these
                         later than the third annual         employee-shareholders (either directly or
                         meeting of shareholders following   through a fonds commun de placement
                         the election. If no term is         d'entreprise). This designee is ultimately
                         specified, a director's term        appointed by Pechiney's shareholders
                         expires at the next following       during an ordinary shareholders' meeting
                         annual meeting of shareholders. A   from among two or more candidates
                         director may be nominated for       designated by employee-shareholders.
                         re-election to the board of         Currently, Pechiney does not have a
                         directors at the end of his or her  director designated by
                         term. Currently, all of the         employee-shareholders.
                         members of Alcan's board of
                         directors are elected at each       Under French company law, each director
                         annual meeting.                     must be a shareholder of the corporation.
                                                             Under Pechiney's statuts, a director must
                         Alcan's Restated Articles of        hold at least 200 shares for as long as he
                         Incorporation provide that the      or she serves as a director.
                         directors can appoint one or more
                         additional directors above the      French company law provides that each
                         number elected at the prior         director is eligible for reappointment
                         meeting provided that the total     upon expiration of his or her term of
                         number of directors so appointed    office, which is fixed at four years by
                         does not exceed one-third of the    Pechiney's statuts, provided that no more
                         number of directors elected at the  than one-third of the directors may be
                         previous annual meeting.            over 70 years old.
                         Alcan has a non-executive chairman  The chairman of the board of directors elected by its board of directors.

                                       ALCAN                                  PECHINEY
 ------------------------------------------------------------------------------------------------------
                                                             of Pechiney is elected by and from among
                                                             the board members.
 ------------------------------------------------------------------------------------------------------
 Duties of the Board of  Alcan's Restated Articles of        Pechiney's statuts provide that the board
   Directors             Incorporation provide for no        of directors of Pechiney determines
                         restrictions on the business the    Pechiney's strategy and ensures its
                         corporation may conduct. Under the  implementation. Subject to the powers
                         Canada Business Corporations Act,   expressly granted by the statuts or
                         the directors have the power to     pursuant to French company law to the
                         manage the business and affairs of  shareholders' meetings or to the directeur
                         Alcan and owe fiduciary duties to   general, the board takes up all questions
                         Alcan. In exercising these powers   relating to the effective operation of
                         and discharging these duties, each  Pechiney and settles all issues concerning
                         director must act honestly and in   its affairs.
                         good faith with a view to the best
                         interests of the corporation. This  Pechiney's directors owe a duty of loyalty
                         duty of care requires that the      and care to the company. The directors are
                         directors exercise the care,        held accountable, either individually or
                         diligence and skill that a          jointly, as applicable, to the company or
                         reasonably prudent person would     to third parties for breaches of
                         exercise in comparable              legislative or regulatory provisions
                         circumstances.                      applicable to public limited companies,
                                                             for violations of the statuts and for
                                                             mismanagement.
 ------------------------------------------------------------------------------------------------------
 Transactions with       Under the Canada Business           French company law provides for prior
   Interested Directors  Corporations Act, a director or     approval and control of transactions
   or Officers           officer must disclose in writing    entered into between, directly or
                         to the corporation, or request to   indirectly, the corporation and its
                         have entered in the minutes of      directors, directeur general, directeur
                         meetings of directors, the nature   general delegue, or any entity in which
                         and extent of his or her interest   any of these persons is at the same time
                         in any material contract or         an owner, partner with unlimited
                         material transaction, whether made  liability, managing director, member of or proposed, with the corporation.  the supervisory board or an executive
                         If such interest exists, the        officer, unless the transaction is entered
                         director may not, subject to        in the ordinary course of business and
                         certain exceptions, vote on any     under normal terms and conditions.
                         resolution to approve the contract  Transactions entered into between a
                         or transaction. A contract or       company and one of its shareholders
                         transaction for which disclosure    holding, directly or indirectly, more than
                         of interest is required is not      10% of the voting rights, or with an
                         invalid, and the director or        entity controlling such a shareholder, are
                         officer is not accountable to the   also considered related party
                         corporation or the shareholders     transactions.
                         for any profit realized form the
                         contract or transaction, because    The interested party has the obligation to
                         of the director's or officer's      inform the board of directors of the
                         interest in the contract or         existence of the related party
                         transaction if (i) such interest    transaction.
                         is properly disclosed, (ii) the
                         contract or transaction is          Related party transactions must be pre-
                         approved by the disinterested       approved by the majority of the
                         directors or by the shareholders,   corporation's disinterested directors. The
                         and (iii) the contract or           president of the board of directors must
                         transaction was fair and            then report the authorized transaction to
                         reasonable to the corporation when  the corporation's statutory auditors
                         it was approved.                    within one month following its conclusion.
                                                             The auditors prepare a special report on
                         Where a material contract or        the transaction which is submitted to the
                         material transaction is proposed    shareholders at their next meeting, during
                         or entered into that, in the        which shareholders
                         ordinary course of the
                         corporation's business, would not
                         require approval by the directors
                         or shareholders, the interested
                         director or

                                       ALCAN                                  PECHINEY
 ------------------------------------------------------------------------------------------------------
                         officer shall disclose in writing   consider the transaction for ratification
                         to the corporation or request to    (with any interested shareholder being
                         have entered in the minutes of      excluded from voting). If the transaction
                         meetings of directors, the nature   is not ratified by the shareholders, it
                         and the extent of his or her        remains enforceable by third parties as
                         interest forthwith after the        against the corporation, but the latter
                         director or officer becomes aware   may in turn hold the board of directors or
                         of the contract or transaction or   interested officer liable for any damages
                         proposed contract or transaction.   suffered as a result thereof.
                         A shareholder has the right to      Under French company law, certain related
                         access the minutes of a board       party transactions, like insider loans,
                         meeting during which a director     are strictly prohibited.
                         made a mandatory disclosure of
                         material interests in transactions  Any related party transaction concluded
                         or contracts that involve the       without the prior consent of the board of
                         corporation.                        directors can be nullified by the
                                                             corporation or any of its shareholders
                                                             acting on its behalf if it causes damages
                                                             to the corporation. Furthermore, the
                                                             interested related party may be held
                                                             liable on this basis.
 ------------------------------------------------------------------------------------------------------
 Indemnification;        Under the Canada Business           French company law prohibits provisions of
   Liability             Corporations Act, a corporation     statuts that purport to limit the
   of Directors          may indemnify a director or         liability of directors. Thus, any
                         officer of the corporation, a       provision of a French company's statuts
                         former director or officer of the   that subordinates legal proceedings
                         corporation or another individual   against directors to the prior approval or
                         who acts or acted at the            to the authorization of the general
                         corporation's request as a          shareholders' meeting or which provides in
                         director or officer or an           advance for the waiver of such proceedings
                         individual acting in a similar      is void. French company law also provides
                         capacity (collectively referred to  that a resolution adopted by the general
                         as an "indemnified individual"),    shareholders' meeting cannot result in the
                         of another entity, against all      extinction of an action brought against
                         costs, charges and expenses,        directors for damages due to breach of
                         including an amount paid to settle  duty in their official capacity.
                         an action or satisfy a judgment,
                         reasonably incurred by the          Under French company law, a company may
                         individual in respect of any        indemnify a director for legal costs and
                         civil, criminal, administrative,    expenses in only a limited number of
                         investigative or other proceeding   circumstances. If a director is sued in
                         in which the individual is          his or her capacity as a director, by a
                         involved because of that            third party and is ultimately found to
                         association with the corporation    have committed no fault and otherwise
                         or other entity.                    prevails on all counts, but is required to
                                                             bear all or some legal costs and expenses,
                         In addition, a corporation may      the company may reimburse the director
                         advance moneys to a director,       pursuant to an indemnification
                         officer or other individual for     arrangement.
                         the costs, charges and expenses of
                         a proceeding referred to in the     French company law also permits a company
                         previous paragraph. However, the    to maintain directors' and officers'
                         individual shall repay the moneys   insurance. A French corporation is
                         if he or she does not fulfill the   responsible, subject to certain
                         following indemnification           exceptions, to third parties for the
                         conditions.                         consequences of the decisions of its
                                                             directors. However, if those decisions
                         A corporation may not indemnify an  qualify as mismanagement, the relevant individual, unless the individual
                             (a) acted honestly and in good
                         faith with a view to the best
                         interests of the corporation, or,
                         as the case may be, to the best
                         interests of the other entity for
                         which the individual acted as a
                         director or officer or in a
                         similar capacity at the
                         corporation's request; and

                                       ALCAN                                  PECHINEY
 ------------------------------------------------------------------------------------------------------
                             (b) in the case of a criminal   directors may, under certain conditions,
                         or administrative action or         have to indemnify the corporation in full
                         proceeding that is enforced by a    or in part.
                         monetary penalty, the individual
                         had reasonable grounds for
                         believing that the individual's
                         conduct was lawful (collectively
                         referred to as the
                         "indemnification conditions").
                         A corporation may with the
                         approval of a court indemnify an
                         indemnified individual, or advance
                         moneys as described above, in
                         respect of an action by or on
                         behalf of the corporation or other
                         entity to procure a judgment in
                         its favor, to which the individual
                         is made a party because of the
                         individual's association with the
                         corporation or other entity
                         against all costs, charges and
                         expenses reasonably incurred by
                         the individual in connection with
                         such action if the individual
                         fulfils the indemnification
                         conditions.
                         Despite the foregoing paragraphs,
                         an indemnified individual is
                         entitled to indemnity from the
                         corporation in respect of all
                         costs, charges and expenses
                         reasonably incurred by the
                         individual in connection with the
                         defense of any civil, criminal,
                         administrative, investigative or
                         other proceeding to which the
                         individual is subject because of
                         the individual's association with
                         the corporation or other entity,
                         if the individual seeking
                         indemnity:
                             (a) was not judged by the
                         court or other competent authority
                         to have committed any fault or
                         omitted to do anything that the
                         individual ought to have done; and
                             (b) fulfils the
                         indemnification conditions.
 ------------------------------------------------------------------------------------------------------
 Election and Removal    Shareholders of a corporation       Pechiney's statuts provide that its
   of Directors;         governed by the Canada Business     directors, other than the employee-
   Vacancies             Corporations Act elect directors    representative directors and employee-
                         by ordinary resolution at each      shareholder representative directors, are
                         annual meeting of shareholders at   elected by the shareholders for 4-year
                         which such an election is           terms. Non-employee directors are elected
                         required. Under the Canada          by a majority vote of Pechiney's
                         Business Corporations Act, the      shareholders at ordinary shareholders'
                         shareholders of Alcan may remove    meetings. Employee-representative
                         any director before the expiration  directors are elected by and from among
                         of his or her term of office and    Pechiney's employees. Employee-
                         may elect any qualified person in   shareholder representative directors (of
                         such director's stead for the       which Pechiney currently has none), are
                         remainder of such term by a
                         resolution passed by a majority of
                         the

                                       ALCAN                                  PECHINEY
 ------------------------------------------------------------------------------------------------------
                         votes cast at a special meeting of  elected by Pechiney's shareholders from
                         shareholders called for that        among the nominees designated by
                         purpose. Under the Canada Business  Pechiney's employee-shareholders.
                         Corporations Act, vacancies that
                         exist on the board of directors     Under French company law, directors may
                         may be filled by the board if the   not be elected at a general shareholders'
                         remaining directors constitute a    meeting if the agenda for the meeting did
                         quorum. In the absence of a         not provide for the election of directors,
                         quorum, the remaining directors     unless such election is necessary to fill
                         shall call a special meeting of     a vacancy.
                         shareholders to fill the vacancy.
                                                             The members of the board of directors of
                                                             Pechiney other than those representing the
                                                             employees may be removed, with or without
                                                             cause, by a majority vote of the
                                                             shareholders. Under French company law,
                                                             removal of a director will not subject the
                                                             corporation to liability unless the
                                                             removal was injurious and/or vexatious.
                                                             Employee-representative directors may only
                                                             be removed for cause, following a decision
                                                             of the President of the Tribunal de Grande
                                                             Instance, acting upon the request of the
                                                             majority of the board of directors.
                                                             Pursuant to French company law and
                                                             Pechiney's statuts, a vacancy on the board
                                                             of directors may be filled by appointment
                                                             by the remaining directors (provided that
                                                             at least the minimum required number of
                                                             directors is in office), subject to
                                                             ratification by the shareholders at the
                                                             next ordinary general meeting. Any vacancy
                                                             left by the employee-representative
                                                             directors is immediately filled by the
                                                             employees. Any vacancy left by an
                                                             employee-shareholder representative
                                                             director is filled at the next general
                                                             meeting of shareholders.
 ------------------------------------------------------------------------------------------------------
 Shareholder Nomination  Any shareholder of a corporation    Under French company law, shareholders may
                         governed by the Canada Business     nominate individuals for the board of
                         Corporations Act may make           directors at an ordinary shareholders'
                         nominations at a shareholder        meeting. Information regarding candidates
                         meeting for the election of         must be made available to the shareholders
                         directors. Such nominations may be  by the board of directors of the
                         made as a shareholder proposal      corporation no less than 15 days before
                         that is included in the             the meeting. In addition, if the agenda
                         corporation's proxy material if     for the shareholders' meeting includes the
                         the proposal is signed by the       election of directors, any shareholder may
                         holders of not less than 5% of the  propose a candidate for election at the
                         shares of any class entitled to     shareholders' meeting, even if the
                         vote at the meeting to which the    shareholder has not followed the
                         proposal is presented.              procedures to make such nomination in
                         Shareholders of Canadian            advance of the shareholders' meeting.
                         corporations may also
                         independently solicit proxies for
                         the election to the board of
                         directors of nominees other than
                         those presented by management.
                         Historically,

                                       ALCAN                                  PECHINEY
 ------------------------------------------------------------------------------------------------------
                         Alcan's corporate governance
                         committee has recommended
                         candidates for election to the
                         board of directors and the
                         shareholders elect those nominees
                         at each annual meeting.
 ------------------------------------------------------------------------------------------------------
 Shareholders' Meetings  Under the Canada Business           Three types of shareholders' meeting exist
                         Corporations Act, the directors of  under French company law: ordinary,
                         a corporation must call an annual   extraordinary and special. French company
                         meeting not later than 18 months    law requires an annual ordinary general
                         after the corporation comes into    meeting of the shareholders to be held
                         existence and thereafter, not       within six months of the end of the
                         later than 15 months after holding  company's fiscal year.
                         the last preceding annual meeting.
                                                             All shareholders' meetings, whether
                         The Canada Business Corporations    ordinary, extraordinary or special, are
                         Act provides that special           held pursuant to an announcement published
                         shareholder meetings may be called  in a French official legal gazette
                         by the board of directors at any    (Bulletin des annonces civiles
                         time and must be called by the      obligatoires or BALO) at least 30 days
                         board of directors when             before the date of the meeting. In
                         requisitioned by holders of not     addition, a notice convening the meeting
                         less than 5% of the issued shares   must be published in the BALO and in a
                         of the corporation that carry the   newspaper authorized to publish legal
                         right to vote at the meeting        announcements. This convening notice must
                         sought. If the board of directors   appear no fewer than 15 days for the first
                         fails to call a properly            notice (on first call) and six days for
                         requisitioned meeting within 21     the following notice (on second call). The
                         days after receiving the request,   same notice must be sent to each
                         any shareholder who signed the      shareholder holding shares in registered
                         requisition may call the meeting.   form at least one month prior to the date
                                                             of the publication in the newspaper and to
                         Shareholders' meetings, whether     the auditors of the company. In the event
                         annual or special, shall be held    the board of directors of Pechiney fails
                         within Canada. However, a meeting   to publish such notice or call a required
                         may be held at a place outside      meeting, a meeting may be convened by
                         Canada if the place is specified    Pechiney's statutory auditor or a court
                         in the articles or if all the       appointed agent. A court may be requested
                         shareholders entitled to vote at    to appoint an agent by:
                         the meeting agree that the meeting
                         is to be held at that place.        - one or more shareholders holding in the
                         Notice of the time and place of a   aggregate at least 5% of the capital for a
                         meeting must be sent by the         general meeting or 5% of a specific
                         corporation not less than 21 nor    category of shares for special meetings;
                         more than 50 days before the
                         meeting to each shareholder         - the employees' committee in case of
                         entitled to vote at the meeting,    emergency;
                         each director of the corporation
                         and the auditors of the             - any interested party in cases of
                         corporation. On the application of  emergency; or
                         a director, a shareholder entitled
                         to vote at a meeting or the         - as long as Pechiney remains listed on
                         Director appointed under the        the Euronext Paris, certain duly qualified
                         Canada Business Corporations Act,   associations of shareholders.
                         a court may order a shareholder
                         meeting to be held.                 Quorum for an ordinary general
                                                             shareholders' meeting consists of the
                         Under Alcan's by-laws, the holders  holders of 25% of the shares entitled to
                         of 40% of the shares entitled to    vote at this meeting on the first call,
                         vote at a meeting, present in       with no quorum on the second call, if
                         person or by proxy, constitute a
                         quorum.
                         Any person entitled to notice of a
                         shareholder meeting may attend
                         that meeting. A shareholder may
                         appoint a proxyholder, who need
                         not be a

                                       ALCAN                                  PECHINEY
 ------------------------------------------------------------------------------------------------------
                         shareholder, to attend and act at   required. Quorum for an extraordinary
                         the meeting in accordance with the  shareholders' meeting consists of 33.33%
                         authority conferred by the proxy.   of the shares entitled to vote at this
                                                             meeting on the first call, and 25% of the
                                                             shares on the second call, if required.
                                                             Quorum for a special shareholders' meeting
                                                             consists of the holders of 50% of the
                                                             shares entitled to vote at the meeting on
                                                             the first call, and 25% of the shares on
                                                             the second call, if required.
                                                             At ordinary shareholders' meetings, action
                                                             is taken by a majority of the votes cast,
                                                             whereas a super-majority equal to
                                                             two-thirds of the votes cast is required
                                                             for most actions taken at any
                                                             extraordinary shareholders' meeting or any
                                                             special shareholders' meeting.
                                                             Attendance at a shareholders' meeting is
                                                             subject to certain conditions, including:
                                                             - a holder of registered shares must have
                                                             its shares in its name;
                                                             - a holder of bearer shares must obtain
                                                             from the accredited financial intermediary
                                                             a certificate indicating the number of
                                                             shares owned by such holder (certificat
                                                             d'immobilisation) and stating that such
                                                             shares are not transferable until the date
                                                             and time fixed for such meeting.
                                                             Under French law, certain additional
                                                             conditions apply to shareholders holding
                                                             shares through a mandatory or other
                                                             representative.
                                                             Subject to these conditions, all
                                                             shareholders, upon proof of their
                                                             identity, have the right to participate in
                                                             shareholders' meetings.
 ------------------------------------------------------------------------------------------------------
 Shareholders'           Under the Canada Business           Under French company law, shareholders
   Proposals             Corporations Act, an eligible       representing, individually or
                         registered holder or beneficial     collectively, a defined percentage (less
                         owner of shares who is entitled to  than 5%) of the capital of Pechiney may
                         vote at an annual meeting of        request that a resolution that they
                         shareholders may submit a proposal  proposed for adoption at the shareholder
                         consisting of matters that the      meeting be included in the agenda. Such
                         person proposes to raise at the     request must be made within 10 days of the
                         next annual meeting. Upon receipt   publication of the announcement notice of
                         of the proposal, a corporation      the shareholders' meeting in the BALO and
                         that solicits proxies shall set     must specify the reasons for such
                         out the proposal in the management  resolution. In addition, French company
                         proxy circular and, if requested    law requires that the board of directors
                         by the shareholder, include in the  of Pechiney respond during such meeting to
                         management proxy circular a         any questions submitted in writing by any
                         statement by the shareholder of     shareholder.
                         not more than 500 words in support
                         of the proposal, and the name and
                         address of the shareholder.
                         A corporation may within 21 days
                         after

                                       ALCAN                                  PECHINEY
 ------------------------------------------------------------------------------------------------------
                         receiving a shareholder proposal,
                         notify the shareholder of its
                         intention to omit the proposal
                         from the management proxy circular
                         if:
                         - the proposal is not submitted to
                         the corporation at least 90 days
                         before the anniversary date of the
                         notice of meeting that was sent to
                         shareholders in connection with
                         the previous annual meeting of
                         shareholders;
                         - it clearly appears that the
                         primary purpose of the proposal is
                         to enforce a personal claim or
                         redress a personal grievance
                         against the corporation or its
                         directors, officers or security
                         holders;
                         - it clearly appears that the
                         proposal does not relate in a
                         significant way to the business or
                         affairs of the corporation;
                         - not more than two years before
                         the receipt of a proposal, a
                         person failed to present, in
                         person or by proxy, at a meeting
                         of shareholders, a proposal that
                         at the person's request, had been
                         included in a management proxy
                         circular relating to the meeting;
                         - substantially the same proposal
                         was submitted to shareholders in a
                         management proxy circular or a
                         dissident's proxy circular
                         relating to a meeting of
                         shareholders held not more than
                         five years before the receipt of
                         the proposal and did not receive
                         the prescribed minimum amount of
                         support at the meeting; or
                         - the right to submit a proposal
                         is being abused to secure
                         publicity.
 ------------------------------------------------------------------------------------------------------
 Payment of Dividends    Under the Canada Business           The distributable profits (benefice
                         Corporations Act, a corporation     distribuable) available for distribution
                         may pay a dividend by issuing       to the shareholders of a French company as
                         fully paid shares of the            dividends are comprised of net income in
                         corporation. A corporation may      each fiscal year, after deduction for
                         also pay a dividend in money or     depreciation and provisions, as increased
                         property unless there are           or reduced, as the case may be, by a
                         reasonable grounds for believing    profit or loss carried forward from prior
                         that:                               years, less any contributions to legal
                                                             reserves.
                         (1) the corporation is, or would
                         after the payment be, unable to     Under French law, Pechiney is required to
                         pay its liabilities as they become  allocate five percent of its net profits
                         due; or                             in each fiscal year to a legal reserve
                                                             fund until the amount in such reserve fund
                         (2) the realizable value of the     is equal to 10% of the nominal amount of
                         corporation's assets would thereby  the outstanding share capital. This legal
                         be less than the aggregate of its   reserve is distributable only upon the
                         liabilities and stated capital of   liquidation of the company.
                         all classes.
                         The board of directors declares
                         the payment of dividends and
                         determines the amount thereof.

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
                                       ALCAN                                  PECHINEY
 ------------------------------------------------------------------------------------------------------
                                                             Except in the case of a decrease in share
                                                             capital, no distribution may be made to
                                                             shareholders, if as a result of such
                                                             distribution, the shareholders' equity
                                                             would fall below the amount of the share
                                                             capital increased by those reserves which
                                                             may not be distributed according to
                                                             applicable legal provisions or the
                                                             statuts. The amount of dividends is fixed
                                                             at the ordinary general meeting of
                                                             shareholders at which the annual accounts
                                                             are approved, following the prior
                                                             recommendation of the board of directors.
                                                             If the company has earned a profit since
                                                             the end of the preceding fiscal year, the
                                                             board of directors may, in certain
                                                             instances, distribute interim dividends to
                                                             the extent of such profit.
 ------------------------------------------------------------------------------------------------------
 Voting Rights           Under the Canada Business           According to Pechiney's statuts, each
                         Corporations Act, an amendment to   share entitles its holder to one vote.
                         a corporation's articles generally  Under French company law, the fundamental
                         requires shareholder approval by    actions, including the following, require
                         special resolution. A special       the approval of the holders of a qualified
                         resolution is a resolution passed   majority of at least two-thirds ( 2/3) of
                         by a majority of not less than      the shares entitled to vote:
                         two-thirds of the votes cast by
                         the shareholders who are entitled   - amendments to the statuts;
                         to vote on the resolution in
                         person or by proxy at the annual    - transfer of the registered office to a
                         or special meeting called for such  non-neighboring department;
                         purpose, whether or not the shares
                         held by them are designated as      - increase or decrease of share capital;
                         voting shares in the corporation's
                         articles of incorporation. In       - denial of the shareholders' preemptive
                         certain cases, a special            rights;
                         resolution to approve an
                         extraordinary corporate action,     - authorization of employee stock option
                         such as an amendment to the         and/or purchase plans;
                         articles of incorporation that
                         adversely affects the rights of a   - authorizations of mergers, spin-offs,
                         particular class or series of       partial contribution of assets,
                         shares, may also be required to be  dissolution of the corporation, as well approved separately by the holders  as, disposition of all or substantially
                         of a class or series of shares,     all of the assets of Pechiney if such
                         including a class or series that    disposition would entail a modification of
                         does not otherwise carry the right  the company's corporate purpose; and
                         to vote.
                                                             - the issuance of share capital.
                         Under the Canada Business
                         Corporations Act, unless the        In addition, the transformation of the
                         articles or by-laws otherwise       corporation into another type of legal
                         provide, the directors may, by      entity requires, depending on the new type
                         resolution, make, amend or repeal   of entity, either a unanimous vote of the
                         any by-law that regulates the       shareholders or the approval of the
                         business or affairs of a            holders of a qualified majority of at
                         corporation. Where the directors    least 75% or two-thirds ( 2/3) of the
                         make, amend or repeal a by-law,     shares entitled to vote.
                         they are required under the Canada
                         Business Corporations Act to
                         submit the by-law, amendment or
                         repeal to the shareholders at the
                         next meeting of shareholders. The
                         shareholders may confirm, reject
                         or amend the by-law,

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
                                       ALCAN                                  PECHINEY
 ------------------------------------------------------------------------------------------------------
                         amendment or repeal, by an
                         ordinary resolution, which is a
                         resolution passed by a majority of
                         the voting shareholders.
                         Under the Canada Business
                         Corporations Act, the following
                         transactions also require
                         shareholder approval by special
                         resolution:
                         - amalgamations, other than an
                         amalgamation between a parent
                         corporation and one or more of its
                         wholly-owned subsidiaries or
                         between two or more of such
                         subsidiaries, continuances, sales,
                         leases or exchanges of all or
                         substantially all of the property
                         of a corporation other than in the
                         ordinary course of business;
                         - liquidations; and
                         - dissolutions.
                         In certain cases, a special
                         resolution to approve an
                         extraordinary corporate action
                         must also be approved separately
                         by the holders of a class or
                         series of shares or by a majority
                         of the votes cast by disinterested
                         shareholders.
                         A corporation may also apply to a
                         court for an order approving an
                         arrangement, which could include
                         an amendment of the corporation's
                         articles, an amalgamation, a
                         transfer of all or substantially
                         all the property of a corporation
                         to another corporation in exchange
                         for property, money or securities
                         of the corporation, or liquidation
                         and dissolution of the corporation
                         where it is not insolvent and
                         where it is not practicable for
                         the corporation to make such
                         fundamental change in accordance
                         with the provisions of the Canada
                         Business Corporations Act. The
                         court may make any interim or
                         final order it thinks fit with
                         respect to such proposed
                         arrangement. Generally, an
                         arrangement involving a public
                         company must receive shareholder
                         approval as a condition of
                         obtaining the court order.
 ------------------------------------------------------------------------------------------------------
 Appraisal Rights        The Canada Business Corporations    There are no appraisal rights under French
                         Act provides that shareholders      company law or Pechiney's statuts. Under
                         entitled to vote on certain         applicable French stock market
                         matters are entitled to exercise    regulations, the CMF is responsible for
                         dissent rights and be paid the      deciding upon the acceptability of a
                         fair value of their shares. The     tender offer by analyzing the value of the
                         Canada Business Corporations Act    consideration
                         does not distinguish for this
                         purpose between

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
                                       ALCAN                                  PECHINEY
 ------------------------------------------------------------------------------------------------------
                         listed and unlisted shares. Such    offered with reference to customary
                         matters include the following:      valuation criteria and the nature of the
                                                             target company. Its avis de recevabilite
                         - any amalgamation with a           can be challenged in court by any
                         corporation, other than with        interested party during 10 days.
                         certain subsidiary corporations;
                                                             For additional information, see the
                         - an amendment to the articles to   discussion under "Take-Over Bids and
                         add, change or remove any           Compulsory Acquisition of Shares" below.
                         provisions restricting the issue,
                         transfer or ownership of shares;
                         - a continuance under the laws of
                         another jurisdiction;
                         - a sale, lease or exchange of all
                         or substantially all of the
                         property of the corporation other
                         than in the ordinary course of
                         business;
                         - a proposed arrangement
                         transaction, where a court order
                         issued in connection with an
                         application for court approval of
                         the arrangement permits the
                         exercise of dissent rights; or
                         - certain amendments to the
                         articles of a corporation which
                         require a separate class or series
                         vote, provided that a shareholder
                         is not entitled to dissent if an
                         amendment to the articles is
                         effected by a court order made in
                         connection with an action for an
                         oppression remedy.
                         Under the Canada Business
                         Corporations Act, a shareholder
                         may, in addition to exercising
                         dissent rights, seek an oppression
                         remedy for any act or omission of
                         a corporation which is oppressive,
                         unfairly prejudicial to or that
                         unfairly disregards a
                         shareholder's interest.
 ------------------------------------------------------------------------------------------------------
 Oppression Remedy       The Canada Business Corporations    Under French company law, a shareholder
                         Act provides an oppression remedy   may not exercise its voting right in a
                         that enables the court to make any  manner that (i) is contrary to the
                         order, both interim and final, to   interest of the company, and (ii) has the
                         rectify the matters complained of   sole purpose of unfairly favoring a
                         if the court is satisfied, upon     particular group of shareholders (e.g., a
                         application by a complainant, as    majority or a group of minority
                         defined below, that:                shareholders) to the detriment of the
                                                             other shareholders.
                         - any act or omission of the
                         corporation or an affiliate         Damages may be sought by any shareholder
                         effects a result,                   that is harmed, and a proceeding for
                                                             nullity of the vote may be brought by any
                         - the business or affairs of the    shareholder or director of the company.
                         corporation or an affiliate are or
                         have been carried on or conducted,  French company law provides that the
                         or                                  complainant may claim for the entire
                                                             prejudice suffered by the company. A
                         - the powers of the directors of    complainant may also seek nullity of the
                         the corporation or an affiliate
                         are or have been exercised
                         in a manner that is oppressive or
                         unfairly prejudicial to, or that
                         unfairly

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
                                       ALCAN                                  PECHINEY
 ------------------------------------------------------------------------------------------------------
                         disregards the interests of, any    action claimed to be oppressive. The court
                         security holder, creditor,          may order the company to pay for the
                         director or officer of the          complainant's legal costs and
                         corporation or an affiliate.        disbursements.
                         A complainant includes:             The statute of limitations for a
                                                             shareholder suit is 3 years from the date
                         - a present or former registered    of the action giving rise to the damages,
                         holder or beneficial owner of       or, in certain cases, from the date of its
                         securities of a corporation or any  discovery, unless the action is qualified
                         of its affiliates;                  as criminal, in which case the statute of
                                                             limitation would be 10 years.
                         - a present or former officer or
                         director of the corporation or any
                         of its affiliates;
                         - the director appointed under the
                         Canada Business Corporations Act;
                         and
                         - any other person who in the
                         discretion of the court is a
                         proper person to make such an
                         application.
                         Because of the breadth of the
                         conduct which can be complained of
                         and the scope of the court's
                         remedial powers, including the
                         power to order liquidation and
                         dissolution of the corporation
                         concerned, the oppression remedy
                         is very flexible and may be relied
                         upon to safeguard the interests of
                         shareholders and other
                         complainants that have a
                         substantial interest in the
                         corporation. Under the Canada
                         Business Corporations Act, it is
                         not necessary to prove that the
                         directors of a corporation acted
                         in bad faith in order to seek an
                         oppression remedy.
                         Additionally, under the Canada
                         Business Corporations Act, a court
                         may order a corporation or its
                         subsidiary to pay the
                         complainant's interim costs,
                         including legal fees and
                         disbursements. Although the
                         complainant may be held
                         accountable for the interim costs
                         on final disposition of the
                         complaint, it is not required to
                         give security for costs in an
                         oppression action.
 ------------------------------------------------------------------------------------------------------
 Shareholder Suits       Under the Canada Business           Under French company law, any shareholder,
                         Corporations Act, a complainant     whatever percentage of the capital of
                         may apply to the court for leave    Pechiney it represents, or any group of
                         to bring an action in the name of   shareholders representing, in the
                         and on behalf of a corporation or   aggregate, a certain portion of the
                         any subsidiary, or to intervene in  capital of Pechiney (depending on the
                         an existing action to which such    outstanding capital of Pechiney), may
                         corporation is a party, for the     bring an action for and on behalf of
                         purpose of prosecuting, defending   Pechiney (action sociale) against board
                         or discontinuing the action on      members to allow the corporation to
                         behalf of the corporation or any    recover any damages suffered by it.
                         subsidiary. Under the Canada
                         Business Corporations Act, no
                         action may be brought and no
                         intervention in an action may be
                         made unless the court is

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
                                       ALCAN                                  PECHINEY
 ------------------------------------------------------------------------------------------------------
                         satisfied that:
                         - the complainant has given 14
                         days notice to the directors of
                         the corporation or its subsidiary
                         of the complainant's intention to
                         apply to the court and the
                         directors of the corporation or
                         its subsidiary do not bring,
                         diligently prosecute or defend or
                         discontinue the action;
                         - the complainant is acting in
                         good faith; and
                         - it appears to be in the
                         interests of the corporation or
                         its subsidiary that the action be
                         brought, prosecuted, defended or
                         discontinued.
                         Under the Canada Business
                         Corporations Act, the court in
                         such a derivative action may make
                         any order it thinks fit including:
                         - an order authorizing the
                         complainant or any other person to
                         control the conduct of the action;
                         - an order giving directions for
                         the conduct of the action;
                         - an order directing that any
                         amount adjudged payable by a
                         defendant in the action shall be
                         paid, in whole or in part,
                         directly to former and present
                         security holders of the
                         corporation or its subsidiary
                         instead of to the corporation or
                         its subsidiary; and
                         - an order requiring the
                         corporation or its subsidiary to
                         pay legal fees and any other costs
                         reasonably incurred by the
                         complainant in connection with the
                         action.
                         Additionally, under the Canada
                         Business Corporations Act, a court
                         may order a corporation or its
                         subsidiary to pay the
                         complainant's interim costs,
                         including legal fees and
                         disbursements. Although the
                         complainant may be held
                         accountable for the interim costs
                         on final disposition of the
                         complaint, the complainant is not
                         required to give security for
                         costs in a derivative action. Once
                         commenced, a derivative proceeding
                         may not be discontinued or settled
                         without the court's approval.
 ------------------------------------------------------------------------------------------------------
 Inspection of Books     The shareholders, directors and     Under French corporate law shareholders or
   and Records           creditors of a corporation          their proxies may examine a number of
                         incorporated under the Canada       corporate records relating to the previous
                         Business Corporations Act, and      three fiscal years, including:
                         their agents and legal
                         representatives, may examine:

                                       ALCAN                                  PECHINEY
 ------------------------------------------------------------------------------------------------------
                         - the corporation's articles and    - the corporation's statuts;
                         by-laws and any amendments
                         thereto;                            - shareholder lists, including the name,
                                                             address and shareholding of registered
                         - minutes of meetings and           shareholders;
                         resolutions of the corporation's
                         shareholders;                       - consolidated financial statements;
                         - a list of directors; and          - reports of the board of directors and
                                                             the statutory auditors;
                         - a securities register;
                                                             - proposed resolutions;
                         during the usual business hours of
                         the corporation free of charge. A   - minutes of shareholders' meetings;
                         shareholder of the corporation is
                         entitled, on request and without    - information relating to directorial
                         charge, to take extracts from       candidates;
                         those materials and to receive one
                         copy of the articles and by-laws    - the total overall compensation paid to
                         of the corporation and any          the corporation's ten highest-paid
                         amendments thereto.                 employees;
                         As Alcan is a public company, any   - the list of attendees at shareholders'
                         person, upon payment of a           meetings; and
                         reasonable fee and providing to
                         Alcan or its agent an affidavit     - a list of the corporation's directors
                         confirming the name and address of  and statutory auditors.
                         the applicant and stating that the
                         list and any supplemental lists     Shareholders may consult and make a copy
                         obtained will not be used other     of the documents listed above at any time
                         than in connection with:            at the company's registered office.
                                                             Shareholders also have the right to make
                         - an effort to influence            one copy of the documents that are
                         shareholder voting;                 available for consultation.
                         - an offer to acquire securities    Shareholders have additional inspection
                         of Alcan; or                        rights prior to a shareholders' meeting.
                                                             Prior to a shareholders' meeting,
                         - any other matter relating to the  shareholders have the right to receive
                         affairs of Alcan;                   information, including:
                         may require Alcan or its agent to   - the agenda for the meeting;
                         provide a current list setting out
                         the names of Alcan's registered     - a table showing results of operations
                         holders of shares, options and      for the previous five years;
                         rights, the number of shares owned
                         by each shareholder and the         - the report of the board of directors
                         address of each holder of shares    that will be presented at the meeting;
                         and rights as shown on the records
                         of the corporation.                 - a summary of the company's financial
                                                             situation over the previous fiscal year
                                                             and the latest annual financial
                                                             statements;
                                                             - the statutory auditors' reports; and
                                                             - the proposed resolutions to be presented
                                                             at the meeting.
                                                             During this period, shareholders may
                                                             always consult the list of the
                                                             corporation's shareholders.
 ------------------------------------------------------------------------------------------------------
 Preemptive Rights       Under the Canada Business           Under French company law, an existing
                         Corporations Act, if the articles   shareholder of a corporation has a
                         of a corporation so provide, no     preemptive right to subscribe for any
                         shares of a class shall be issued,  shares or any securities convertible into,
                         except in limited circumstances,    or otherwise giving access to, shares
                         unless the shares have first been   either immediately or with the passage of
                         offered to shareholders holding     time and issued by such corporation in
                         shares of that class, and those     proportion to the shares already held
                         shareholders have preemptive
                         rights to

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

                                       ALCAN                                  PECHINEY
 ------------------------------------------------------------------------------------------------------
                         acquire the offered shares in       by such shareholder, unless such right is
                         proportion to their holdings of     excluded at an extraordinary general
                         the shares of that class, at such   shareholders' meeting with a two-thirds
                         price and on such terms as those    majority. According to French company law,
                         shares are to be offered to         under certain conditions, unexercised
                         others. Alcan's Restated Articles   preemptive rights may be individually
                         of Incorporation do not currently   waived by the shareholders or transferred
                         provide for preemptive rights of    to third parties. If expressly authorized
                         the holders of any of its           at the extraordinary general shareholders'
                         outstanding shares.                 meeting approving the capital increase,
                                                             the shareholders, as well as the third
                                                             parties to whom preemptive rights were
                                                             transferred, may subscribe for the shares
                                                             subject to the capital increase above and
                                                             beyond their pro rata interest in the
                                                             share capital of the corporation by
                                                             subscribing the stock reserved for
                                                             shareholders who neither exercised nor
                                                             transferred their preemptive rights.
 ------------------------------------------------------------------------------------------------------
 Take-Over Bids and      If a share acquisition constitutes  Under applicable French stock exchange
   Compulsory            a take-over bid and is not          regulations, where a natural person or a
   Acquisition of        otherwise exempt, it must be made   legal entity, acting alone or in concert,
   Shares                to all holders of the relevant      come to hold, directly or indirectly, more
                         class by way of a formal offer and  than a third of the securities or more
                         offering circular in the form       than a third of the voting rights of a
                         prescribed under Canadian           listed company, this person or legal
                         securities legislation. A           entity is obliged to make a tender offer
                         "take-over bid" includes any offer  for the entire capital of the company and
                         to acquire a number of voting       the other securities giving access, either
                         securities which, when added to     immediately or with the passage of time,
                         the existing holdings of the        to the capital or to the voting rights of
                         offeror and its joint actors,       the company. Such offer must be on terms
                         would constitute 20% or more of     and conditions that are acceptable to the
                         that class of securities. The bid   CMF.
                         must remain open for a period of
                         35 days and, if the consideration   The same provisions apply to any natural
                         offered under the bid includes      person or legal entity acting alone or in
                         shares, the bid documents must      concert:
                         contain prospectus-like disclosure
                         with respect to the issuer of the   (i) which holds directly or indirectly
                         shares. There are several           between one-third and one-half of the
                         exemptions under which an offer     securities or the voting rights of a
                         which constitutes a "take-over      company and which, in less than twelve
                         bid" may be made on an "exempt      consecutive months, increases the number
                         basis"; that is, without that       of securities or the voting rights it
                         offer having to be extended to all  holds in the Company by at least 2%; or
                         security holders. The most
                         frequently used exemptions are:     (ii) where more than one-third of the
                                                             capital or voting rights of a listed
                         - the private purchase exemption,   company is held by another company and
                         which permits acquisitions of any   constitutes an essential part of such
                         number of securities in private     company's assets and where:
                         agreements with not more than 5
                         persons or companies if the value       (a) a person acquires the control (as
                         of the consideration does not       determined by French company law) of this
                         exceed 115% of the market price of  other company; or
                         the class of securities; and
                                                                 (b) a group of persons acting in
                         - normal course purchases in any    concert holds more than 50% of the capital
                         12-month period through the         or of
                         facilities of a stock exchange of
                         up to 5% of the class of
                         securities outstanding at the

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

                                       ALCAN                                  PECHINEY
 ------------------------------------------------------------------------------------------------------
                         commencement of such period at      the voting rights of this other company
                         prices not in excess of the market  without any of these persons continuing to
                         price.                              hold the control individually.
                         Under the Canada Business           French stock exchange regulations provide
                         Corporations Act, if within 120     certain exemptions to the obligation to
                         days of a take-over bid the         make such mandatory offer, which could be
                         holders of 90% of the shares of     allowed by the CMF.
                         any class, excluding shares held
                         by or on behalf of the offeror,     The bid must, subject to certain
                         accept the take-over bid of that    exceptions, remain open for a period of 25
                         offeror, the offeror is entitled    trading days.
                         to acquire the remaining shares of
                         that class. The holders of the      Under applicable French stock market
                         shares not tendered to the          regulations, a shareholder who comes to
                         take-over bid may elect to          hold, alone or in concert, at least 95% of
                         transfer the shares to the offeror  the total voting rights of a listed
                         on the terms of the take-over bid   company may initiate a withdrawal offer
                         or to demand payment of the fair    (offre publique de retrait), or buy-out,
                         value of those shares.              which, if following the buy-out the
                                                             shareholder also holds, alone or in
                         The securities laws and policies    concert, at least 95% of the total share
                         of certain Canadian provinces       capital in the listed company, could be
                         regulate take-over bids and         followed by a compulsory acquisition or
                         related transactions involving      squeeze out (retrait obligatoire) of the
                         Canadian public companies,          remaining minority shareholders. In the
                         including bids for securities of a  case of one majority shareholder holding
                         corporation by its insiders, bids   95% of the total share capital and voting
                         by a corporation to acquire its     rights, any holder of voting equity
                         own securities and going private    securities who does not belong to the
                         transactions in which the           majority group can also apply to the CMF
                         interests of shareholders would be  to require the majority shareholder or
                         terminated in certain               group of shareholders to file a withdrawal
                         circumstances, such as a            offer, and to thus offer to acquire the
                         compulsory acquisition of shares    shares of the minority.
                         described in the preceding
                         paragraph. Depending on the
                         circumstances, these laws and
                         policies seek to enhance minority
                         shareholder protections by
                         providing for such things as
                         independent valuations, approval
                         by a majority of the minority
                         shareholders concerned and
                         enhanced disclosure, and by
                         recommending the use of
                         independent directors to review
                         such matters.
 ------------------------------------------------------------------------------------------------------
 Shareholder Rights      Each of the Alcan Common Shares     Pechiney does not have a shareholder
   Plan                  carries one right to purchase       rights plan.
                         additional common shares pursuant
                         to the Company's Shareholder
                         Rights Plan. The terms of the
                         rights are contained in the
                         Shareholders Rights Agreement,
                         which is governed by the laws of
                         Ontario and Canada. The rights
                         expire in 2008, subject to
                         re-confirmation at the Annual
                         Meeting of Shareholders in 2005.
                         The rights under the rights plan
                         are not currently exercisable, nor
                         may they be separated from the
                         Alcan Common Shares. Subject to
                         specified exceptions and
                         qualifications, on the tenth
                         business

                                       ALCAN                                  PECHINEY
 ------------------------------------------------------------------------------------------------------
                         day after the first to occur of:
                         - the acquisition by a person or
                         group of affiliated or associated
                           persons of beneficial ownership
                           of 20% or more of Alcan's
                           outstanding voting shares; or
                         - a bid to acquire 20% or more of
                           Alcan's outstanding voting
                           shares,
                         holders of rights, with the
                         exception of the acquiring or
                         bidding party, will be entitled to
                         purchase from Alcan, upon payment
                         of the exercise price (currently
                         $200.00), the number of Alcan
                         Common Shares that can be
                         purchased for double the exercise
                         price, based on the market value
                         of the Alcan Common Shares at the
                         time the rights become
                         exercisable. At and after such
                         time the rights will also be
                         transferable separately from the
                         Alcan Common Shares. The exercise
                         price mentioned above is subject
                         to adjustment according to the
                         terms of the rights plan to
                         account for, among other things,
                         adjustments to the Alcan Common
                         Shares such as stock splits, stock
                         dividends and distributions to
                         shareholders.
                         The rights agreement has a
                         permitted bid feature which allows
                         a take-over bid to proceed without
                         the rights becoming exercisable,
                         provided that the bid meets
                         specified minimum specified
                         standards of fairness and
                         disclosure, even if the board of
                         directors of Alcan does not
                         support the bid.
                         The rights may be redeemed by the
                         board of directors of Alcan prior
                         to the expiration or
                         reauthorization of the rights
                         agreement, with the prior consent
                         of the holders of rights or Alcan
                         Common Shares, for $0.01 per
                         right. In addition, under
                         specified conditions, the board of
                         directors of Alcan may waive the
                         application of the rights
                         agreement for particular share
                         acquisitions or take-over bids,
                         and in that event the board of
                         directors of Alcan will be deemed
                         to have elected to redeem the
                         rights at $0.01 per right.

                        DIRECTORS AND EXECUTIVE OFFICERS


      INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS OF ALCAN AND PECHINEY

ALCAN

Based on the number of Alcan Common Shares issued and outstanding on July 31, 2003, the directors and officers of Alcan, individually and the group as a whole, held less than one percent of the issued and outstanding Alcan Common Shares.

PECHINEY

Pechiney's 2002 20-F states that, as of December 31, 2002, none of Pechiney's directors and executive officers held Pechiney securities that, combined with options to purchase Pechiney Common Shares they held, would have entitled them to beneficially own one percent or more of any class of Pechiney securities.


Alcan has not reviewed any contracts between Pechiney and its executive officers. However, Alcan understands that certain of such contracts provide for compensation to be paid in the event employment is terminated voluntarily or involuntarily following a change of control of Pechiney, and that consummation of the offers could constitute such a change of control.


   ADDITIONAL INFORMATION REGARDING ALCAN'S DIRECTORS AND EXECUTIVE OFFICERS


Each of the Directors of Alcan is a citizen of Canada, except for Mr. Travis Engen and Mr. William R. Loomis, Jr., who are citizens of the United States of America, Mr. Roland Berger and Mr. Gerhard Schulmeyer, who are citizens of the Federal Republic of Germany and Ms. Christine Morin-Postel, who is a citizen of the Republic of France.


Each of the Executive Officers of Alcan is a citizen of Canada, except for Mr. Travis Engen, Mr. Richard B. Evans, Mr. Brian W. Sturgell, Ms. Cynthia Carroll, Ms. Martha Finn Brooks and Mr. Thomas J. Harrington, who are citizens of the United States of America, Mr. Christopher Bark-Jones, who is a citizen of the United Kingdom, Mr. Kurt Wolfensberger, who is a citizen of Switzerland, and Mr. Armin Weinhold, who is a citizen of the Federal Republic of Germany.

                         MARKET PRICE AND DIVIDEND DATA

                                 MARKET PRICES

ALCAN

The principal trading markets for Alcan Common Shares are the New York Stock Exchange and The Toronto Stock Exchange. The table below sets forth, for the periods indicated, the reported high and low quoted prices of the Alcan shares on the New York Stock Exchange and The Toronto Stock Exchange.


                                                  NEW YORK STOCK           TORONTO STOCK
                                                  EXCHANGE PRICE        EXCHANGE PRICE PER
                                                 PER ALCAN SHARE            ALCAN SHARE
                                              ----------------------    -------------------
                                                HIGH          LOW         HIGH       LOW
                                              --------      --------    --------   --------
                                              (U.S. $)      (U.S. $)    (CAN $)    (CAN $)
2001
First Quarter...............................   39.86         33.00       61.76      49.45
Second Quarter..............................   48.50         35.50       73.70      56.37
Third Quarter...............................   43.76         28.95       67.50      45.50
Fourth Quarter..............................   37.56         28.94       59.25      46.95
2002
First Quarter...............................   41.78         34.53       65.73      55.60
Second Quarter..............................   40.00         35.27       62.95      53.61
Third Quarter...............................   37.04         23.87       56.11      37.76
Fourth Quarter..............................   32.05         23.39       50.10      37.25
2003
First Quarter...............................   31.97         26.45       49.29      39.08
Second Quarter..............................   32.74         27.48       44.21      39.75
Third Quarter...............................   39.55         30.01       53.25      41.48
Fourth Quarter (through October 23, 2003)...   42.52         39.30       56.40      54.42

PECHINEY

Pechiney Common Shares are listed for trading on the Premier Marche of Euronext Paris under the ISIN code FR0000132904. Pechiney ADSs are listed on the New York Stock Exchange. The table below sets forth, for the periods indicated, the reported high and low quoted prices of the Pechiney Common Shares on the Premier Marche of Euronext Paris and of the Pechiney ADSs on the New York Stock Exchange.


                                             PRICE PER PECHINEY
                                                COMMON SHARE         PRICE PER PECHINEY ADSS
                                             ------------------      ------------------------
                                              HIGH        LOW          HIGH            LOW
                                             ------      ------      ---------      ---------
                                             (EURO)      (EURO)      (U.S. $)       (U.S. $)
2001
First Quarter..............................  57.30       43.50         26.30          19.70
Second Quarter.............................  68.60       45.22         30.00          20.35
Third Quarter..............................  63.40       30.04         26.80          16.05
Fourth Quarter.............................  59.40       40.35         26.05          18.65
2002
First Quarter..............................  63.80       57.05         28.13          25.25
Second Quarter.............................  61.85       45.20         27.75          22.65
Third Quarter..............................  48.93       26.90         24.10          13.58
Fourth Quarter.............................  39.60       24.50         19.50          12.17
2003
First Quarter..............................  34.30       20.37         18.00          13.95
Second Quarter.............................  32.21       22.10         18.00          12.30
Third Quarter..............................  47.52       30.35         27.67          17.60
Fourth Quarter (through October 23,
  2003)....................................  47.97       47.21         28.32          27.38


Pechiney OCEANEs are listed for trading on the Premier Marche of Euronext Paris under the ISIN code FR0000188401. The table below sets forth, for the periods indicated, the reported high and low quoted prices of the Pechiney OCEANEs on Euronext Paris.


                                                                 PRICE PER
                                                              PECHINEY OCEANE
                                                              ---------------
                                                               HIGH     LOW
                                                              ------   ------
                                                              (EURO)   (EURO)
                                                              ------   ------
2002
Second Quarter (beginning April 4, 2002)....................  76.30    71.00
Third Quarter...............................................  72.00    63.00
Fourth Quarter..............................................  75.00    66.55
2003
First Quarter...............................................  75.85    69.00
Second Quarter..............................................  72.00    71.25
Third Quarter...............................................  83.06    76.29
Fourth Quarter (through October 23, 2003)...................  83.22    83.07

Pechiney Bonus Allocation Rights were listed for trading on the Premier Marche of Euronext Paris under the ISIN code FR0000951634 until August 4, 2003, and have since been trading over-the-counter. The table below sets forth, for the periods indicated, the reported high and low quoted prices of the Pechiney Bonus Allocation Rights on the Euronext Paris.


                                                                  PRICE PER
                                                               PECHINEY BONUS
                                                              ALLOCATION RIGHT
                                                              -----------------
                                                               HIGH       LOW
                                                              -------   -------
                                                              (EURO)    (EURO)
2003
Second Quarter (beginning June 3, 2003).....................   3.44      2.22
Third Quarter...............................................   4.85(1)   2.93(1)
Fourth Quarter (through October 23, 2003)...................     NA        NA


---------------


(1) Pechiney Bonus Allocation Rights were listed on Euronext Paris through August 4, 2003, and from that date continue to trade over-the-counter in limited trading.


                                   DIVIDENDS

Alcan. The following table sets forth the aggregate amounts of dividends paid on each Alcan Common Share in respect of the nine-month period ended September 30, 2003 and each of the five fiscal years ended December 31, 2002.

                                                                U.S. DOLLARS PER
                                                               ALCAN COMMON SHARE
                                                              ---------------------
Nine-month period ended September 30, 2003..................   0.45 (0.15 quarterly)
Year ended December 31,
  2002......................................................   0.60 (0.15 quarterly)
  2001......................................................   0.60 (0.15 quarterly)
  2000......................................................   0.60 (0.15 quarterly)
  1999......................................................   0.60 (0.15 quarterly)
  1998......................................................   0.60 (0.15 quarterly)

Pechiney. The following table sets forth the amounts of dividends paid on each Pechiney Common Share and the U.S. dollar equivalent of the amount of dividends paid on each Pechiney ADS for each of the five fiscal years ended December 31, 2002.

                                                        EURO PER PECHINEY   U.S. DOLLARS PER
                                                          COMMON SHARE      PECHINEY ADS(1)
                                                        -----------------   ----------------
Year ended December 31,
  2002................................................        1.00                0.52
  2001................................................        1.00                0.45
  2000................................................        1.00                0.47
  1999................................................        0.81                0.41
  1998................................................        0.80                0.47

---------------

(1) Translations of euro amounts into U.S. dollars were made at the Federal Reserve Bank of New York noon buying rate on the last trading day of the respective years.

                           VALIDITY OF THE SECURITIES

The validity of the Alcan Common Shares to be issued pursuant to the offer will be passed upon by Roy Millington, Alcan's Corporate Secretary. Certain Canadian tax consequences of the offer will be passed upon for Alcan by Hugh Berwick, Alcan's senior tax counsel. Certain U.S. and French tax consequences of the offer will be passed upon for Alcan by Sullivan & Cromwell LLP.

                                    EXPERTS


The consolidated financial statements of Alcan incorporated into this document by reference to the 2002 10-K have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP (Montreal, Canada), independent accountants, given on the authority of said firm as experts in auditing and accounting.



The consolidated financial statements of Pechiney incorporated into this document by reference to the 2002 20-F have been so incorporated in reliance on the report of PricewaterhouseCoopers Audit (Paris, France), independent accountants, given on the authority of said firm as experts in auditing and accounting.

                   ADDITIONAL INFORMATION FOR SECURITYHOLDERS

                      WHERE YOU CAN FIND MORE INFORMATION

Alcan files annual, quarterly and special reports and other information with the Securities and Exchange Commission. Pechiney files annual and special reports and certain other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site at the URL http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Pechiney ADSs and Alcan Common Shares are listed on the New York Stock Exchange and, consequently, the periodic reports, proxy statements and other information filed by Pechiney and Alcan with the SEC can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

Alcan has filed with the SEC a registration statement on Form S-4 to register the Alcan Common Shares that holders of Pechiney securities will receive following completion and acceptance of the offers. This prospectus does not contain all the information set forth in the registration statement, some parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, you should refer to the registration statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this prospectus, except for any information superseded by information contained in this prospectus. Information furnished under Item 9 or Item 12 of our current reports on Form 8-K is not incorporated by reference in this prospectus and Registration Statement. We furnished information under Item 12 of our current reports on Form 8-K filed on April 16, 2003 and July 22, 2003. This prospectus incorporates by reference the documents set forth below that Alcan and Pechiney have previously filed with the SEC. These documents contain important information about Alcan and Pechiney and their financial condition.


ALCAN SEC FILINGS (FILE NO. 1-3677)                                PERIOD
-----------------------------------                                ------
Annual Report on Form 10-K for the year ended   Year ended December 31, 2002
December 31, 2002, as amended (the "Annual
Report on Form 10-K"), including:
     - those portions of Alcan's Annual
       Report for the year ended December 31,
       2002, and
     - those portions of Alcan's Management
       Proxy Circular for the annual meeting
       of shareholders held on April 24,
       2003,
that are expressly incorporated by reference
in the Annual Report on Form 10-K
Quarterly Reports on Form 10-Q                  Quarters ended March 31, 2003, as amended,
                                                and June 30, 2003
Current Reports on Form 8-K                     Filed on January 21, 2003, May 2, 2003 (as
                                                amended), July 8, 2003, September 11, 2003,
                                                September 15, 2003 and October 22, 2003.



PECHINEY SEC FILINGS (FILE NO. 1-14110)                            PERIOD
---------------------------------------                            ------
Annual Report on Form 20-F, as amended          Year ended December 31, 2002
Reports of Foreign Private Issuer on Form 6-K   Filed on April 30, 2003, July 25, 2003 and
                                                July 30, 2003.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC after the date of the filing of any amendment to the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, and additional documents that we may file with the SEC after the date of this prospectus until the expiration of the U.S. offer except that we do not incorporate information furnished under item 9 or item 12 of our current reports on Form 8-K. We also incorporate by reference into this prospectus the financial information in the Report of Foreign Private Issuer on Form 6-K that Pechiney is expected to file with the SEC on or about November 4, 2003 in connection with its announcement of its results of operations for the three- and nine-month periods ended September 30, 2003.


You may obtain copies of any of the documents incorporated by reference into this prospectus through Alcan or the SEC. Alcan makes available free of charge through its Internet site, accessible at the URL http://www.alcan.com, all of Alcan's reports and other information filed with or furnished to the SEC by means of a hyperlink to the SEC's EDGAR database of electronic filings. Alcan also posts on its Internet site annual and quarterly reports filed with the SEC as soon as reasonably practicable after the reports are electronically filed with the SEC.

You may also obtain documents incorporated by reference into this prospectus at no cost by requesting them in writing or by telephone at the following address:

Alcan Inc.
1188 Sherbrooke Street West
Montreal, Quebec, Canada H3A 3G2
Attn: Secretary
Tel.: 514-848-8000.


If you would like to receive documents before the expiration of the U.S. offer, please make your request no later than November 20, 2003, two business days before the expiration date of the offers.



YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS TO DECIDE WHETHER TO PARTICIPATE IN THE U.S. OFFER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THAT WHICH IS CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS. THIS PROSPECTUS IS DATED OCTOBER 24, 2003. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS PROSPECTUS TO SHAREHOLDERS NOR THE ISSUANCE OF ALCAN COMMON SHARES IN THE OFFERS SHALL CREATE ANY IMPLICATIONS TO THE CONTRARY.

                           EXCHANGE RATE INFORMATION

The following tables show, for the periods indicated, information concerning the exchange rate between the U.S. dollar and the euro. The average rates presented in these tables were calculated by using the average of the exchange rates on the last day of each month during the relevant period. This information is provided solely for your information, and we do not represent that euros could be converted into U.S. dollars at these rates or at any other rate. These rates are not the rates used by Alcan or Pechiney in the preparation of their respective consolidated financial statements incorporated by reference into this prospectus.


The data provided in the following table is expressed in U.S. dollars per euro and is based on noon buying rates published by the Federal Reserve Bank of New York for the euro. On October 23, 2003, the exchange rate between the U.S. dollar and the euro expressed in U.S. dollar per euro was E1.00 = $1.1795. The data provided in the following table for the period prior to January 1999 is based on noon buying rates for the French franc converted into the euro at the fixed rate established by the European Council of Ministers of FF 6.55957 = E1.00.



YEAR ENDED DECEMBER 31,                            HIGH     LOW     AVERAGE   PERIOD END
-----------------------                           ------   ------   -------   ----------
1998...........................................      N/A      N/A      N/A      1.1739
1999...........................................   1.1812   1.0016   1.0653      1.0070
2000...........................................   1.0335   0.8270   0.9232      0.9388
2001...........................................   0.9535   0.8730   0.8952      0.8901
2002...........................................   1.0485   0.8594   0.9454      1.0485
2003 (through October 23, 2003)................   1.1870   1.0361   1.1170      1.1795



MONTHS IN 2002 AND 2003                            HIGH     LOW
-----------------------                           ------   ------
November........................................  1.0139   0.9895
December........................................  1.0485   0.9927
January.........................................  1.0861   1.0361
February........................................  1.0875   1.7080
March...........................................  1.1062   1.0545
April...........................................  1.1180   1.0621
May.............................................  1.1853   1.1200
June............................................  1.1870   1.1423
July............................................  1.1580   1.1164
August..........................................  1.1390   1.0871
September.......................................  1.1650   1.0845
October (through October 23, 2003)..............  1.1812   1.1596

                             SERVICE OF PROCESS AND
         ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

Alcan is a Canadian corporation. Most of Alcan's directors and officers, as well as certain experts named in this prospectus, are not citizens or residents of the United States and all or a substantial part of the assets of these individuals may be located outside the United States. Also, a large part of our assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these individuals or to realize against them or Alcan within the United States upon judgments of courts of the United States predicated upon civil liabilities under the Securities Act of 1933. Roy Millington, our Corporate Secretary, has advised us, however, that the civil liability provisions of that Act may be enforced in original actions taken in the Province of Quebec against us or any such individual, but judgments of United States courts predicated on such provisions will not be enforceable in the Province of Quebec unless they meet the requirements for the recognition and enforcement of foreign judgments under the Civil Code of Quebec.

                       WHO CAN HELP ANSWER MY QUESTIONS?

If you have more questions about this offer, you should contact the information agent at the address or telephone numbers set forth in the inside front cover of this prospectus under "Information Incorporated by Reference."

Additional copies of this prospectus, the letter of transmittal and the forms of acceptance may be obtained from the information agent, brokers, dealers, commercial banks or trust companies.


TO OBTAIN TIMELY DELIVERY OF THESE DOCUMENTS, YOU MUST REQUEST THEM NO LATER THAN NOVEMBER 20, 2003.

                                  (ALCAN LOGO)


                                   ALCAN INC.


               The U.S. ADR Exchange Agent for the U.S. Offer is:

                              THE BANK OF NEW YORK

           By Mail:              For Notice of Guaranteed Delivery        By Hand or Overnight Courier:
                                           By Facsimile:

 Tender & Exchange Department    (for Eligible Institutions Only)          Tender & Exchange Department
        P.O. Box 11248                    (212)-815-6433                        101 Barclay Street
    Church Street Station                                                  Receive and Deliver Window,
New York, New York 10286-1248       For confirmation telephone:                    Street Floor
                                          (212)-815-6212                     New York, New York 10286

                  The Information Agent for the U.S. Offer is:

                             D.F. KING & CO., INC.
                                 48 Wall Street
                            New York, New York 10005

                     Banks and Brokers Call: (212) 269-5550
                         Call Toll Free: (800) 488-8035

                   The Dealer Manager for the U.S. Offer is:

                                 MORGAN STANLEY
                       Morgan Stanley & Co. Incorporated
                                 1585 Broadway
                            New York, New York 10036
                                 (212) 761-7018

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

The Canada Business Corporations Act (the "Act"), the governing act to which Alcan Inc. (the "Corporation") is subject, provides that,

     (1) a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

     (2) a corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to paragraph (1). However, the individual shall repay the moneys if he or she does not fulfill the conditions of paragraph (3).

     (3) a corporation may not indemnify an individual under paragraph (1) unless the individual

        (a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation's request; and

        (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

     (4) A corporation may with the approval of a court indemnify a person referred to in paragraph (1), or advance moneys under paragraph (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual's association with the corporation or other entity as described in paragraph (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfils the conditions set out in paragraph (3).

     (5) Despite paragraph (1), an individual referred to in paragraph (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in paragraph
     (1), if the individual seeking indemnity:

        (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

        (b) fulfils the conditions set out in paragraph (3).

The Directors' Standing Resolution pertaining to indemnification of Directors and Officers of the Corporation represents, in general terms, the extent to which directors and officers may be indemnified by the Corporation under the Act. This resolution provides as follows:

"17. INDEMNITY (1) Subject to the limitations contained in the governing Act but without limit to the right of the Corporation to indemnify as provided for in the Act, the Corporation shall indemnify a Director or Officer, a former Director or Officer, or a person who acts or acted at the Corporation's request as a Director or Officer of a body corporate of which the Corporation is or was a Shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or at the Corporation's request on behalf of any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or other proceeding to which he is made a party by reason of being or having been a Director or Officer of the Corporation or such body corporate or by reason of having undertaken such liability.

(2) ADVANCE OF COSTS -- The Corporation shall advance moneys to a Director, Officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

(3) LIMITATION -- The Corporation may not indemnify an individual under subsection (1) unless the individual

     (a) acted honestly and in good faith with a view to the best interests of the Corporation; and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful."

The Corporation also has an insurance policy covering Directors and Officers of the Corporation and of its subsidiaries against certain liabilities which might be incurred by them in their capacities as such, but excluding those claims for which such insured persons could be indemnified by the Corporation or its subsidiaries.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENTS AND SCHEDULES.

(a) The following Exhibits are filed herewith unless otherwise indicated:

                                 EXHIBIT INDEX


                                                                        PAGINATION BY
                                                                         SEQUENTIAL
EXHIBIT                                                                   NUMBERING
NUMBER                            DESCRIPTION                              SYSTEM
-------                           -----------                           -------------
  3.1     Restated Articles of Incorporation, dated as of September
          12, 2002 (incorporated herein by reference to Exhibit 3 to the Quarterly Report on Form 10-Q of Alcan for the quarter ended September 30, 2002 (File No. 1-3677)).................
  3.2     By-law No. 1A (incorporated herein by reference to Exhibit
          3.5 to the Annual Report on Form 10-K of Alcan for the
          fiscal year ended December 31, 1987 (File No. 1-3677))......
  3.3     Amendments to By-law No. 1A (incorporated herein by
          reference to Exhibit 3.2 to the Quarterly Report on Form
          10-Q of Alcan for the quarter ended June 30, 2002 (File No.
          1-3677))....................................................
  4       Shareholder Rights Agreement, dated as of December 14, 1989, as amended and restated as of April 22, 1999, between Alcan
          Aluminum Limited and CIBC Mellon Trust Company, as rights
          agent (incorporated herein by reference to Schedule B of the
          Management Proxy Circular filed as Exhibit 99 to the Annual
          Report on Form 10-K for the fiscal year ended December 31,
          1998 (File No. 1-3677)).....................................
  5       Opinion of Roy Millington regarding validity of securities being
          registered*.................................................
  8.1     Opinion of Sullivan & Cromwell LLP regarding United States and French tax consequences of the offer*...................
  8.2     Opinion of Hugh Berwick regarding Canadian tax consequences of the offer*...............................................
 21       List of Subsidiaries of Alcan (incorporated herein by
          reference to Exhibit 21 to the Annual Report on Form 10-K
          for the fiscal year ended December 31, 2002, as amended
          (File No. 1-3677))..........................................
 23.1     Consent of PricewaterhouseCoopers LLP as auditors of the
          financial statements of Alcan...............................
 23.2     Consent of Roy Millington (included in the opinion filed as
          Exhibit 5 to this registration statement)...................
 23.3     Consent of Sullivan & Cromwell LLP (included in the opinion filed as Exhibit 8.1 to this registration statement)........
 23.4     Consent of Hugh Berwick (included in the opinion filed as
          Exhibit 8.2 to this registration statement).................

                                                                        PAGINATION BY
                                                                         SEQUENTIAL
EXHIBIT                                                                   NUMBERING
NUMBER                            DESCRIPTION                              SYSTEM
-------                           -----------                           -------------
 23.5     Consent of PricewaterhouseCoopers Audit as auditors of the financial statements of Pechiney............................
 24.1     Powers of Attorney of Directors of Alcan Inc. signing by an attorney-in-fact*...........................................
 24.2     Power of Attorney of the authorized representative in the
          United States of America of Alcan Inc. signing by an
          attorney-in-fact*...........................................
 99.1     Letter of Transmittal (Pechiney ADSs).......................
 99.2     Notice of Guaranteed Delivery (Pechiney ADSs)...............
 99.3     Letter to Brokers, Dealers, Commercial Banks, Trust
          Companies and Other Nominees (Pechiney ADSs)................
 99.4     Letter to Clients for Use by Brokers, Dealers, Commercial
          Banks, Trust Companies and Other Nominees (Pechiney ADSs)...
 99.5     Guidelines for Certification of Taxpayer Identification
          Number on Substitute Form W-9...............................
 99.6     Form of Acceptance for Pechiney Common Shares...............
 99.7     Form of Acceptance for Pechiney Bonus Allocation Rights.....
 99.8     Form of Acceptance for Pechiney OCEANEs.....................
 99.9     Technical Notice to French Financial Intermediaries and U.S.
          Custodians (Pechiney Common Shares, Pechiney Bonus
          Allocation Rights and Pechiney OCEANEs).....................
 99.10    Letter to Clients for Use by Brokers, Dealers, Commercial
          Banks, Trust Companies and Other Nominees (Pechiney Common
          Shares, Pechiney Bonus Allocation Rights and Pechiney
          OCEANEs)....................................................
 99.11    Consent of Morgan Stanley & Co. International Ltd. .........
 99.12    Consent of Lazard Freres Banque ............................
 99.13    Agreement, dated as of September 12, 2003, between Alcan
          Inc. and Pechiney*..........................................
 99.14    Letter, dated September 12, 2003, on behalf of Alcan Inc. to
          Pechiney regarding Pechiney's stock option plans............


---------------

  * Previously filed.

(b) Financial Statement Schedules

Not Applicable.

ITEM 22.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total U.S. dollar value of securities offered would not exceed that which was registered) and any derivation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (5) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (6) That, for the purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montreal, Canada, on October 24, 2003.


                                          Alcan Inc.

                                          By: /s/ TRAVIS ENGEN
                                            ------------------------------------
                                          Name: Travis Engen
                                          Title: President and Chief Executive
                                          Officer


Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on October 24, 2003:



                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

                 /s/ TRAVIS ENGEN                   President, Chief Executive Officer   October 24, 2003
 ------------------------------------------------    and Director (Principal Executive
                   Travis Engen                                  Officer)

                        *                                        Director                October 24, 2003
 ------------------------------------------------
                  Roland Berger

                        *                                        Director                October 24, 2003
 ------------------------------------------------
                L. Denis Desautels

                        *                           Chairman of the Board of Directors   October 24, 2003
 ------------------------------------------------
                 L. Yves Fortier

                        *                                        Director                October 24, 2003
 ------------------------------------------------
              William R. Loomis, Jr.

                                                                 Director
 ------------------------------------------------
              Christine Morin-Postel

                        *                                        Director                October 24, 2003
 ------------------------------------------------
                   J.E. Newall

                        *                                        Director                October 24, 2003
 ------------------------------------------------
                 Guy Saint-Pierre

                        *                                        Director                October 24, 2003
 ------------------------------------------------
                Gerhard Schulmeyer

                        *                                        Director                October 24, 2003
 ------------------------------------------------
                 Paul M. Tellier

                                                                 Director
 ------------------------------------------------
                  Milton K. Wong

             /s/ GEOFFERY E. MERSZEI                Executive Vice President and Chief   October 24, 2003
 ------------------------------------------------      Financial Officer (Principal
               Geoffery E. Merszei                          Financial Officer)

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----


             /s/ THOMAS J. HARRINGTON                  Vice President and Controller     October 24, 2003
 ------------------------------------------------     (Principal Accounting Officer)
               Thomas J. Harrington

                        *                            Authorized Representative in the    October 24, 2003
 ------------------------------------------------        United States of America
               William H. Jairrels


 *By:               /s/ ROY MILLINGTON                                                   October 24, 2003
        ------------------------------------------
            Roy Millington as Attorney-in-fact

                                 EXHIBIT INDEX


                                                                         PAGINATION BY
                                                                          SEQUENTIAL
EXHIBIT                                                                    NUMBERING
NUMBER                            DESCRIPTION                               SYSTEM
-------                           -----------                            -------------
     3.1  Restated Articles of Incorporation, dated as of September
          12, 2002 (incorporated herein by reference to Exhibit 3 to the Quarterly Report on Form 10-Q of Alcan for the quarter ended September 30, 2002 (File No. 1-3677)).................
     3.2  By-law No. 1A (incorporated herein by reference to Exhibit
          3.5 to the Annual Report on Form 10-K of Alcan for the
          fiscal year ended December 31, 1987 (File No. 1-3677))......
     3.3  Amendments to By-Law No. 1A (incorporated herein by
          reference to Exhibit 3.2 to the Quarterly Report on Form
          10-Q of Alcan for the quarter ended June 30, 2002 (File No.
          1-3677))....................................................
     4    Shareholder Rights Agreement, dated as of December 14, 1989, as amended and restated as of April 22, 1999, between Alcan
          Aluminum Limited and CIBC Mellon Trust Company, as rights
          agent (incorporated herein by reference to Schedule B of the
          Management Proxy Circular filed as Exhibit 99 to the Annual
          Report on Form 10-K for the fiscal year ended December 31,
          1998 (File No. 1-3677)).....................................
     5    Opinion of Roy Millington regarding validity of securities being registered*...........................................
     8.1  Opinion of Sullivan & Cromwell LLP regarding United States and French tax consequences of the offer*...................
     8.2  Opinion of Hugh Berwick regarding Canadian tax consequences of the offer*...............................................
    21    List of Subsidiaries of Alcan (incorporated herein by
          reference to Exhibit 21 to the Annual Report on Form 10-K
          for the fiscal year ended December 31, 2002, as amended
          (File No. 1-3677))..........................................
    23.1  Consent of PricewaterhouseCoopers LLP as auditors of the financial statements of Alcan...............................
    23.2  Consent of Roy Millington (included in the opinion filed as
          Exhibit 5 to this registration statement)...................
    23.3  Consent of Sullivan & Cromwell LLP (included in the opinion filed as Exhibit 8.1 to this registration statement)........
    23.4  Consent of Hugh Berwick (included in the opinion filed as
          Exhibit 8.2 to this registration statement).................
    23.5  Consent of PricewaterhouseCoopers Audit as auditors of the financial statements of Pechiney............................
    24.1  Powers of Attorney of Directors of Alcan Inc. signing by an attorney-in-fact*...........................................
    24.2  Power of Attorney of the authorized representative in the
          United States of America of Alcan Inc. signing by an
          attorney-in-fact*...........................................
    99.1  Letter of Transmittal (Pechiney ADSs).......................
    99.2  Notice of Guaranteed Delivery (Pechiney ADSs)...............
    99.3  Letter to Brokers, Dealers, Commercial Banks, Trust
          Companies and Other Nominees (Pechiney ADSs)................
    99.4  Letter to Clients for Use by Brokers, Dealers, Commercial
          Banks, Trust Companies and Other Nominees (Pechiney ADSs)...
    99.5  Guidelines for Certification of Taxpayer Identification
          Number on Substitute Form W-9...............................

                                                                         PAGINATION BY
                                                                          SEQUENTIAL
EXHIBIT                                                                    NUMBERING
NUMBER                            DESCRIPTION                               SYSTEM
-------                           -----------                            -------------
    99.6  Form of Acceptance for Pechiney Common Shares...............
    99.7  Form of Acceptance for Pechiney Bonus Allocation Rights.....
    99.8  Form of Acceptance for Pechiney OCEANEs.....................
    99.9  Technical Notice to French Intermediaries and U.S.
          Custodians (Pechiney Common Shares, Pechiney Bonus
          Allocation Rights and Pechiney OCEANEs).....................
    99.10 Letter to Clients for Use by Brokers, Dealers, Commercial
          Banks, Trust Companies and Other Nominees (Pechiney Common
          Shares, Pechiney Bonus Allocation Rights and Pechiney
          OCEANEs)....................................................
    99.11 Consent of Morgan Stanley & Co. International Ltd. .........
    99.12 Consent of Lazard Freres Banque.............................
    99.13 Agreement, dated as of September 12, 2003, between Alcan
          Inc. and Pechiney*..........................................
    99.14 Letter, dated September 12, 2003, on behalf of Alcan Inc. to
          Pechiney regarding Pechiney's stock option plans............


---------------

  * Previously filed.

                                       E-2